FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-276033-07

Dated January 17, 2025	BBCMS 2025-C32
Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2025-C32
$999,736,508 (Approximate Mortgage Pool Balance)

$859,773,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2025-C32

Barclays Capital Real Estate Inc.

Argentic Real Estate Finance 2 LLC

Societe Generale Financial Corporation

Wells Fargo Bank, National Association

BSPRT CMBS Finance, LLC

UBS AG

German American Capital Corporation

Bank of Montreal

Starwood Mortgage Capital LLC

Greystone Commercial Mortgage Capital LLC

Zions Bancorporation, N.A.

KeyBank National Association

Citi Real Estate Funding Inc.

Mortgage Loan Sellers

Barclays	BMO Capital Markets	Citigroup
Deutsche Bank Securities	KeyBanc Capital Markets	Société Générale
UBS Securities LLC		Wells Fargo Securities
Co-Lead Managers and Joint Bookrunners
Academy Securities Co-Manager		Drexel Hamilton Co-Manager
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated January 17, 2025	BBCMS 2025-C32

This material is for your information, and none of Barclays Capital Inc., KeyBanc Capital Markets Inc., SG Americas Securities, LLC, Deutsche Bank Securities Inc., UBS Securities LLC, BMO Capital Markets Corp., Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Academy Securities, Inc. or Drexel Hamilton, LLC (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-276033-07) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2025-C32 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

Structural and Collateral Term Sheet	BBCMS 2025-c32
Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (S&P/ Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support(3)	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
A-1	AAA(sf) / AAAsf / AAA(sf)	$10,063,000	$9,650,000	$413,000	30.000%	3.01	3/25-2/30	40.9%	17.4%
A-3	AAA(sf) / AAAsf / AAA(sf)	$16,952,000	$16,256,000	$696,000	30.000%	8.26	5/33-5/33	40.9%	17.4%
A-4	AAA(sf) / AAAsf / AAA(sf)	(7)	(7)	(7)	30.000%	(7)	(7)	40.9%	17.4%
A-5	AAA(sf) / AAAsf / AAA(sf)	(7)	(7)	(7)	30.000%	(7)	(7)	40.9%	17.4%
A-SB	AAA(sf) / AAAsf / AAA(sf)	$18,800,000	$18,029,000	$771,000	30.000%	7.24	2/30-5/34	40.9%	17.4%
X-A(8)	AAA(sf) / AAAsf / AAA(sf)	$699,815,000	$671,120,000	$28,695,000	N/A	N/A	N/A	N/A	N/A
A-S	AA(sf) / AAAsf / AAA(sf)	$67,482,000	$64,715,000	$2,767,000	23.250%	9.93	1/35-1/35	44.8%	15.9%
B	AA-(sf) / AAsf / AA+(sf)	$38,740,000	$37,151,000	$1,589,000	19.375%	9.93	1/35-1/35	47.1%	15.1%
C	A-(sf) / A-sf / A+(sf)	$53,736,000	$51,532,000	$2,204,000	14.000%	9.93	1/35-1/35	50.2%	14.2%

Privately Offered Certificates(9)

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support(3)	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
X-B(10)	A-(sf) / A-sf / AAA(sf)	$159,958,000	$153,398,000	$6,560,000	N/A	N/A	N/A	N/A	N/A
X-D(11)	BBB-(sf) / NR / AAA(sf)	$48,737,000	$46,737,000	$2,000,000	N/A	N/A	N/A	N/A	N/A
X-F(12)	BB(sf) / NR / BBB-(sf)	$26,243,000	$25,167,000	$1,076,000	N/A	N/A	N/A	N/A	N/A
X-G(13)	BB-(sf) / NR / BB-(sf)	$19,995,000	$19,175,000	$820,000	N/A	N/A	N/A	N/A	N/A
D	BBB(sf) / NR / A-(sf)	$32,491,000	$31,158,000	$1,333,000	10.750%	9.93	1/35-1/35	52.1%	13.7%
E	BBB-(sf) / NR / BBB+(sf)	$16,246,000	$15,579,000	$667,000	9.125%	9.93	1/35-1/35	53.1%	13.4%
F	BB(sf) / NR / BBB-(sf)	$26,243,000	$25,167,000	$1,076,000	6.500%	9.93	1/35-1/35	54.6%	13.0%
G	BB-(sf) / NR / BB-(sf)	$19,995,000	$19,175,000	$820,000	4.500%	9.93	1/35-1/35	55.8%	12.8%
J-RR	B+(sf) / NR / B-(sf)	$9,997,000	$9,587,000	$410,000	3.500%	9.93	1/35-1/35	56.4%	12.6%
K-RR	NR / NR / NR	$34,991,508	$33,556,000	$1,435,508	0.000%	9.94	1/35- 2/35	58.4%	12.2%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A, Class X-B, Class X-D, Class X-F or Class X-G Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(2)	On the Closing Date, Argentic Real Estate Finance 2 LLC (a sponsor and an affiliate of the special servicer) will act as “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules) and cause a majority-owned affiliate to purchase from the underwriters and the initial purchasers the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, as set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount”, as further described in “Credit Risk Retention” in the Preliminary Prospectus. The initial retained amount of each class of certificates is subject to change based on the final pricing of all certificates and is expected to be approximately 4.1000% of the certificate balance or notional amount, as applicable, of each class of certificates (other than the Class R Certificates) as of the Closing Date.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, are represented in the aggregate.
(4)	Assumes 0% CPR / 0% CDR and a February 12, 2025 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated January 21, 2025 (the “Preliminary Prospectus”).
(5)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(6)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

Structural and Collateral Term Sheet	BBCMS 2025-c32
Indicative Capital Structure
(7)	The exact initial certificate balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-4 and Class A-5 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 Certificates is expected to be approximately $654,000,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Approximate Initial Available Certificate Balance	Expected Range of Approximate Initial Retained Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-4	$0 - $286,758,000	$0 - $275,000,000	$0 - $11,758,000	N/A – 9.73	N/A / 5/34 – 12/34
Class A-5	$367,242,000– $654,000,000	$352,185,000 - $627,185,000	$15,057,000– $26,815,000	9.87 – 9.80	12/34-1/35 / 5/34-1/35
(8)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate of the Certificate Balances of the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates outstanding from time to time.
(9)	The Classes of Certificates set forth under “Privately Offered Certificates” are not being offered by the Preliminary Prospectus or this Term Sheet. The Class R Certificates are not shown above.
(10)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate of the Certificate Balances of the Class A-S, Class B and Class C Certificates outstanding from time to time.
(11)	The Notional Amount of the Class X-D Certificates will be equal to the aggregate of the Certificate Balances of the Class D and Class E Certificates outstanding from time to time.
(12)	The Notional Amount of the Class X-F Certificates will be equal to the Certificate Balance of the Class F Certificates outstanding from time to time.
(13)	The Notional Amount of the Class X-G Certificates will be equal to the Certificate Balance of the Class G Certificates outstanding from time to time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Structural and Collateral Term Sheet	BBCMS 2025-C32
Summary of Transaction Terms
Securities Offered:	$859,773,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., KeyBanc Capital Markets Inc., SG Americas Securities, LLC, Deutsche Bank Securities Inc., UBS Securities LLC, BMO Capital Markets Corp., Wells Fargo Securities, LLC and Citigroup Global Markets Inc.
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC.
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (15.2%), Argentic Real Estate Finance 2 LLC (“AREF2”) (23.1%), Societe Generale Financial Corporation (“SGFC”) (14.4%), Wells Fargo Bank, National Association (“WFB”) (9.3%), BSPRT CMBS Finance, LLC (“BSPRT”) (8.2%), UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) (7.0%), German American Capital Corporation (“GACC”) (5.1%), Bank of Montreal (“BMO”) (4.2%), Starwood Mortgage Capital LLC (“SMC”) (3.4%), Greystone Commercial Mortgage Capital LLC (“GCMC”) (3.0%), Zions Bancorporation, N.A. (“ZBNA”) (2.6%), Citi Real Estate Funding Inc. (“CREFI”) (2.6%) and KeyBank National Association (“KeyBank”) (2.0%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.
Special Servicer:	Argentic Services Company LP.
Directing Certificateholder:	Argentic Securities Income USA 2 LLC.
Trustee:	Computershare Trust Company, National Association.
Certificate Administrator:	Computershare Trust Company, National Association.
Operating Advisor:	Park Bridge Lender Services LLC.
Asset Representations Reviewer:	Park Bridge Lender Services LLC.
Rating Agencies:	S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
U.S. Credit Risk Retention:

For a discussion on the manner in which AREF2, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements for the Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

Argentic Real Estate Finance 2 LLC, the retaining sponsor, intends to cause Argentic Securities Holdings 2 Cayman Limited, a majority-owned affiliate, to retain (i) an “eligible horizontal residual interest”, in the form of certificates which will be comprised of the Class J-RR and Class K-RR certificates (other than the portion that comprises the VRR Interest) representing approximately 0.9702% of the fair value, as of the Closing Date, of all of the ABS interests issued, and (ii) an “eligible vertical interest”, in the form of certificates representing approximately 4.1000% of the certificate balance, notional amount or percentage interest of each class of Certificates (other than the Class R certificates) in a manner that satisfies the U.S. credit risk retention requirements. Under the U.S. credit risk retention rules, Argentic Real Estate Finance 2 LLC or the applicable majority-owned affiliate will be permitted to transfer the horizontal risk retention certificates to a subsequent third-party purchaser. For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about February 12, 2025.
Cut-off Date:	With respect to each mortgage loan, the related due date in February 2025, or in the case of any mortgage loan that has its first due date after February 2025, the date that would have been its due date in February 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in March 2025.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in March 2025.
Assumed Final Distribution Date:	The Distribution Date in February 2035 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in February 2062.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-B, Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class J-RR, Class K-RR and Class R Certificates (the “Privately Offered Certificates” and together with the Publicly Offered Certificates, the “Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Structural and Collateral Term Sheet	BBCMS 2025-C32
Summary of Transaction Terms
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg, L.P., Trepp, LLC, BlackRock Financial Management, Inc., Interactive Data Corp., CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealInsight, Thomson Reuters Corporation, DealView Technologies Ltd., KBRA Analytics, LLC, CRED iQ and Recursion Co.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Structural and Collateral Term Sheet	BBCMS 2025-C32
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans(1)	Number of Mortgaged Properties(1)	Roll-up Aggregate Cut-off Date Balance	% of IPB
AREF2	8	24	$230,537,280	23.1%
Barclays	6	6	$151,637,000	15.2%
SGFC	8	8	$143,610,946	14.4%
WFB	3	3	$93,000,000	9.3%
BSPRT	2	3	$82,270,000	8.2%
UBS AG	3	11	$69,900,000	7.0%
GACC	3	5	$50,600,000	5.1%
BMO	3	3	$42,200,000	4.2%
SMC	4	4	$33,810,732	3.4%
GCMC	3	5	$30,150,620	3.0%
ZBNA	3	3	$26,100,000	2.6%
CREFI	2	2	$25,887,430	2.6%
KeyBank	5	5	$20,032,500	2.0%
Total:	49	77	$999,736,508	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$999,736,508
Number of Mortgage Loans:	49
Number of Mortgaged Properties:	77
Average Cut-off Date Balance per Mortgage Loan:	$20,402,786
Weighted Average Current Mortgage Rate:	6.82980%
10 Largest Mortgage Loans as % of IPB:	56.3%
Weighted Average Remaining Term to Maturity:	118 months
Weighted Average Seasoning:	2 months
Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	1.60x
Weighted Average UW NOI Debt Yield(2)(4):	12.2%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4)(5):	58.4%
Weighted Average Maturity Date LTV(2)(4)(5):	56.6%
Other Statistics
% of Mortgage Loans with Additional Debt:	0.0%
% of Mortgage Loans with Single Tenants(6):	5.1%
% of Mortgage Loans secured by Multiple Properties:	30.8%
Amortization
Weighted Average Original Amortization Term(7):	366 months
Weighted Average Remaining Amortization Term(7):	365 months
% of Mortgage Loans with Interest-Only:	65.0%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	22.2%
% of Mortgage Loans with Amortizing Balloon:	12.8%
Lockboxes(8)
% of Mortgage Loans with Hard Lockboxes:	42.8%
% of Mortgage Loans with Soft Lockboxes:	28.5%
% of Mortgage Loans with Springing Lockboxes:	27.9%
% of Mortgage Loans with No Lockbox:	0.7%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	80.4%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	32.9%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	75.5%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(9):	53.8%
(1)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties does not equal the aggregate due to certain loans being contributed by multiple loan sellers. There are three loans with multiple loan sellers being contributed to the pool comprised of four mortgaged properties, added to the count of each applicable mortgage loan seller.
(2)	In the case of Loan Nos. 1, 2, 5, 14 and 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 25, the Cut-off Date LTV, Maturity Date LTV and the UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a holdback reserve. Please see the Annex A-1 footnotes for further details.
(5)	In the case of Loan Nos. 8, 9, 15 and 23, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(6)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.
(7)	Excludes mortgage loans that are interest-only for the entire term.
(8)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus. In the case of Loan Nos. 2 and 3, the mortgage loans are structured with a soft lockbox for residential tenants and a hard lockbox for commercial tenants and is considered a Soft Lockbox for the calculations shown.
(9)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, mixed use, other and industrial properties.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Structural and Collateral Term Sheet	BBCMS 2025-C32
Collateral Characteristics
Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller(s)	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units / Spaces	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
1	Shops at Mission Viejo	Mission Viejo, CA	Barclays, SGFC, CREFI	1	$90,000,000	9.0%	1,012,005	Retail	1.69x	13.4%	52.4%	49.5%
2	Greene Town Center	Beavercreek, OH	AREF2, WFB	1	$89,000,000	8.9%	917,757	Mixed Use	1.53x	13.0%	63.5%	57.0%
3	Metro Portfolio	Owings Mills, MD	BSPRT	2	$70,000,000	7.0%	427,385	Mixed Use	1.47x	11.1%	55.8%	55.8%
4	Winn-Dixie Industrial Portfolio	Various, Various	UBS AG, GACC	2	$60,000,000	6.0%	2,011,406	Industrial	1.68x	12.1%	67.9%	67.9%
5	MIC Parking Portfolio	Various, Various	AREF2	7	$51,974,180	5.2%	5,189	Other	1.31x	11.3%	51.2%	47.8%
6	Aspen Grove	Warminster, PA	SGFC	1	$47,000,000	4.7%	456	Multifamily	1.46x	9.9%	62.3%	62.3%
7	The Barlow Market District	Sebastopol, CA	WFB	1	$42,500,000	4.3%	180,675	Mixed Use	1.39x	9.7%	58.2%	58.2%
8	Natson G6 Portfolio Pool 1	Various, Various	AREF2	7	$39,600,000	4.0%	852	Hospitality	1.73x	14.5%	58.7%	58.7%
9	Natson G6 Portfolio Pool 2	Various, Various	AREF2	5	$37,000,000	3.7%	675	Hospitality	1.73x	14.6%	58.7%	58.7%
10	RTC Amazon	Redmond, WA	Barclays	1	$36,150,000	3.6%	111,368	Office	1.92x	13.2%	61.2%	61.2%

	Top 3 Total/Weighted Average			4	$249,000,000	24.9%			1.57x	12.6%	57.3%	54.0%
	Top 5 Total/Weighted Average			13	$360,974,180	36.1%			1.55x	12.3%	58.2%	55.4%
	Top 10 Total/Weighted Average			28	$563,224,180	56.3%			1.58x	12.3%	58.8%	57.0%
	Non-Top 10 Total/Weighted Average(2)			49	$436,512,328	43.7%			1.62x	12.0%	57.9%	56.0%
(1)	In the case of Loan Nos. 1, 2 and 5, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(2)	In the case of Loan No. 25, the Cut-off Date LTV, Maturity Date LTV and the UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a holdback reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Structural and Collateral Term Sheet	BBCMS 2025-C32
Collateral Characteristics
Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller(s)	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	Shops at Mission Viejo	Barclays, SGFC, CREFI	$90,000,000	$180,000,000	BBCMS 2025-C32	Midland	Argentic	Future Securitization(s)	$90,000,000
2	Greene Town Center	AREF2, WFB	$89,000,000	$106,250,000	BBCMS 2025-C32	Midland	Argentic	Future Securitization(s)	$17,250,000
5	MIC Parking Portfolio	AREF2	$51,974,180	$75,462,511	BBCMS 2025-C32	Midland	Argentic	Future Securitization(s)	$23,500,000
14	Phoenix Industrial Portfolio XII	UBS AG	$22,500,000	$52,500,000	(1)	(1)	(1)	Future Securitization(s)	$30,000,000
19	SOMO Village	WFB	$18,000,000	$63,000,000	MSWF 2023-1	Wells	Argentic	MSWF 2023-1	$45,000,000
(1)	In the case of Loan No. 14, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the BBCMS 2025-C32 pooling and servicing agreement. Upon the securitization of the related controlling pari passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future transaction, which servicing agreement will become the controlling pooling/trust and servicing agreement. The initial controlling noteholder is one of the originators of the related whole loan or an affiliate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Structural and Collateral Term Sheet	BBCMS 2025-C32
Collateral Characteristics
Additional Debt Summary

None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Structural and Collateral Term Sheet	BBCMS 2025-C32
Collateral Characteristics
Mortgaged Properties by Type(1)
					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV(2)(4)(5)
Mixed Use	Retail / Multifamily / Office	1	$89,000,000	8.9%	1.53x	13.0%	63.5%	57.0%
	Multifamily / Retail	1	45,382,775	4.5	1.47x	11.1%	55.8%	55.8%
	Retail / Industrial	1	42,500,000	4.3	1.39x	9.7%	58.2%	58.2%
	Office / Retail	2	32,867,225	3.3	1.54x	11.6%	58.0%	58.0%
	Industrial / Office	1	18,000,000	1.8	1.26x	10.5%	62.7%	59.1%
	Subtotal:	6	$227,750,000	22.8%	1.47x	11.6%	60.1%	57.3%
Retail	Anchored	8	$125,738,416	12.6%	1.47x	10.8%	65.1%	63.7%
	Super Regional Mall	1	90,000,000	9.0	1.69x	13.4%	52.4%	49.5%
	Shadow Anchored	1	5,887,430	0.6	1.59x	12.2%	61.0%	61.0%
	Single Tenant	1	3,950,620	0.4	2.77x	21.9%	24.9%	19.5%
	Subtotal:	11	$225,576,466	22.6%	1.59x	12.1%	59.2%	57.2%
Multifamily	Garden	10	$131,130,946	13.1%	1.42x	10.4%	59.3%	56.4%
	Independent Living	1	18,900,000	1.9	2.03x	12.8%	54.9%	54.9%
	Age Restricted	1	8,837,000	0.9	1.58x	10.4%	52.0%	52.0%
	Mid Rise	1	5,450,000	0.5	1.25x	8.6%	67.3%	67.3%
	Subtotal:	13	$164,317,946	16.4%	1.49x	10.6%	58.6%	56.4%
Hospitality	Limited Service	8	$62,890,732	6.3%	1.84x	15.4%	57.3%	55.4%
	Extended Stay	7	55,600,000	5.6	1.71x	14.3%	57.7%	57.7%
	Select Service	1	14,500,000	1.5	2.24x	17.5%	51.6%	51.6%
	Subtotal:	16	$132,990,732	13.3%	1.83x	15.2%	56.9%	55.9%
Industrial	Warehouse / Distribution	7	$46,870,763	4.7%	1.63x	12.0%	61.5%	61.1%
	Warehouse / Cold Storage	1	31,500,000	3.2	1.68x	12.1%	67.9%	67.9%
	Flex	1	15,000,000	1.5	1.35x	10.2%	71.4%	71.4%
	R&D / Flex	1	6,244,685	0.6	1.80x	16.9%	41.6%	34.2%
	Manufacturing	2	4,662,999	0.5	1.60x	11.7%	48.1%	48.1%
	Warehouse	1	3,301,238	0.3	1.60x	11.7%	48.1%	48.1%
	Subtotal:	13	$107,579,685	10.8%	1.61x	12.0%	62.6%	62.0%
Other	Parking	7	$51,974,180	5.2%	1.31x	11.3%	51.2%	47.8%
	Leased Fee	1	7,300,000	0.7	1.48x	10.4%	54.5%	54.5%
	Subtotal:	8	$59,274,180	5.9%	1.33x	11.2%	51.6%	48.6%
Self Storage	Self Storage	7	$41,997,500	4.2%	2.09x	13.6%	44.9%	44.9%
	Subtotal:	7	$41,997,500	4.2%	2.09x	13.6%	44.9%	44.9%
Office	Suburban	1	$36,150,000	3.6%	1.92x	13.2%	61.2%	61.2%
	Subtotal:	1	$36,150,000	3.6%	1.92x	13.2%	61.2%	61.2%
Manufactured Housing	Manufactured Housing	2	$4,100,000	0.4%	1.32x	9.1%	59.2%	59.2%
	Subtotal:	2	$4,100,000	0.4%	1.32x	9.1%	59.2%	59.2%
Total / Weighted Average:		77	$999,736,508	100.0%	1.60x	12.2%	58.4%	56.6%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 5, 14 and 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 25, the Cut-off Date LTV, Maturity Date LTV and the UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a holdback reserve. Please see the Annex A-1 footnotes for further details.
(5)	In the case of Loan Nos. 8, 9, 15 and 23, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Structural and Collateral Term Sheet	BBCMS 2025-C32
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV(2)(4)(5)
California	7	$200,887,430	20.1%	1.69x	12.7%	53.3%	51.7%
Ohio	3	$95,842,418	9.6%	1.51x	12.9%	62.6%	56.3%
Pennsylvania	7	$91,129,388	9.1%	1.52x	10.9%	60.0%	59.3%
Maryland	4	$83,950,000	8.4%	1.48x	11.0%	55.8%	55.8%
Florida	8	$80,975,000	8.1%	1.73x	13.4%	63.0%	63.0%
Wisconsin	8	$56,368,855	5.6%	1.33x	10.5%	57.1%	50.5%
Louisiana	4	$54,500,000	5.5%	1.69x	11.9%	61.0%	61.0%
Virginia	2	$38,600,000	3.9%	1.62x	11.4%	64.8%	64.8%
Arizona	3	$37,464,416	3.7%	1.81x	13.9%	57.9%	55.6%
Illinois	3	$37,408,317	3.7%	1.45x	11.7%	53.6%	51.5%
Washington	1	$36,150,000	3.6%	1.92x	13.2%	61.2%	61.2%
New York	3	$33,187,000	3.3%	1.78x	11.5%	56.2%	56.2%
Texas	5	$32,945,732	3.3%	1.45x	12.9%	62.9%	58.6%
Georgia	4	$30,052,000	3.0%	1.50x	12.3%	62.2%	60.7%
Massachusetts	2	$24,625,000	2.5%	1.73x	14.6%	58.7%	58.7%
South Carolina	1	$13,024,000	1.3%	1.49x	10.9%	69.3%	69.3%
North Carolina	2	$11,500,000	1.2%	1.33x	11.4%	60.6%	57.2%
Tennessee	2	$8,405,364	0.8%	1.67x	11.4%	48.7%	48.7%
Colorado	1	$8,128,211	0.8%	1.31x	11.3%	51.2%	47.8%
Michigan	2	$6,700,000	0.7%	1.41x	9.7%	58.6%	58.6%
Oklahoma	1	$6,506,204	0.7%	1.31x	11.3%	51.2%	47.8%
Indiana	2	$5,319,209	0.5%	1.43x	11.5%	50.0%	47.9%
Hawaii	1	$4,293,549	0.4%	1.31x	11.3%	51.2%	47.8%
Kentucky	1	$1,774,415	0.2%	1.60x	11.7%	48.1%	48.1%
Total / Weighted Average:	77	$999,736,508	100.0%	1.60x	12.2%	58.4%	56.6%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 5, 14 and 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 25, the Cut-off Date LTV, Maturity Date LTV and the UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a holdback reserve. Please see the Annex A-1 footnotes for further details.
(5)	In the case of Loan Nos. 8, 9, 15 and 23, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Structural and Collateral Term Sheet	BBCMS 2025-C32
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
$2,497,500	-	$9,999,999	20	$118,353,444	11.8%	6.88428%	118	1.64x	12.4%	55.1%	52.0%
$10,000,000	-	$14,999,999	10	121,358,885	12.1%	6.82444%	118	1.58x	12.4%	60.3%	57.2%
$15,000,000	-	$19,999,999	4	67,900,000	6.8%	6.49792%	113	1.70x	11.8%	57.0%	56.1%
$20,000,000	-	$29,999,999	4	95,000,000	9.5%	6.67671%	117	1.59x	11.6%	56.0%	56.0%
$30,000,000	-	$39,999,999	4	146,650,000	14.7%	7.09918%	118	1.75x	13.4%	60.9%	60.9%
$40,000,000	-	$54,999,999	3	141,474,180	14.2%	7.05749%	119	1.38x	10.4%	57.0%	55.7%
$55,000,000	-	$90,000,000	4	309,000,000	30.9%	6.69893%	118	1.59x	12.5%	59.4%	56.7%
Total / Weighted Average:			49	$999,736,508	100.0%	6.82980%	118	1.60x	12.2%	58.4%	56.6%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
5.93000	-	5.99900	2	$10,950,620	1.1%	5.93722%	117	3.28x	21.7%	26.9%	24.9%
6.00000	-	6.49900	7	143,605,048	14.4%	6.37941%	118	1.74x	12.0%	58.5%	57.9%
6.50000	-	6.99900	27	632,556,898	63.3%	6.72322%	118	1.56x	11.8%	59.0%	57.0%
7.00000	-	7.49900	8	107,814,346	10.8%	7.28830%	118	1.55x	12.7%	62.1%	60.8%
7.50000	-	7.99999	4	98,418,864	9.8%	7.68558%	118	1.50x	12.9%	53.5%	51.2%
8.00000	-	8.11500	1	6,390,732	0.6%	8.11500%	119	1.41x	15.9%	64.6%	45.7%
Total / Weighted Average:			49	$999,736,508	100.0%	6.82980%	118	1.60x	12.2%	58.4%	56.6%

Original Term to Maturity or ARD in Months

				Weighted Average
Original Term to Maturity or ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
120	49	$999,736,508	100.0%	6.82980%	118	1.60x	12.2%	58.4%	56.6%
Total / Weighted Average:	49	$999,736,508	100.0%	6.82980%	118	1.60x	12.2%	58.4%	56.6%

Remaining Term to Maturity or ARD in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
99	-	113	3	$25,150,620	2.5%	6.60000%	103	1.52x	12.4%	55.6%	52.1%
114	-	117	12	223,898,891	22.4%	6.64476%	116	1.47x	11.4%	62.6%	58.9%
118	-	120	34	750,686,997	75.1%	6.89269%	119	1.64x	12.4%	57.2%	56.0%
Total / Weighted Average:			49	$999,736,508	100.0%	6.82980%	118	1.60x	12.2%	58.4%	56.6%
(1)	In the case of Loan Nos. 1, 2, 5, 14 and 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 25, the Cut-off Date LTV, Maturity Date LTV and the UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a holdback reserve. Please see the Annex A-1 footnotes for further details.
(4)	In the case of Loan Nos. 8, 9, 15 and 23, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Structural and Collateral Term Sheet	BBCMS 2025-C32
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
Interest Only	33	$649,835,930	65.0%	6.78416%	118	1.66x	12.1%	58.8%	58.8%
240	1	6,390,732	0.6%	8.11500%	119	1.41x	15.9%	64.6%	45.7%
300	2	10,195,305	1.0%	7.14071%	116	2.18x	18.8%	35.1%	28.5%
360	11	270,145,946	27.0%	6.71074%	116	1.50x	12.3%	59.0%	53.9%
384	1	11,194,416	1.1%	7.04000%	119	1.20x	9.6%	70.5%	63.0%
420	1	51,974,180	5.2%	7.75500%	118	1.31x	11.3%	51.2%	47.8%
Total / Weighted Average:	49	$999,736,508	100.0%	6.82980%	118	1.60x	12.2%	58.4%	56.6%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
Interest Only			33	$649,835,930	65.0%	6.78416%	118	1.66x	12.1%	58.8%	58.8%
239	-	298	2	10,341,352	1.0%	7.28792%	116	1.93x	18.2%	49.4%	35.7%
299	-	355	1	6,244,685	0.6%	7.89400%	119	1.80x	16.9%	41.6%	34.2%
356	-	358	5	48,610,946	4.9%	6.79085%	117	1.28x	10.3%	58.5%	50.9%
359	-	360	6	221,535,000	22.2%	6.69316%	116	1.55x	12.8%	59.1%	54.6%
361	-	418	2	63,168,596	6.3%	7.62829%	118	1.29x	11.0%	54.6%	50.5%
Total / Weighted Average:			49	$999,736,508	100.0%	6.82980%	118	1.60x	12.2%	58.4%	56.6%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
Interest Only	33	$649,835,930	65.0%	6.78416%	118	1.66x	12.1%	58.8%	58.8%
Interest Only, Amortizing Balloon	6	221,535,000	22.2%	6.69316%	116	1.55x	12.8%	59.1%	54.6%
Amortizing Balloon	10	128,365,578	12.8%	7.29667%	118	1.36x	11.6%	55.1%	48.6%
Total / Weighted Average:	49	$999,736,508	100.0%	6.82980%	118	1.60x	12.2%	58.4%	56.6%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
1.20x	-	1.29x	10	$104,075,362	10.4%	6.82906%	114	1.27x	10.2%	62.1%	56.8%
1.30x	-	1.49x	16	313,921,411	31.4%	6.99035%	118	1.41x	10.6%	59.4%	58.3%
1.50x	-	1.79x	15	464,994,430	46.5%	6.77872%	118	1.65x	12.9%	58.9%	57.1%
1.80x		1.99x	2	42,394,685	4.2%	6.91851%	119	1.90x	13.7%	58.3%	57.2%
2.00x	-	2.49x	4	63,400,000	6.3%	6.50550%	119	2.18x	15.2%	49.2%	49.2%
2.50x	-	3.57x	2	10,950,620	1.1%	5.93722%	117	3.28x	21.7%	26.9%	24.9%
Total / Weighted Average:			49	$999,736,508	100.0%	6.82980%	118	1.60x	12.2%	58.4%	56.6%
(1)	In the case of Loan Nos. 1, 2, 5, 14 and 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 25, the Cut-off Date LTV, Maturity Date LTV and the UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a holdback reserve. Please see the Annex A-1 footnotes for further details.
(4)	In the case of Loan Nos. 8, 9, 15 and 23, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Structural and Collateral Term Sheet	BBCMS 2025-C32
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
24.9%	-	49.9%	7	$76,295,305	7.6%	6.54425%	118	2.12x	15.0%	43.1%	42.2%
50.0%	-	54.9%	9	220,611,180	22.1%	6.89831%	118	1.65x	12.6%	52.3%	50.3%
55.0%	-	59.9%	12	272,012,898	27.2%	7.08221%	118	1.54x	12.0%	57.4%	56.3%
60.0%	-	64.9%	12	249,351,210	24.9%	6.71689%	116	1.52x	11.9%	62.9%	59.2%
65.0%	-	71.4%	9	181,465,916	18.2%	6.64334%	118	1.51x	10.9%	67.6%	66.9%
Total / Weighted Average:			49	$999,736,508	100.0%	6.82980%	118	1.60x	12.2%	58.4%	56.6%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
19.5%	-	49.9%	10	$224,660,216	22.5%	6.94144%	119	1.74x	13.5%	49.3%	46.5%
50.0%	-	59.9%	23	476,167,946	47.6%	6.87228%	117	1.56x	12.2%	58.2%	55.9%
60.0%	-	64.9%	9	141,036,846	14.1%	6.75213%	118	1.54x	11.1%	63.5%	62.4%
65.0%	-	71.4%	7	157,871,500	15.8%	6.61218%	118	1.55x	11.0%	67.5%	67.5%
Total / Weighted Average:			49	$999,736,508	100.0%	6.82980%	118	1.60x	12.2%	58.4%	56.6%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
Defeasance	34	$827,055,562	82.7%	6.86931%	118	1.59x	12.3%	58.8%	57.1%
Yield Maintenance	15	172,680,946	17.3%	6.64058%	118	1.62x	11.6%	56.3%	54.1%
Total / Weighted Average:	49	$999,736,508	100.0%	6.82980%	118	1.60x	12.2%	58.4%	56.6%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
Refinance	36	$754,025,394	75.4%	6.86258%	117	1.57x	12.1%	57.0%	54.7%
Acquisition	12	239,111,115	23.9%	6.73457%	118	1.68x	12.3%	63.2%	62.7%
Recapitalization	1	6,600,000	0.7%	6.53500%	118	1.69x	11.3%	48.9%	48.9%
Total / Weighted Average:	49	$999,736,508	100.0%	6.82980%	118	1.60x	12.2%	58.4%	56.6%
(1)	In the case of Loan Nos. 1, 2, 5, 14 and 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 25, the Cut-off Date LTV, Maturity Date LTV and the UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a holdback reserve. Please see the Annex A-1 footnotes for further details.
(4)	In the case of Loan Nos. 8, 9, 15 and 23, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

Structural and Collateral Term Sheet	BBCMS 2025-C32
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
2	AREF2, WFB	Greene Town Center	Beavercreek, OH	Mixed Use	$89,000,000	8.9%	CGCMT 2014-GC21
8.01	AREF2	M6 Framingham	Framingham, MA	Hospitality	$10,800,000	1.1%	MOTEL 2017-MTL6
8.03	AREF2	M6 Kissimmee	Kissimmee, FL	Hospitality	$5,400,000	0.5%	MOTEL 2021-MTL6
8.04	AREF2	S6 Kissimmee	Kissimmee, FL	Hospitality	$5,100,000	0.5%	MOTEL 2021-MTL6
8.07	AREF2	M6 Ft Pierce	Fort Pierce, FL	Hospitality	$3,200,000	0.3%	MOTEL 2017-MTL6
9.01	AREF2	M6 Leominster	Leominster, MA	Hospitality	$13,825,000	1.4%	MOTEL 2017-MTL6
9.03	AREF2	M6 Cutler Bay	Miami, FL	Hospitality	$5,550,000	0.6%	MOTEL 2021-MTL6
9.04	AREF2	S6 Hampton	Hampton, VA	Hospitality	$4,700,000	0.5%	BXMT 2017-FL1
9.05	AREF2	M6 Winter Park	Orlando, FL	Hospitality	$3,725,000	0.4%	MOTEL 2021-MTL6
12	SGFC	Whitman Square	Philadelphia, PA	Retail	$28,000,000	2.8%	CGCMT 2015-GC27
15	GACC	Homewood Suites Carlsbad	Carlsbad, CA	Hospitality	$21,500,000	2.2%	JPMBB 2015-C27
23	ZBNA	Hampton Inn & Suites Prescott Valley	Prescott Valley, AZ	Hospitality	$14,000,000	1.4%	COMM 2015-CR22
24	AREF2	Bluffton Retail Center	Bluffton, SC	Retail	$13,024,000	1.3%	COMM 2013-CR10
25	SMC	Pebble Walk Apartments	Houston, TX	Multifamily	$12,520,000	1.3%	MSC 2020-HR8
36	KeyBank	Storage Outlet - Gardena	Gardena, CA	Self Storage	$7,000,000	0.7%	WFCM 2015-C28
44	GCMC	Lowe's - Altoona PA	Altoona, PA	Retail	$3,950,620	0.4%	GSMS 2014-GC22
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Structural and Collateral Term Sheet	BBCMS 2025-C32
Structural Overview
■ Assets:

The Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class J-RR, Class K-RR and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.

■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interesT on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of Available Funds (as defined in the Preliminary Prospectus): first, to the Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class J-RR and Class K-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class J-RR and Class K-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class D and Class E Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-F Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class F Certificates for the related Distribution Date.

The pass-through rate for the Class X-G Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class G Certificates for the related Distribution Date.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:	On any Distribution Date prior to the Cross-Over Date, the payments in respect of principal of the Principal Balance Certificates will be distributed:
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Structural and Collateral Term Sheet	BBCMS 2025-C32
Structural Overview

first, to the Class A-SB Certificates, until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex E to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-5 Certificates until the Certificate Balance of such Class is reduced to zero, and sixth, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class J-RR and Class K-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, the payments in respect of principal of the Principal Balance Certificates will be distributed to the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class J-RR and Class K-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B, Class X-D, Class X-F and Class X-G Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates, the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D and Class E Certificates, the notional amount of the Class X-F Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class F Certificates and the notional amount of the Class X-G Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class G Certificates.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class J-RR and Class K-RR Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates as described above, (3) to the Class X-B Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, Class B and Class C Certificates as described above, (4) to the Class X-D Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D and Class E Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

Structural and Collateral Term Sheet	BBCMS 2025-C32
Structural Overview

over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class D and Class E Certificates as described above, (5) to the Class X-F Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class F Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class F Certificates as described above, and (6) to the Class X-G Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No yield maintenance charges or prepayment premiums will be distributed to the Class R Certificates.

■ Realized Losses:

On each Distribution Date, the losses on the mortgage loans will be allocated first to the Class K-RR, Class J-RR, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances and with respect to any Whole Loan with one or more subordinate companion loans, first to the related Subordinate Companion Loan(s) in order of relative subordination until their principal balances have been reduced to zero and then to the related mortgage loan and any related Pari Passu Companion loans (if any), pro rata, based on their respective principal balances.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property, (b) the amount of any escrows and letters of credit and reserves and (c) all insurance and casualty proceeds and condemnation awards that are collateral for the related mortgage loan; over the sum as of the due date in the month of the date of determination of (a) to the extent not previously advanced, unpaid interest at the mortgage rate, (b) all P&I Advances on the mortgage loan and all servicing advances on the related mortgage loan or Serviced Whole Loan not reimbursed from the proceeds and interest on those advances, and (c) all due and unpaid real estate taxes, insurance premiums, ground rents, unpaid special servicing fees and other amounts due and unpaid.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, the Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class K-RR Certificates for certain purposes, including certain voting rights and the determination of the Controlling Class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class K-RR Certificates; second, to the Class J-RR Certificates; third, to the Class G Certificates; fourth, to the Class F Certificates; fifth, to the Class E Certificates; sixth, to the Class D Certificates; seventh, to the Class C Certificates; eighth, to the Class B Certificates; ninth, to the Class A-S Certificates; and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount will be notionally allocated, pro rata, between the related mortgage loan and the related serviced Pari Passu Companion Loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction Amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on any mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction Amount for that mortgage loan and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan, minus the Appraisal Reduction Amount and the denominator of which is the then-outstanding principal balance of the mortgage loan immediately prior to the related Distribution Date. The Master Servicer will not make any principal or interest advances with respect to any companion loan.
■ Whole Loans:	Each of the mortgaged properties identified above under “Collateral Characteristics—Pari Passu Companion Loan Summary” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Pari Passu Companion Loan Summary” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.
■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts; second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan), if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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after consulting on a non-binding basis with the risk retention consultation party, in each case, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan, and the holder of a subordinate Companion Loan may have the option to purchase the related whole loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy) for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, the risk retention consultation party, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, master servicer, special servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

The Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender) and taking into account the pari passu or subordinate nature of any Company Loan, so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan, included in the BBCMS 2025-C32 Trust, and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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applicable special servicer will be required to follow procedures substantially similar to those set forth above.
■ Control Eligible Certificates:	Class J-RR and Class K-RR.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the Loan-Specific Directing Certificateholder and (ii) with respect to each Mortgage Loan (other than any Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement and (ii) the certificate administrator and the other parties to the Pooling and Servicing Agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Directing Certificateholder.

With respect to any mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” is (1) with respect to the Directing Certificateholder, a mortgage loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which, as of any date of determination, (a) the Directing Certificateholder (except for purposes of determining whether a Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Loan with respect to the related Loan-Specific Directing Certificateholder) is a Borrower Party or (b) the holder of the majority of the Controlling Class is a Borrower Party or (2) with respect to the Risk Retention Consultation Party, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans or Subordinate Companion Loans pursuant to the related intercreditor agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement (or, in the case of Non-Serviced Whole Loans with Subordinate Companion Loans, the holder of the related Subordinate Companion Loan), as applicable.
■ Directing Certificateholder:	Argentic Securities Income USA 2 LLC is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the Excluded Loans and any Servicing Shift Mortgage Loans).
■ Controlling Class:

The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class K-RR Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class among the Control Eligible Certificates that has an aggregate principal balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.

■ Control Termination Event:

A “Control Termination Event” will occur when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans; and provided, further, that prior to the applicable Servicing Shift Date, no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a mortgage loan. With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such mortgage loan performed by the applicable servicer responsible therefore pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■ Consultation Termination Event:

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, however, that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans; provided, further, that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■ Risk Retention Consultation Party	A risk retention consultation party may be appointed by the holder or holders of more than 50% of the VRR Interest by Certificate Balance. The holder of the majority of the VRR Interest will have a continuing right to appoint, remove or replace a risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. As of the closing date, there will be no Risk Retention Consultation Party.
■ Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur with respect to any mortgage loan or Serviced Whole Loan when the Certificate Balances of the Class J-RR and Class K-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is reduced to 25% or less of the initial Certificate Balances of such classes in the aggregate.
■ Appraised-Out Class:	Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) that has been reduced to less than 25% of its initial Certificate Balance
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. Any Appraised-Out Class requesting a supplemental appraisal are not

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-C32
Structural Overview
permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.
■ Operating Advisor:

The Operating Advisor will initially be Park Bridge Lender Services LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

▪                   reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

▪             reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

▪                reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

▪              preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on a “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

▪                to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports; and

▪                to consult (on a non-binding basis) with the Special Servicer to the extent it has received a Major Decision Reporting Package with respect to Major Decisions processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates representing a majority of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates whose

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C32
Structural Overview
holders voted on the matter (provided that the holders of the Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the Voting Rights on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.
■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of the Rating Agencies has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, a Risk Retention Consultation Party, the Retaining Parties, any subsequent third party purchaser, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates); (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loan, any companion loan or securities backed by a companion loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Operating Advisor and Asset Representations Reviewer (to the extent it also acts as the Asset Representations Reviewer). Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 17 C.F.R. 246.2 of the Credit Risk Retention Rules.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

Structural and Collateral Term Sheet	BBCMS 2025-C32
Structural Overview

of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the aggregate Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review (as defined in the Preliminary Prospectus) within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the Certificate Administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) such vote has occurred within 150 after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer (as defined in the Preliminary Prospectus), and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or the Controlling Class Certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning Special Servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of the related voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Structural and Collateral Term Sheet	BBCMS 2025-C32
Structural Overview
■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event, upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2025-C32 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Structural and Collateral Term Sheet	BBCMS 2025-C32
Structural Overview

Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10-D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2025-C32

With a copy to: trustadministrationgroup@computershare.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Structural and Collateral Term Sheet	BBCMS 2025-C32
Structural Overview

(B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments (other than penalty charges) of principal and interest on the respective mortgage loan for so long as it remains a corrected loan, subject to a maximum of $1,000,000 in the aggregate with respect to any particular corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) equal to $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced loan or REO property (except with respect to any non-serviced mortgage loan) as to which the Special Servicer obtains a full or partial recovery of the related asset). The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.0% of the liquidation proceeds (exclusive of default interest) subject to a maximum of $1,000,000; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer if a mortgage loan or Serviced Whole Loan becomes a specially serviced loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the related maturity date as a result of the related mortgage loan or Serviced Whole Loan being refinanced or otherwise repaid in full.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Structural and Collateral Term Sheet	BBCMS 2025-C32
Structural Overview

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

▪                special notices,

▪                summaries of any final asset status reports,

▪                appraisals in connection with Appraisal Reduction Events (as defined in the Preliminary Prospectus) plus any second appraisals ordered,

▪                an “Investor Q&A Forum,”

▪                a voluntary investor registry, and

▪                SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Structural and Collateral Term Sheet	BBCMS 2025-C32
No. 1 – Shops at Mission Viejo

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Structural and Collateral Term Sheet	BBCMS 2025-C32
No. 1 – Shops at Mission Viejo

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Structural and Collateral Term Sheet	BBCMS 2025-C32
No. 1 – Shops at Mission Viejo

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Structural and Collateral Term Sheet	BBCMS 2025-C32
No. 1 – Shops at Mission Viejo
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays, SGFC, CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$90,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$90,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	9.0%	Net Rentable Area (SF)(4):	1,012,005
Loan Purpose:	Refinance	Location:	Mission Viejo, CA
Borrower:	Shops at Mission Viejo, LLC	Year Built / Renovated:	1979 / 2000, 2021
Borrower Sponsors:	Simon Property Group, L.P and Institutional Mall Investors LLC	Occupancy:	89.8%
Interest Rate:	6.72500%	Occupancy Date:	10/23/2024
Note Date:	12/4/2024	4th Most Recent NOI (As of):	$25,868,237 (12/31/2021)
Maturity Date:	1/1/2035	3rd Most Recent NOI (As of):	$24,750,051 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	$25,221,490 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of)(5):	$24,142,803 (9/30/2024)
Original Amortization Term:	360 months	UW Economic Occupancy:	85.7%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$32,946,299
Call Protection(2):	L(25),D(88),O(7)	UW Expenses:	$8,771,579
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$24,174,721
Additional Debt(1):	Yes	UW NCF:	$23,570,815
Additional Debt Balance(1):	$90,000,000	Appraised Value / Per SF:	$343,600,000 / $340
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/30/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$178
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$168
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	52.4%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	49.5%
TI/LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.69x
Gap Rent Reserve:	$429,705	$0	N/A	UW NOI Debt Yield:	13.4%
Outstanding TI/LC:	$1,981,224	$0	N/A
Major Tenant Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$180,000,000	62.8%	Loan Payoff	$282,626,868	98.5%
Borrower Sponsor Equity	106,843,216	37.2	Upfront Reserves	2,410,929	0.8
			Closing Costs	1,805,418	0.6
Total Sources	$286,843,216	100.0%	Total Uses	$286,843,216	100.0%
(1)	The Shops at Mission Viejo Mortgage Loan (as defined below) is part of a whole loan evidenced by 10 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $180.0 million (the “Shops at Mission Viejo Whole Loan”). The Financial Information in the chart above reflects the Shops at Mission Viejo Whole Loan.
(2)	The lockout period will be at least 25 months beginning with and including the first payment date on February 1, 2025. Defeasance of the Shops at Mission Viejo Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”) and (ii) January 1, 2028 (the “Permitted Release Date”). The assumed lockout period is based on the anticipated closing date of the BBCMS 2025-C32 securitization in February 2025. The actual lockout period may be longer. If the Permitted Release Date has occurred but the REMIC Prohibition Period has not yet occurred, the borrower may prepay the Shops at Mission Viejo Whole Loan in whole, but not in part, provided that such prepayment includes an amount equal to the yield maintenance premium.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	The Shops at Mission Viejo Property (as defined below) is part of a larger retail development consisting of a total of 1,236,320 square feet (“SF”). Macy’s operates 193,500 SF at the Shops at Mission Viejo Property through a ground lease and has another suite consisting of 224,315 SF that is not part of the collateral.
(5)	The decrease from 2nd Most Recent NOI to Most Recent NOI is primarily driven by occupancy (including temporary tenants) decreasing from 98.0% as of the end of 2023 to 96.3% as of October 23, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Structural and Collateral Term Sheet	BBCMS 2025-C32
No. 1 – Shops at Mission Viejo

The Loan. The Shops at Mission Viejo mortgage loan (the “Shops at Mission Viejo Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a super-regional mall located in Mission Viejo, California (the “Shops at Mission Viejo Property”). The Shops at Mission Viejo Whole Loan consists of 10 pari passu promissory notes and accrues interest at a rate of 6.72500% per annum on an Actual/360 basis. The Shops at Mission Viejo Whole Loan has a 10-year term and is interest only for the first 60 months followed by amortization based on a 30 year schedule for the remaining term. The Shops at Mission Viejo Whole Loan was co-originated by Barclays, SGFC and CREFI. The Shops at Mission Viejo Mortgage Loan is evidenced by controlling Note A-1-1 and non-controlling Notes A-1-4 and A-1-5, contributed by Barclays, non-controlling Note A-2-2, contributed by CREFI, and non-controlling Note A-3-1, contributed by SGFC, with an aggregate original principal balance of $90,000,000. The remaining notes are currently held by Barclays, SGFC and CREFI or their respective affiliates and are expected to be contributed to one or more future securitization trust(s). The Shops at Mission Viejo Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-C32 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$35,000,000	$35,000,000	BBCMS 2025-C32	Yes
A-1-2(1)	$25,000,000	$25,000,000	Barclays	No
A-1-3(1)	$15,000,000	$15,000,000	Barclays	No
A-1-4	$10,000,000	$10,000,000	BBCMS 2025-C32	No
A-1-5	$5,000,000	$5,000,000	BBCMS 2025-C32	No
A-2-1(1)	$25,000,000	$25,000,000	CREFI	No
A-2-2	$20,000,000	$20,000,000	BBCMS 2025-C32	No
A-3-1	$20,000,000	$20,000,000	BBCMS 2025-C32	No
A-3-2(1)	$15,000,000	$15,000,000	SGFC	No
A-3-3(1)	$10,000,000	$10,000,000	SGFC	No
Whole Loan	$180,000,000	$180,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Shops at Mission Viejo Property is a Class A, two-story, enclosed super-regional mall on a 66.70-acre site in Mission Viejo in Orange County, California. The Shops at Mission Viejo Property consists of a 1,012,005 square foot portion of a larger retail development consisting of 1,236,320 total SF. The Shops at Mission Viejo Property benefits from three anchor tenants: two Macy’s units (one of which is collateral), Dick’s Sporting Goods (“Dick’s”) and Nordstrom. Notable inline tenants include, among others, Apple, Tesla, Sephora, Lululemon, Steve Madden, Pandora and J. Crew. Food and beverage offerings at the food court include SmashBurger, Chipotle Mexican Grill and Cheesecake Factory. One Macy‘s unit representing 224,315 SF is not part of the collateral. The Shops at Mission Viejo Property was constructed in 1979 and was most recently renovated in 2021 that involved a $17.6 million interior and exterior redevelopment of the Dick’s space to allow for Dick’s to take occupancy on a build-to-suit basis.

As of October 23, 2024, the Shops at Mission Viejo Property was 89.8% leased to 116 unique tenants (excluding temporary tenants), including one medical office tenant (1.0% of underwritten base rent). Other than the three retail anchor tenants and one medical office tenant, no other tenant accounts for greater than 2.1% of net rentable area and 3.9% of underwritten base rent. In the trailing-12 month period ending September 30, 2024, the tenants at the Shops at Mission Viejo Property generated approximately $245.0 million in total sales (excluding Tesla, whose sales have been excluded from all sales data due to historical reporting variances in methodology), with comparable inline sales of $566 per square foot (less than 10,000 SF excluding Apple and Tesla) and $665 per square foot (less than 10,000 SF).

The Shops at Mission Viejo Property has benefitted from positive leasing momentum with 11 unique tenants totaling 43,868 SF (4.3% of collateral SF) and approximately $1.8 million of underwritten rent (9.2% of total underwritten rent) of recently executed leases since the beginning of 2024. Such new leasing includes two major tenants, Round 1 Bowling and Amusement and Uniqlo, collectively representing 32,196 SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Structural and Collateral Term Sheet	BBCMS 2025-C32
No. 1 – Shops at Mission Viejo

Major Retail Tenants.

Macy’s (193,500 SF; 19.1% of NRA; 0.0% of underwritten base rent): Founded in 1858 and headquartered in New York, New York, Macy’s (Fitch/Moody’s/S&P: BBB-/Ba2/BB+) is a department store chain that operates approximately 735 stores in the United States as well as Guam and Puerto Rico. Macy’s has three banners that include Macy’s, bluemercury and Bloomingdale’s (and accompanying e-commerce sites), which sell men's, women's and children's apparel and accessories, cosmetics and home furnishings, among other merchandise. Macy’s, as ground lessee, occupies the Shops at Mission Viejo Property pursuant to a ground lease from the borrower, as ground lessor, with an expiration date of February 2030 and has five, 10-year renewal options remaining with no termination options. Ground rent will remain $10 during any renewal periods. Simon Property Group, L.P. (“Simon”) estimated Macy’s sales to be $11,100,000, or $57 per square foot, for the 193,500 SF of collateral space and $20,100,000, or $90 per square foot, for the 224,315 SF of non-collateral space from the trailing-12 month period through September 2024. The 224,315 SF non-collateral space is occupied by Macy’s pursuant to a ground lease through 2069. Macy’s has been in occupancy of such space since the Shops at Mission Viejo Property opened in 1977.

Nordstrom (165,000 SF; 16.3% of NRA; 0.0% of underwritten base rent): Nordstrom (Fitch/Moody’s/S&P: BB+/Ba2/BB) was founded in 1901 as a retail shoe business in Seattle, Washington. Nordstrom is a leading fashion designer offering clothing, shoes and accessories for men, women and kids. Nordstrom has more than 350 Nordstrom, Nordstrom Local and Nordstrom Rack locations. Nordstrom was added to the Shops at Mission Viejo Property upon executing a ground lease in January 1999 that was part of a significant renovation and expansion with an original cost of $20 million. The ground lease has an initial expiration date on February 2030. Nordstrom has seven, 10-year extension options remaining. Ground rent will remain $1 during any renewal periods. For the trailing-12 month period through September 2024, Nordstrom reported sales of approximately $49.4 million, which equates to approximately $297 per square foot.

Dick's (80,000 SF; 7.9% of NRA; 7.9% of underwritten base rent): Dick’s (Fitch/Moody's/S&P: NR/Baa2/BBB) was founded in 1948 as a bait-and-tackle shop in Binghamton, New York, and has since grown to become an omnichannel sporting goods retailer, with a primary focus on sports equipment, apparel, footwear and accessories. Headquartered in Coraopolis, Pennsylvania, Dick’s offers a wide range of products through its main and specialty concept stores, including Dick’s Sporting Goods, Public Lands, Moosejaw and Going Going Gone!. Dick’s has been in occupancy at the Shops at Mission Viejo Property since May 2020 and has a lease expiration date of January 2032. Dick’s has three, five-year extension options remaining. For the trailing-12 month period through September 2024, Dick’s reported sales of approximately $19.1 million, which equates to approximately $239 per square foot.

Major Medical Office Tenant.

Welltower Mission Viejo Medical (104,500 SF; 10.3% of NRA; 1.0% of underwritten base rent): Welltower Mission Viejo Medical (“Welltower”) is an outparcel medical office that is being operated as an outpatient center with a focus on cancer care. The medical office also includes an array of health and medical services in partnership with Providence Mission Viejo Hospital that is located adjacent to Welltower. Providence Mission Viejo Hospital is the largest employer in the city of Mission Viejo and is currently undergoing a $712 million expansion. Welltower is a real estate investment trust and S&P 500 company headquartered in Toledo, Ohio. Welltower invests with senior housing operators, post-acute providers and health systems to fund the real estate infrastructure needed for health care operations. Founded in 1970, Welltower currently has a portfolio of over 430 medical properties totaling approximately 26 million square feet with locations across all 50 states. Welltower, as ground lessee, occupies the Shops at Mission Viejo Property pursuant to a ground lease from the borrower, as ground lessor, with an expiration date of January 2074 with two, 10-year renewal options remaining.

Historical and Current Occupancy(1)
	2019	2020	2021	2022	2023	Current(2)
Inc. Temp Tenants	88.7%	96.6%	95.3%	98.5%	98.8%	96.3%
Excl. Temp Tenants	85.2%	90.6%	88.4%	88.2%	90.8%	89.8%
(1)	Based on December 31 of each respective year.
(2)	Based on the underwritten rent roll as of October 23, 2024. Temporary tenants are underwritten as vacant, however, income from such tenants is included in underwritten income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Structural and Collateral Term Sheet	BBCMS 2025-C32
No. 1 – Shops at Mission Viejo
Top Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(1)	UW Base Rent(1)	% of Total UW Base Rent(1)	Lease Expiration Date
Anchor Tenants
Macy’s(3)	NR/Ba2/BB+	193,500	19.1%	$0.00	$10	0.0%	2/2/2030
Nordstrom(3)	BB+/Ba2/BB	165,000	16.3%	$0.00	$0	0.0%	2/28/2030
Dick’s	NR/Baa2/BBB	80,000	7.9%	$19.50	$1,560,000	7.9%	1/31/2032
Anchor Tenants Subtotal / Wtd. Avg.		438,500	43.3%	$3.56	$1,560,010	7.9%

Medical Office Tenant
Welltower(3)	NR/Baa1/BBB+	104,500	10.3%	$1.89	$198,000	1.0%	1/31/2074

Major Tenants
Old Navy	NR/NR/NR	21,196	2.1%	$22.64	$479,945	2.4%	1/31/2026
Round 1 Bowling and Amusement	NR/NR/NR	20,465	2.0%	$37.63	$770,000	3.9%	1/31/2035
Forever 21	NR/NR/NR	13,141	1.3%	$11.78	$154,757	0.8%	1/31/2027
Uniqlo(4)	NR/NR/NR	11,731	1.2%	$37.30	$437,566	2.2%	8/31/2035
The Gap/Gap Body	NR/B1/BB	10,617	1.0%	$59.94	$636,422	3.2%	1/31/2027
Pottery Barn	NR/NR/NR	10,048	1.0%	$35.64	$358,138	1.8%	1/31/2025
Express Men	NR/NR/NR	9,748	1.0%	$14.53	$141,638	0.7%	1/31/2029
Abercrombie & Fitch	NR/NR/BB	9,350	0.9%	$40.88	$382,222	1.9%	1/31/2026
Tenshoppe	NR/NR/NR	8,681	0.9%	$25.43	$220,758	1.1%	11/30/2025
Victoria's Secret	NR/B1/BB-	7,709	0.8%	$41.23	$317,842	1.6%	1/31/2033
Major Tenants Subtotal / Wtd. Avg.		122,686	12.1%	$31.78	$3,899,289	19.6%
Remaining Occupied		243,443	24.1%	$58.31	$14,194,421	71.5%
Occupied Collateral Total / Wtd. Avg.		909,129	89.8%	$21.84	$19,851,720	100.0%

Vacant Space		102,876	10.2%

Collateral Total		1,012,005	100.0%

(1)	Based on the underwritten rent roll dated October 23, 2024, inclusive of rent steps through December 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Nordstrom, Macy’s and Welltower are subject to ground leases.
(4)	In the event that Uniqlo does not achieve sales of at least $4,271,726 during the 12 month period from September 1, 2027 through August 31, 2028 (the “Sales Measuring Period”), Uniqlo has the right to terminate its lease by providing notice within 90 days of the end of the Sales Measuring Period and the lease termination would be effective one year after providing such notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Structural and Collateral Term Sheet	BBCMS 2025-C32
No. 1 – Shops at Mission Viejo
Tenant Sales(1)(2)
	2019	2021	2022	2023	TTM(3)
Gross Mall Sales	$293,240,349	$211,527,376	$241,604,693	$252,622,256	$244,989,630
Sales PSF (Inline < 10,000 SF)	$715	$569	$653	$684	$665
Sales PSF (Inline < 10,000 SF, Ex-Apple / Tesla)	$553	$501	$565	$580	$566
Occupancy Cost (Inline < 10,000 SF)	13.5%	16.4%	13.8%	13.4%	12.8%
Occupancy Cost (Inline < 10,000 SF, Ex-Apple / Tesla)	17.2%	18.4%	15.8%	15.7%	14.9%

(1)	Includes the borrower sponsor’s provided estimates for non-reporting anchor tenants and/or non-collateral tenants. Macy’s does not report sales for its collateral and non-collateral spaces.
(2)	2020 sales are excluded due to the adverse impact of the COVID-19 pandemic. Tesla sales are excluded from all sales data due to historical reporting variances.
(3)	Based on the trailing-12 month period as of September 30, 2024.

Major Tenant Sales(1)(2)
Tenant Name	SF	2019	2021	2022	2023	9/30/2024 TTM	Occupancy Cost	9/30/2024 TTM Sales PSF
Anchor Tenants
Macy’s(3)	193,500	$13,100,000	$11,800,000	$11,700,000	$11,100,000	$11,100,000	0.6%	$57
Nordstrom	165,000	$55,450,000	$45,699,000	$62,174,000	$54,767,955	$49,364,357	0.3%	$299
Dick’s	80,000	NAV	NAV	$17,566,000	$17,398,683	$19,100,000	9.9%	$239
Major Tenants
Old Navy	21,196	$3,813,000	$3,041,000	$2,809,000	$2,855,915	$2,925,013	20.2%	$138
Forever 21	13,141	NAV	$506,000	$1,651,000	$1,406,717	$1,282,319	14.0%	$98
The Gap/Gap Body	10,617	$2,601,000	$1,960,000	$2,010,000	$2,163,548	$2,542,138	45.0%	$239
Pottery Barn	10,048	$6,880,000	$7,500,000	$8,801,000	$7,556,008	$7,153,671	10.2%	$712
Signature Tenants
Abercrombie & Fitch	9,350	$1,731,000	$1,954,000	$2,071,000	$2,557,750	$3,036,791	14.7%	$325
Victoria's Secret	7,709	$4,824,000	$3,789,000	$3,878,000	$3,480,655	$4,553,559	12.9%	$591
J. Crew	7,100	$1,791,000	$1,903,000	$2,144,000	$2,588,908	$2,817,790	11.1%	$397
Cheesecake Factory	6,927	$9,980,000	$10,015,000	$10,861,000	$10,730,469	$10,516,158	6.4%	$1,518
Apple	6,195	$50,363,000	$19,693,000	$24,418,000	$28,302,090	$26,569,865	2.4%	$4,289
Sephora	5,338	$7,128,000	$4,576,000	$6,627,000	$8,894,692	$9,298,805	7.7%	$1,742
Williams-Sonoma	4,718	$2,485,000	$3,080,000	$3,168,000	$3,260,723	$3,434,306	10.9%	$728
Tommy Bahama	3,387	$2,395,000	$2,479,000	$2,827,000	$2,533,608	$2,402,062	19.6%	$709
Lululemon	3,099	$6,836,000	$5,010,000	$6,194,000	$6,685,376	$6,742,842	5.7%	$2,176
Lego	2,321	$1,665,000	$2,985,000	$3,319,000	$3,052,182	$2,965,632	10.3%	$1,278
(1)	All sales information presented herein with respect to the Shops at Mission Viejo Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	2020 excluded due to the adverse impact of the COVID-19 pandemic on the Shops at Mission Viejo Property.
(3)	Based on estimates provided by the borrower sponsor as Macy’s does not report sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Structural and Collateral Term Sheet	BBCMS 2025-C32
No. 1 – Shops at Mission Viejo
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	102,876	10.2%	NAP	NAP	102,876	10.2%	NAP	NAP
2025 & MTM	27	75,833	7.5%	$2,824,046	14.2%	178,709	17.7%	$2,824,046	14.2%
2026	25	94,348	9.3%	$4,893,766	24.7%	273,057	27.0%	$7,717,812	38.9%
2027	18	51,790	5.1%	$2,746,512	13.8%	324,847	32.1%	$10,464,324	52.7%
2028	8	12,949	1.3%	$1,037,348	5.2%	337,796	33.4%	$11,501,673	57.9%
2029	12	30,543	3.0%	$1,168,107	5.9%	368,339	36.4%	$12,669,780	63.8%
2030	12	387,629	38.3%	$2,119,516	10.7%	755,968	74.7%	$14,789,296	74.5%
2031	4	8,022	0.8%	$540,251	2.7%	763,990	75.5%	$15,329,547	77.2%
2032	4	89,093	8.8%	$2,100,725	10.6%	853,083	84.3%	$17,430,273	87.8%
2033	3	14,333	1.4%	$463,498	2.3%	867,416	85.7%	$17,893,771	90.1%
2034	3	4,808	0.5%	$416,273	2.1%	872,224	86.2%	$18,310,044	92.2%
2035	2	32,196	3.2%	$1,207,566	6.1%	904,420	89.4%	$19,517,610	98.3%
2036 & Thereafter	2	107,585	10.6%	$334,110	1.7%	1,012,005	100.0%	$19,851,720	100.0%
Total	120	1,012,005	100.0%	$19,851,720	100.0%
(1)	Based on the underwritten rent roll dated October 23, 2024 inclusive of rent steps through December 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Environmental. According to the Phase I environmental site assessment dated November 5, 2024, there was no evidence of any recognized environmental conditions at the Shops at Mission Viejo Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Structural and Collateral Term Sheet	BBCMS 2025-C32
No. 1 – Shops at Mission Viejo
Operating History and Underwritten Net Cash Flow(1)
	2021)	2022	2023(4)	TTM 9/30/2024(4)	Underwritten	Per SF	%(2)
Base Rent	$20,285,085	$19,884,382	$19,881,736	$19,292,499	$19,487,194	$19.26	52.8%
Contractual Rent Steps(3)	0	0	0	0	364,526	$0.36	1.0
Credit Tenant Rent Steps	0	0	0	0	121,892	$0.12	0.3
Temporary Tenant Rent	1,568,156	2,041,575	2,193,164	2,015,799	2,101,000	$2.08	5.7
Percentage in Lieu Rent	344,873	110,773	299,278	281,009	248,573	$0.25	0.7
Overage Rent	926,893	1,599,365	1,334,111	1,266,529	862,043	$0.85	2.3
Other Rental Income	205,717	205,944	189,833	196,947	202,000	$0.20	0.5
Gross-Up Vacant Rent	0	0	0	0	4,465,543	$4.41	12.1
Net Rental Income	$23,330,724	$23,842,039	$23,898,122	$23,052,783	$27,852,771	$27.52	75.5%
Total Recoveries	8,741,330	7,737,820	8,631,027	8,571,797	9,056,105	$8.95	24.5
Gross Potential Income	$32,072,054	$31,579,859	$32,529,149	$31,624,580	$36,908,876	$36.47	100.0%
Vacancy & Bad Debt	0	0	0	0	(5,283,576)	(5.22)	(14.3)
Miscellaneous Income	1,028,204	1,018,361	1,213,703	1,146,579	1,321,000	$1.31	3.6
Effective Gross Income	$33,100,258	$32,598,220	$33,742,852	$32,771,159	$32,946,299	$32.56	89.3%
Taxes	1,501,687	1,719,161	1,748,385	1,757,126	1,780,005	$1.76	5.4
Insurance	966,390	1,058,211	1,195,409	1,318,030	1,363,648	$1.35	4.1
Management Fee	993,121	1,007,385	1,002,899	983,193	988,329	$0.98	3.0
Other Expenses	3,770,823	4,063,412	4,574,669	4,570,007	4,639,596	$4.58	14.1
Total Expenses	7,232,021	7,848,169	8,521,362	8,628,356	8,771,579	$8.67	26.6%
Net Operating Income	$25,868,237	$24,750,051	$25,221,490	$24,142,803	$24,174,721	$23.89	73.4%
Capital Expenditures	0	0	0	0	54,901	$0.05	0.2
TI/LC	0	0	0	0	549,005	$0.54	1.7
Net Cash Flow	$25,868,237	$24,750,051	$25,221,490	$24,142,803	$23,570,815	$23.29	71.5%
(1)	Based on the underwritten rent roll dated October 23, 2024.
(2)	% column represents percentage of Gross Potential Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Contractual Rent Steps were taken through December 2025.
(4)	The decrease from 2023 NOI to TTM 9/30/2024 NOI is primarily driven by occupancy (including temporary tenants) decreasing from 98.0% as of the end of 2023 to 96.3% as of October 23, 2024.

The Market. The Shops at Mission Viejo Property is located in the South submarket of the broader Orange County retail market. The Shops at Mission Viejo Property benefits from its accessible location as it is adjacent to Interstate 5, which is a main thoroughfare throughout Orange County and allows for direct access to Los Angeles. Residential development dominates the area surrounding the Shops at Mission Viejo Property. Additionally, the Shops at Mission Viejo Property is the southernmost mall in the competitive set as identified in the appraisal. Providence Mission Hospital and Saddleback College, the two largest employers in Mission Viejo, are both located across the street from the Shops at Mission Viejo Property. Providence Mission Hospital is in the midst of a $712 million expansion and Saddleback College, which consists of approximately 26,000 students, recently completed an expansion project in March of 2024 that added a $60 million facility dedicated to student services.

The South retail submarket consists of approximately 9.7 million SF and is the second largest of the five submarkets within the approximately 41.6 million SF Orange County market. As of the second quarter of 2024, the 6.5% vacancy rate in the submarket is lower than the 6.7% vacancy rate for the Orange County retail market. Additionally, the South submarket asking rent of $39.34 per square foot is greater than the Orange County market asking rent of $34.68 per square foot. Asking rent in the submarket and market have grown each year since 2021.

According to the appraisal, the estimated 2023 population within a five-, seven- and 10-mile radius was 293,855, 469,899 and 651,466, respectively. Additionally, for the same period, the average household income within the same radii was $164,778, $166,335 and $167,972, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 1 – Shops at Mission Viejo

The following table presents certain information relating to the appraiser’s market rent conclusions for the Shops at Mission Viejo– Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
0 – 1,200 SF	$80.00	8	3.0%	$40.00
1,201 – 2,000 SF	$60.00	8	3.0%	$40.00
2,001 – 3,500 SF	$45.00	8	3.0%	$40.00
3,501 – 5,000 SF	$35.00	8	3.0%	$40.00
5,001 – 10,000 SF	$27.00	8	3.0%	$40.00
10,000 SF +	$30.00	8	3.0%	$40.00
Restaurants	$45.00	10	3.0%	$75.00
Jewelers	$80.00	8	3.0%	$40.00
Food Court	$100.00	8	3.0%	$40.00
Kiosk	$400.00	5	3.0%	$40.00
ATM	$600.00	5	3.0%	$40.00
(1)	Based on the appraisal.

The following table presents certain information relating to comparable retail centers for the Shops at Mission Viejo Property:

Competitive Retail Center Summary(1)
Property / Location	Year Built / Renovated or Expanded	Total NRA (SF)	Occupancy	Distance to Subject	Sales PSF	Anchor Tenants
Shops at Mission Viejo Mission Viejo, CA	1979 / 2000, 2021	1,012,005(2)(3)	89.8%(2)(3)	NAP	$665(4)	Macy’s, Nordstrom, Dick’s
Irvine Spectrum Center Irvine, CA	1995 / 2016	1,388,737	95%	11 miles	$1,100 - $1,200(5)	Nordstrom, Target, Regal Cinemas, Dave & Busters, Newfound Market
Fashion Island Newport Beach, CA	1967 / 2003, 2017	1,573,000	96%	15 miles	$1,400 - $1,600(5)	Nordstrom, Macy’s, Bloomingdale’s, Neiman Marcus, Whole Foods, Cinema
South Coast Plaza Costa Mesa, CA	1967 / 1999	2,740,000	95%	18 miles	$1,300 - $1,500(5)	Bloomingdale’s, Macy’s, Saks Fifth Avenue, Nordstrom
Marketplace at Laguna Niguel and Plaza De La Paz Laguna Niguel, CA	1990 & 1994 / 1994	811,000	94%	4 miles	NAV	Kohl’s, Costco, The Home Depot, Hobby Lobby, Walmart, Marshall’s, Old Navy
Outlets at San Clemente San Clemente, CA	2015 / NAP	369,500	85%	11 miles	$500 - $550	Metropolitan Theatres, Nike, H&M
(1)	Based on the appraisal.
(2)	Based on the underwritten rent roll as of October 23, 2024.
(3)	Total NRA (SF) and Occupancy exclude the non-collateral Macy’s space.
(4)	Represents sales per square foot as of September 30, 2024 for in-line tenants. All sales information presented herein with respect to the Shops at Mission Viejo Property is based upon information provided by the borrower sponsor.
(5)	Includes sales attributed to Apple.

The Borrower. The borrower for the Shops at Mission Viejo Whole Loan is Shops at Mission Viejo, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Shops at Mission Viejo Whole Loan.

The Borrower Sponsor. The borrower sponsors are Simon (51% interest) and Institutional Mall Investors LLC (“IMI”) (49% interest). Simon is the non-recourse carveout guarantor. So long as the non-recourse carveout guarantor is either Simon, Simon Property Group, Inc., a Delaware corporation, or an IMI Key Principal (as defined below), the liability under the guaranty is limited to 20% ($36,000,000) of the original principal amount of the Shops at Mission Viejo Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lenders’ rights under the guaranty. There is no separate environmental indemnity for the Shops at Mission Viejo Whole Loan; however, the non-recourse carveout guaranty provides loss recourse for breaches of representations, warranties and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-C32
No. 1 – Shops at Mission Viejo

indemnification provisions in the Shops at Mission Viejo Whole Loan agreement concerning environmental laws and hazardous materials (subject to the aforementioned 20% cap).

Simon is the operating partnership of Simon Property Group Inc. (NYSE: SPG / S&P: A-), an S&P 100 company and owner of shopping, dining, entertainment and mixed-use destinations. As of March 31, 2024, Simon owned or held an interest in 195 income-producing properties in the United States, including 93 malls, 69 premium outlets, 14 Mills-branded shopping centers, six lifestyle centers and 13 other retail properties. Simon also owns an 84% non-controlling interest in The Taubman Realty Group, LLC, or TRG, which has an interest in 23 regional, super-regional and outlet malls in the United States and Asia. Additionally, Simon has a 22.4% ownership interest in Klépierre SA, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries. As of December 12, 2024, Simon had an equity market capitalization of approximately $57.8 billion.

IMI is a co-investment venture owned by an affiliate of Miller Capital Advisory and California Public Employees’ Retirement System (“CalPERS”), the nation’s largest public pension fund. IMI focuses on high-quality, fashion-oriented retail properties throughout the United States. As of September 2024, IMI’s portfolio included approximately 20.6 million SF of retail space and over approximately 1.2 million SF of prime office space.

“IMI Key Principal” means one or more of IMI, CalPERS or any person of which CalPERS owns, directly or indirectly, at least 50% of the capital and profits.

Property Management. The Shops at Mission Viejo Property is managed by Simon Management Associates, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $1,981,224 for outstanding tenant improvement allowances and leasing commissions and (ii) $429,705 for outstanding gap rent.

Tax Escrows – On a monthly basis, during the continuance of a Reserve Trigger Period (as defined below) or at any time taxes are not paid by the borrower prior to the assessment of any penalty, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – During the continuance of a Reserve Trigger Period, except if the Shops at Mission Viejo Property is insured under an acceptable blanket policy, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserves – During the continuance of a Reserve Trigger Period, the borrower is required to escrow approximately $12,000 on a monthly basis for replacements and repairs to be made at the Shops at Mission Viejo Property.

TI/LC Reserves – During the continuance of a Reserve Trigger Period, the borrower is required to escrow approximately $79,000 on a monthly basis for ongoing leasing reserves.

Major Tenant Reserve – During the continuance of a Major Tenant Trigger Event (as defined below), the borrower is required to escrow an amount equal to 1/12th of the applicable Major Tenant Threshold Amount (as defined below) on a monthly basis until such Major Tenant Threshold Amount is reached.

A “Reserve Trigger Period” commences upon the net operating income debt yield (the “NOI Debt Yield”) falling below 10.50% for two consecutive calendar quarters, and cures upon the NOI Debt Yield reaching 10.50% for two consecutive calendar quarters.

A “Major Tenant Trigger Event” commences upon the earlier to occur of (i) a Major Tenant (as defined below) bankruptcy event, (ii) a Major Tenant vacates its space or goes dark for a period of at least 90 days or (iii) a Major Tenant Renewal Event (as defined below).

Such Major Tenant Trigger Event will be cured with respect to (a) clause (i) above, upon the resolution of the bankruptcy event, the Major Tenant Threshold Amount has been deposited into the Major Tenant reserve account or a permitted guarantor has delivered to the lenders a Major Tenant guaranty with liability limited to the applicable Major Tenant Threshold Amount, (b) clause (ii) above, the Major Tenant reopens for 30 consecutive days or, if applicable, the Major Tenant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 1 – Shops at Mission Viejo

Threshold Amount has been deposited into the Major Tenant reserve account or (c) clause (iii) above, a Major Tenant Renewal Event Cure (as defined below).

A “Major Tenant” means Macy’s (193,500 SF of collateral space), Nordstrom, Dick’s or any replacement tenant occupying at least 50% of the space occupied by one or more of the foregoing.

A “Major Tenant Renewal Event” means, unless such Major Tenant lease has been renewed or extended, the earlier of (x) the date on which such Major Tenant gives notice that it will not be renewing its lease and (y) the date that is six months prior to the date of such Major Tenant’s lease expiration.

A Major Tenant Renewal event will be cured upon (a) such Major Tenant renews and/or extends the Major Tenant lease, (b) not less than 50% of the space demised by the Major Tenant lease has been leased to one or more new tenants, (c) the applicable notice of intent not to renew has been rescinded, (d) the applicable Major Tenant Threshold Amount has been deposited into the Major Tenant Reserve Account or (e) at the borrower’s election, a permitted guarantor has delivered to the lenders a Major Tenant guaranty with liability limited to the applicable Major Tenant Threshold Amount (collectively, a “Major Tenant Renewal Event Cure”).

“Major Tenant Threshold Amount” means the amount, with respect to (i) the Macy’s collateral space, of $9,675,000, (ii) the space occupied by Nordstrom, of $8,250,000 and (iii) the space occupied by Dick’s, of $4,000,000.

Lockbox / Cash Management. The Shops at Mission Viejo Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within two business days after receipt. During the continuance of a Lockbox Event Period (as defined below), all funds in the lockbox account are required to be swept on a weekly basis to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lenders as cash collateral for the Shops at Mission Viejo Whole Loan or (ii) if no Lockbox Event Period is continuing, disbursed to the borrower.

A “Lockbox Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower or property manager (if the property manager is an affiliate of the borrower) and the property manager is not replaced within 60 days with a qualified manager or (iii) the NOI Debt Yield being less than 10.50% for two consecutive calendar quarters. A Lockbox Event Period will end with respect to (a) clause (i) above, if the cure of the event of default has been accepted by the lenders, (b) clause (ii) above, if the property manager is replaced within 60 days or the bankruptcy action with respect to the property manager is dismissed within 90 days without adverse consequences to the Shops at Mission Viejo Property or (c) clause (iii) above, if (A) the NOI Debt Yield is greater than or equal to 10.50% for two consecutive calendar quarters, (B) the borrower prepays a portion of the Shops at Mission Viejo Whole Loan in accordance with the Shops at Mission Viejo Whole Loan documents in an amount sufficient such that the debt yield is no less than 10.50%, together with, if prior to the open period, the yield maintenance premium or (C) the borrower delivers to the lenders (1) cash, (2) U.S. obligations, (3) other securities having a rating reasonably acceptable to the lenders and for which a rating agency confirmation has been received or (4) a letter of credit, in each case, in an amount which, if applied to the repayment of the Shops at Mission Viejo Whole Loan would result in a debt yield equal to 10.50%.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted. However, the Shops at Mission Viejo Whole Loan documents permit the borrower to enter into a Property Assessed Clean Energy loan for an amount not to exceed $5,000,000, subject to the consent of the lenders and delivery of a rating agency confirmation.

Partial Release. The Shops at Mission Viejo Whole Loan documents permit the borrower to obtain the release of non-income producing portions of the Shops at Mission Viejo Property in connection with a transfer to third parties or affiliates of the borrower without the payment of a release price provided that, among other conditions, the borrower satisfies customary REMIC requirements.

Additionally, the borrower is permitted to release the proposed space for a planned 50,000 square foot lifestyle development that is expected to break ground in the near future without the payment of a release price provided that, among other

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 1 – Shops at Mission Viejo

conditions, the borrower satisfies the REMIC requirements. The proposed expansion space is expected to be located between Dick’s and Macy’s.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-C32
No. 2 – Greene Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Structural and Collateral Term Sheet	BBCMS 2025-C32
No. 2 – Greene Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Structural and Collateral Term Sheet	BBCMS 2025-C32
No. 2 – Greene Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 2 – Greene Town Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2, WFB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$89,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$89,000,000	Property Type – Subtype:	Mixed Use – Retail / Multifamily / Office
% of IPB:	8.9%	Net Rentable Area (SF):	917,757
Loan Purpose:	Refinance	Location:	Beavercreek, OH
Borrower:	Greene Town Center, LLC	Year Built / Renovated:	2007-2010 / NAP
Borrower Sponsor:	Morton L. Olshan	Occupancy(5):	91.8%
Interest Rate:	6.60000%	Occupancy Date:	9/12/2024
Note Date:	10/2/2024	4th Most Recent NOI (As of):	$14,460,506 (12/31/2021)
Maturity Date:	10/6/2034	3rd Most Recent NOI (As of):	$13,898,396 (12/31/2022)
Interest-only Period:	24 months	2nd Most Recent NOI (As of):	$13,606,132 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$13,151,568 (TTM 6/30/2024)
Original Amortization Term:	360 months	UW Economic Occupancy:	91.0%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$26,084,213
Call Protection(2):	L(28),D(89),O(3)	UW Expenses:	$12,300,687
Lockbox / Cash Management(3):	Soft (Residential); Hard (Commercial) / In Place	UW NOI:	$13,783,526
Additional Debt(1):	Yes	UW NCF:	$12,449,998
Additional Debt Balance(1):	$17,250,000	Appraised Value / Per SF:	$167,250,000 / $182
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/8/2024

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$116
Taxes:	$2,334,376	$466,875	N/A	Maturity Date Loan / SF:	$104
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.5%
Replacement Reserves:	$0	$71,038	N/A	Maturity Date LTV:	57.0%
Rollover Reserve:	$0	$89,713	N/A	UW NCF DSCR(5):	1.53x
Rent Abatement Reserve:	$1,827,945	$0	N/A	UW NOI Debt Yield(5):	13.0%
Outstanding TI/LC:	$2,897,572	$0	N/A
Radon Reserve:	$10,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$106,250,000	87.5%	Loan Payoff	$112,625,310	92.7%
Equity Contribution	15,190,402	12.5	Upfront Reserves	7,069,893	5.8
			Closing Costs	1,745,200	1.4

Total Sources	$121,440,402	100.0%	Total Uses	$121,440,402	100.0%
(1)	The Greene Town Center Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $106,250,000 (the “Greene Town Center Whole Loan”). The Financial Information in the chart above is calculated based on the Greene Town Center Whole Loan.
(2)	The lockout period will be at least 28 months beginning with and including the first payment date on November 6, 2024. Defeasance of the Greene Town Center Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) October 2, 2027. The assumed lockout period of 28 payments is based on the anticipated closing date of the BBCMS 2025-C32 securitization in February 2025. The actual lockout period may be longer.
(3)	The Greene Town Center Whole Loan is structured with in-place cash management until the balance in the rollover reserve reaches $4,000,000. See “Lockbox / Cash Management” below.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(5)	The largest tenant, LA Fitness, intends to vacate its space on January 31, 2025 at which time the space will be dark as its lease does not expire until November 2026. Without LA Fitness, the Occupancy, UW NCF DSCR and UW NOI Debt Yield are 86.2%, 1.36x and 11.7%, respectively.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-C32
No. 2 – Greene Town Center

The Loan. The Greene Town Center mortgage loan (the “Greene Town Center Mortgage Loan”) is part of a whole loan evidenced by four pari passu promissory notes that is secured by the borrower’s fee interest in a 917,757 square foot, mixed-use property located in Beavercreek, Ohio (the “Greene Town Center Property”). The Greene Town Center Mortgage Loan, which is evidenced by the controlling Note A-1, contributed by Argentic Real Estate Finance 2 LLC (“AREF2”), and non-controlling Note A-3, contributed by Wells Fargo Bank, National Association (“WFB”), has an outstanding principal balance as of the Cut-off Date of $89,000,000. The Greene Town Center Whole Loan was originated by WFB and AREF2, and has an aggregate outstanding principal balance as of the Cut-off Date of $106,250,000. The Greene Town Center Whole Loan has a 10-year term, is interest-only for the initial 24 months followed by amortization on a 30-year amortization schedule and accrues interest at a rate of 6.60000% per annum on an Actual/360 basis. The non-controlling Notes A-2 and A-4, which are currently held by AREF2 and WFB, respectively, are expected to be contributed to one or more future securitization trusts.

The Greene Town Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-C32 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$56,500,000	$56,500,000	BBCMS 2025-C32	Yes
A-2(1)	$12,562,500	$12,562,500	AREF2	No
A-3	$32,500,000	$32,500,000	BBCMS 2025-C32	No
A-4(1)	$4,687,500	$4,687,500	WFB	No
Whole Loan	$106,250,000	$106,250,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Greene Town Center Property consists of an open air, mixed-use lifestyle center located in Beavercreek, Ohio approximately nine miles southeast of downtown Dayton. Situated on 50.16 acres, the Greene Town Center Property contains 29 one- to four-story buildings with 544,922 square feet of retail space (59.4% of NRA and 65.3% of underwritten base rent), 206 residential units (200,053 square feet, 17.4% of underwritten base rent and 21.8% of NRA) and 172,782 square feet of office space (18.8% of NRA and 17.3% of underwritten base rent). The borrower sponsor constructed the Greene Town Center Property in phases from 2007 to 2010 for an original cost of $186.8 million and has spent an additional $79.4 million in historical capital improvements, resulting in a total cost basis of approximately $266.2 million. Approximately $2.0 million has been invested in structural renovations since 2021 including roof replacement, new paint, parking lot repairs and HVAC replacements.

Property Summary(1)
Space Type	Total SF	% Total SF	Occupancy	UW Base Rent(2)	% of UW Base Rent(2)	UW Base Rent PSF(2)(3)
Retail	544,922	59.4%	94.3%	$13,074,894	65.3%	$25.44
Multifamily	200,053	21.8	94.3%	3,490,740	17.4	18.50
Office	172,782	18.8	80.8%	3,454,619	17.3	24.73
Total / Wtd. Avg.	917,757	100.0%	91.8%	$20,020,253	100.0%	$23.77
(1)	Based on the underwritten rent rolls dated September 12, 2024 and September 25, 2024.
(2)	UW Base Rent, UW Base Rent PSF and % of UW Base Rent are inclusive of contractual rent steps through September 2025.
(3)	UW Base Rent PSF excludes vacant space.

The multifamily component includes a mix of one-, two- and three-bedroom units with multiple floor plans offered. The multifamily component includes 190 apartment units located across three stories atop two buildings, Building 100 and Building C, and 16 townhome units. Apartments include a mix of floor plans of one- and two-bedroom flats and most units have private terraces or balconies. Parking for the multifamily component is available at a parking garage located directly south of the townhomes and Building C and a garage parking level atop Building 100, which accommodates the building’s residents. Notable project amenities include a tenant lounge, a conference room, outdoor courtyards and a fitness center.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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As of September 25, 2024, the multifamily component was 94.7% occupied. Occupancy of the multifamily component has averaged 90.7% between December 2021 and March 2024.

The retail and office components include 121 retail and office tenants leasing spaces ranging in size from 80 to 51,414 square feet. The Greene Town Center Property is anchored by retail tenants including LA Fitness, Nordstrom Rack, Books & Co. and Von Maur (whose space is ground leased and is not included in the collateral square footage), and shadow anchored by a Cinemark movie theater. Office tenants include University of Dayton, Morgan Stanley and Regus - HQ Global Workplaces.

As of September 12, 2024, the retail and office components were 91.1% occupied in the aggregate: the office space was 80.8% leased by 24 tenants and the retail space was 94.3% leased by 97 tenants. The Greene Town Center Property features a granular commercial rent roll, with no tenant comprising more than 7.2% of the net rentable area or 6.9% of the underwritten base rent. Since January 2023, 13 new or renewal office leases totaling 54,161 square feet (31.3% of office NRA) have commenced or been executed, including that of the second largest office tenant, Morgan Stanley, which renewed its lease for five years. Additionally, since January 2023, 47 new or renewal retail leases have commenced or been executed totaling 227,943 square feet (41.8% of retail NRA).

Major Tenants.

LA Fitness (51,414 square feet; 7.2% of NRA; 6.9% of underwritten base rent): LA Fitness is a fitness chain founded in 1984 with over 600 clubs across the United States. The company offers a wide range of amenities, equipment, personal training and fitness classes. LA Fitness intends to vacate its space on January 31, 2025 at which time the space will be dark as its lease does not expire until November 2026.

Nordstrom Rack (35,123 square feet; 4.9% of NRA; 4.1% of underwritten base rent): Nordstrom Rack is an off-price department store founded in 1973 with over 300 locations across the United States. The company is a subsidiary of the luxury department store, Nordstrom (NYSE: JWN). Nordstrom Rack has been a tenant at the Greene Town Center Property since September 2014, when it signed a 10-year lease. The tenant exercised its first five-year renewal option in June 2023, extending its lease expiration to September 2029. Nordstrom Rack has three, five-year renewal options remaining.

Books & Co. (34,354 square feet; 4.8% of NRA; 3.2% of underwritten base rent): Books and Co. is part of Books-A-Million, the third largest book retailer in the United States. The company was founded in 1917 and operates 260 stores across 32 states. Books & Co. has been a tenant at the Greene Town Center Property since November 2006, when it signed a 15-year lease. The tenant exercised its first five-year renewal option in September 2021, extending its lease expiration to January 2027. Books & Co. has one, five-year renewal option remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-C32
No. 2 – Greene Town Center
Top Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
LA Fitness(4)	Retail	B2/B/NR	51,414	7.2%	$22.16	$1,139,338	6.9%	11/30/2026
Nordstrom Rack	Retail	Ba2/BB+/BB	35,123	4.9	$19.36	679,981	4.1	9/30/2029
Books & Co.	Retail	NR/NR/NR	34,354	4.8	$15.28	525,000	3.2	1/31/2027
University of Dayton	Office	NR/NR/NR	29,233	4.1	$28.64	837,343	5.1	3/31/2026
Forever 21(5)	Retail	NR/NR/NR	20,325	2.8	$0.00	0	0.0	MTM
Old Navy	Retail	NR/NR/NR	17,618	2.5	$20.02	352,636	2.1	9/30/2026
Morgan Stanley(6)	Office	A1/A-/A+	14,980	2.1	$25.23	378,020	2.3	7/31/2029
Arhaus	Retail	NR/NR/NR	13,684	1.9	$36.54	500,013	3.0	5/31/2035
Regus - HQ Global Workplaces	Office	NR/NR/NR	12,800	1.8	$15.65	200,320	1.2	8/31/2025
Ulta Salon	Retail	NR/NR/NR	9,887	1.4	$13.75	135,946	0.8	7/31/2026
Ten Largest Tenants			239,418	33.4%	$19.83	$4,748,598	28.7%
Remaining Occupied			414,155	57.7	$28.45	11,780,914	71.3
Total Occupied			653,573	91.1%	$25.29	$16,529,513	100.0%
Vacant Space			64,131	8.9
Collateral Total			717,704	100.0%
(1)	Based on the underwritten rent roll dated September 12, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of contractual rent steps underwritten through September 2025.
(4)	LA Fitness intends to vacate its space on January 31, 2025 at which time the space will be dark as its lease does not expire until November 2026.
(5)	Forever 21 only pays percentage rent equal to 4.0% of gross sales. Forever 21’s percentage rent has been underwritten to $63,192 based on its reported sales figures of $1,579,802 in the trailing-12 months ending April 2024.
(6)	Morgan Stanley has the option to terminate its lease effective July 31, 2028 by providing nine months’ written notice and paying a fee equal to three months base rent.

Retail Tenant Sales History(1)
	2021			2022			2023			TTM(2)
Tenant Type	SF	Sales PSF	Occ Cost	SF	Sales PSF	Occ Cost	SF	Sales PSF	Occ Cost	SF	Sales PSF	Occ Cost
Anchor(3)(4)	164,354	$105	8.9%	164,354	$109	8.6%	164,354	$110	8.5%	164,354	$111	8.4%
Major(5)	37,943	$226	4.1%	37,943	$189	4.9%	37,943	$191	4.9%	37,943	$202	4.6%
<10,000 SF(6)	212,295	$410	9.5%	219,065	$414	9.2%	225,638	$408	9.4%	225,638	$413	9.3%
Total / Wtd. Average	414,592	$272	8.7%	421,362	$275	8.6%	427,935	$275	8.6%	427,935	$278	8.5%
(1)	Historical sales represent annual sales as of December 31 of each respective year unless otherwise indicated.
(2)	TTM represents the most recent sales information as provided by the borrower. TTM as of dates range between December 2023 and June 2024, with the exception of Books & Co.
(3)	Anchor tenants include Von Maur and Books & Co. Von Maur occupies a building that is approximately 130,000 square feet, which is not included in the collateral square footage as the tenant operates on a ground lease with the borrower as ground lessor.
(4)	Books & Co was not required to report sales following the exercise of a renewal option in 2022. 2023 and TTM Sales PSF for this tenant utilizes its reported sales from 2022.
(5)	Major tenants include Forever 21 and Old Navy.
(6)	<10,000 SF tenants include only the tenants that reported sales in each respective year (exclusive of Apple), which ranged from 54 to 57 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-C32
No. 2 – Greene Town Center

Top Retail Tenant Sales History(1)
Tenant	Net Rentable Area (SF)	2021	2022	2023	TTM(2)	T-12 PSF
Von Maur(3)	130,000	$14,524,890	$15,444,573	$15,613,644	$15,758,609	$121
Books & Co.(4)	34,354	$2,782,213	$2,542,815	NAV	NAV	$74
Forever 21	20,325	$2,498,199	$1,856,339	$1,634,835	$1,579,802	$78
Old Navy	17,618	$6,081,416	$5,297,429	$5,629,781	$6,083,286	$345
Cheesecake Factory	9,676	$9,806,361	$10,073,242	$10,623,267	$10,702,485	$1,106
Brio	8,958	$2,563,813	$2,303,153	$2,075,975	$1,967,542	$220
Express	7,882	$1,124,311	$1,272,807	$1,242,131	$1,227,178	$156
Fleming's	7,304	$5,188,666	$5,549,403	$5,673,113	$5,666,522	$776
Rally House Stores, Inc.	6,998	$596,385	$987,655	$1,092,953	$1,043,649	$149
American Eagle	6,965	$1,368,984	$1,186,875	$1,209,646	$1,317,903	$189
(1)	Represents the top 10 tenants by net rentable area that report sales. Historical sales represent annual sales as of December 31st of each respective year unless otherwise indicated.
(2)	TTM represents the most recent sales information as provided by the borrower. TTM as of dates range between December 2023 and June 2024 with the exception of Books & Co.
(3)	Von Maur occupies a building that is approximately 130,000 square feet, which is not included in the collateral square footage as the tenant operates on a ground lease with the borrower as ground lessor.
(4)	Books & Co was not required to report sales following the exercise of a renewal option in 2022. T-12 PSF for this tenant utilizes its reported sales from 2022.

Historical and Current Occupancy(1)
2021		2022		2023		Current(2)
Commercial	Residential	Commercial	Residential	Commercial	Residential	Commercial	Residential
92.7%	89.3%	93.8%	87.4%	93.4%	89.3%	91.1%	94.3%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of September 12, 2024 for commercial and September 25, 2024 for residential.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-C32
No. 2 – Greene Town Center
Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(4)	% of UW Base Rent Expiring(4)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(4)	Cumulative % of UW Base Rent Expiring(4)
MTM	14	19,129	2.7%	$214,768	1.3%	19,129	2.7%	$214,768	1.3%
2025	24	117,105	16.3	1,846,528	11.2	136,234	19.0%	$2,061,296	12.5%
2026	18	164,525	22.9	3,998,475	24.2	300,759	41.9%	$6,059,772	36.7%
2027	18	99,964	13.9	2,481,728	15.0	400,723	55.8%	$8,541,500	51.7%
2028	12	38,036	5.3	1,404,093	8.5	438,759	61.1%	$9,945,593	60.2%
2029	16	116,227	16.2	2,948,152	17.8	554,986	77.3%	$12,893,745	78.0%
2030	9	35,654	5.0	1,248,732	7.6	590,640	82.3%	$14,142,476	85.6%
2031	1	7,475	1.0	187,154	1.1	598,115	83.3%	$14,329,630	86.7%
2032	2	6,683	0.9	182,998	1.1	604,798	84.3%	$14,512,628	87.8%
2033	5	19,389	2.7	576,988	3.5	624,187	87.0%	$15,089,616	91.3%
2034	5	15,702	2.2	449,884	2.7	639,889	89.2%	$15,539,500	94.0%
2035 & Beyond(5)	2	13,684	1.9	990,013	6.0	653,573	91.1%	$16,529,513	100.0%
Vacant	NAP	64,131	8.9	NAP	NAP	717,704	100.0%	NAP	NAP
Total / Wtd. Avg.	126	717,704	100.0%	$16,529,513	100.0%
(1)	Based on the underwritten rent roll dated September 12, 2024.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(4)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of contractual rent steps underwritten through September 2025.
(5)	Von Maur’s ground lease, which is for approximately 130,000 square feet and terminates in 2038, is not included in the collateral square footage.

The following table presents certain information relating to the operating history and underwritten cash flows of the Greene Town Center Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent	$15,585,785	$15,262,947	$15,879,309	$15,871,964	$16,529,513	$18.01	58.0%
Percentage and Holdover Rent	295,828	871,693	509,313	641,272	499,924	0.54	1.8
Recovery Income	5,124,936	4,299,052	4,880,859	4,641,313	4,232,405	4.61	14.8
Multifamily Rental Income	3,079,520	3,125,824	3,236,586	3,318,235	3,490,740	3.80	12.2
Other Income(3)	2,062,694	1,080,794	1,514,452	1,566,719	1,566,719	1.71	5.5
Vacant Space	0	0	0	0	2,199,388	2.40	7.7
Gross Potential Rent	$26,148,763	$24,640,310	$26,020,519	$26,039,502	$28,518,689	$31.07	100.0%
(Vacancy/Credit Loss/Abatements)(4)	(797,548)	344,506	(661,720)	(900,963)	(2,434,476)	(2.65)	(8.5)
Effective Gross Income	$25,351,215	$24,984,816	$25,358,800	$25,138,539	$26,084,213	$28.42	91.5%
Total Expenses	10,890,709	11,086,420	11,752,668	11,986,972	12,300,687	13.40	47.2
Net Operating Income	$14,460,506	$13,898,396	$13,606,132	$13,151,568	$13,783,526	$15.02	52.8%
Capital Expenditures	0	0	0	0	256,972	0.28	1.0
TI/LC	0	0	0	0	1,076,556	1.17	4.1
Net Cash Flow	$14,460,506	$13,898,396	$13,606,132	$13,151,568	$12,449,998	$13.57	47.7%
(1)	TTM represents the trailing 12-month period ending June 30, 2024.
(2)	% column represents percent of Gross Potential Rent for revenue lines and percent of Effective Gross Income for all remaining fields.
(3)	Other Income includes parking income, late fees and other miscellaneous income.
(4)	The borrower sponsor reserved bad debt in 2020 during the COVID-19 pandemic as a proactive measure and reversed it in 2021 and 2022, shown as positive bad debt.

Environmental. According to the Phase I environmental assessment dated August 15, 2024, there was no evidence of any recognized environmental conditions at the Greene Town Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-C32
No. 2 – Greene Town Center

The Market. The Greene Town Center Property is located in Beavercreek, Ohio, approximately eight miles southeast of downtown Dayton. The Greene Town Center Property is located adjacent to Interstate 675, which provides access to the greater Dayton metropolitan area. The Greene Town Center Property is located in the suburbs of Dayton, with land uses in the surrounding area consisting primarily of retail, residential and commercial developments. One of the primary demand drivers in the Dayton metropolitan area is the Wright-Patterson Air Force Base, which employs 32,000 people and is located approximately 11 miles north of the Greene Town Center Property. The largest employers in the Dayton metropolitan area include Wright-Patterson Air Force Base (32,000 employees), Kettering Health Network (13,984 employees) and Premiere Health Partners (10,537 employees).

According to the appraisal, the 2024 median household income within a one-, three- and five-mile radius of the Greene Town Center Property was $76,757, $79,876 and $80,587, respectively. The 2024 population within the same radii was 9,098, 66,710 and 185,825, respectively.

According to the appraisal, the Greene Town Center Property is located in the South Central submarket of the Dayton MSA market. As of the second quarter of 2024, the South Central retail submarket had an inventory of 9.3 million square feet with a 2.4% vacancy rate. The average asking rent was $15.67 per square foot. The appraiser concluded market rents of $35.00 per square foot for suites less than 2,000 square feet, $33.00 per square foot for suites 2,000 to 5,000 square feet, $27.50 per square foot for suites 5,000 to 10,000 square feet, $25.00 per square foot for suites 10,000 to 25,000 square feet, $18.00 per square foot for suites greater than 25,000 square feet and $35.00 per square foot for restaurant space.

As of the second quarter of 2024, the South Central office submarket had an inventory of nine million square feet with a 6.3% vacancy rate. The average asking rent was $18.14 per square foot. The appraiser concluded a market rent of $23.50 per square foot for the office space at the Greene Town Center Property.

As of the second quarter of 2024, the South Central multifamily submarket had an inventory of 13,005 units with a 5.7% vacancy rate. The average asking rent was $1,029 per unit. The appraiser concluded market rents of $1,188-$1,649 for one-bedroom units, $1,437-$1,860 for two-bedroom units and $2,572-2,641 for three-bedroom units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-C32
No. 2 – Greene Town Center

The following table presents certain information relating to comparable retail leases for the Greene Town Center Property:

Comparable Retail Rental Summary(1)
Property / Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Annual Base Rent PSF	Commencement	Lease Term (Years)
Greene Town Center	2007-2010 / NAP	544,922(2)	1,413(2)	Yumi Boba Tea LLC(2)	$25.00(2)	2/25/2024(2)	5.9(2)
			2,790(2)	AT&T(2)	$53.95(2)	2/1/2023(2)	5.2(2)
			17,618(2)	Old Navy(2)	$20.02(2)	10/1/2021(2)	5.0(2)
Beavercreek, OH			35,123(2)	Nordstrom Rack(2)	$19.36(2)	10/1/2024(2)	5.0(2)
Cedar Center North	2012 / NAP	65,444	1,200	Little Caesars	$27.50	Dec-22	5.0
University Heights, OH
The Plaza at Hamilton Quarter	2020 / NAP	24,145	1,353	Buddy’s Pizza	$33.00	May-22	10.0
New Albany, OH
Parkway Centre South Shopping Center	2004 / NAP	132,379	1,707	Crumbl Cookies	$26.00	May-22	10.0
Grove City, OH
Pinecrest	2017 / NAP	367,048	2,503	Brilliant Earth	$42.00	Feb-23	5.0
Orange Village, OH
Sun Center	2000 / NAP	154,644	5,000	Victoria’s Secret	$30.00	Oct-22	10.3
Columbus, OH
Belden Village	1971 / 2018	192,292	12,000	Boot Barn	$14.00	Dec-22	10.0
Canton, OH
Shepherdsville Square	1982 / NAP	109,006	14,690	Columbia Sportswear	$26.00	Jan-23	10.0
Shepherdsville, KY
The Shoppes at Rivers Edge	2007 / NAP	96,276	15,850	Fuse by Cardinal Health	$21.00	Oct-22	10.0
Dublin, OH
Waterstone Center	1996 / NAP	157,181	25,302	Ross Dress for Less	$13.50	Oct-22	10.3
Cincinnati, OH
Brooklor Square	1962 / NAP	111,071	27,830	Savers	$14.50	Oct-24	10.0
North Olmsted, OH
Sun Center	2000 / NAP	154,644	37,889	Nordstrom Rack	$16.30	Jun-24	5.0
Columbus, OH
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 12, 2024. Annual Base Rent PSF includes contractual rent steps through September 2025. Gross Building Area excludes multifamily and office space at Greene Town Center Property

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-C32
No. 2 – Greene Town Center

The following table presents certain information relating to comparable office leases for the Greene Town Center Property:

Comparable Office Rental Summary(1)
Property Address/Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Annual Base Rent PSF	Commencement	Lease Term (Years)
Greene Town Center	2007-2010 / NAP	172,782(2)	14,980(2)	Morgan Stanley	$25.23(2)	8/1/2024(2)	5.0(2)
Beavercreek, OH
4139 Colonel Glenn Highway	1986 / NAP	6,765	6,765	NAV	$18.00	Sep-24	5.0
Beavercreek, OH
3000 Presidential Drive	1987 / NAP	55,560	20,651	NAV	$19.95	Jul-24	5.0
Fairborn, OH
4454 Idea Center	2007 / 2018	51,096	25,548	NAV	$15.95	Jul-24	NAV
Beavercreek, OH
3745 Pentagon	2012 / NAP	86,928	57,952	Leidos Corp.	$18.35	Jun-23	7.1
Beavercreek, OH
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 12, 2024. Annual Base Rent PSF includes contractual rent steps through September 2025. Gross Building Area excludes retail and multifamily space at Greene Town Center Property.

The following table presents multifamily rental data at comparable properties with respect to the Greene Town Center Property:

Comparable Multifamily Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occupancy	Number of Units	Average Unit Size (SF)	Average Asking Rent ($/month)	Average Asking Rent ($/SF)
Greene Town Center	2007-2010 / NAP	94.3%(2)	206(2)	971(2)	$1,492(3)	1.54(3)
Beavercreek, OH
Water Street Flats	2018	90.0%	269	905	$1,210 - $2,025	$1.40 - $2.27
Dayton, OH
The Lofts at Willow Creek	2010	95.0%	325	1,031	$1,195 - $2,121	$1.42 - $1.77
Beavercreek, OH
The Lakes of Beavercreek	2006	97.0%	212	1,038	$1,342 - $1,759	$1.00 - $1.57
Beavercreek, OH
Emerald Lakes	1999	96.0%	280	1,058	$1,219 - $1,999	$1.25 - $1.57
Beavercreek, OH
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 25, 2024.
(3)	Represents the average in-place rents for occupied units.

The Borrower. The borrower is Greene Town Center LLC, a Delaware limited liability company and single purpose bankruptcy-remote entity, with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Greene Town Center Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Morton L. Olshan. Morton L. Olshan is the founder of Olshan Properties, a real estate firm that has specialized in the development, acquisition and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-C32
No. 2 – Greene Town Center

management of commercial real estate for over 60 years. The company has over 1,000 employees and currently owns and/or manages a portfolio consisting of approximately nine million square feet of retail properties, 13,000 multifamily units, 1,249 hotel rooms and three million square feet of office space. The Greene Town Center Whole Loan refinanced prior debt that was in maturity default. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus for more information.

Property Management. The Greene Town Center Property is managed by Mall Properties, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited approximately $2,334,376 for real estate taxes, $10,000 for a radon reserve, $1,827,945 for outstanding free rent and gap rent and $2,897,572 for unfunded obligations in connection with certain outstanding tenant improvement and leasing commission obligations.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated annual real estate tax payments, which currently equates to approximately $466,875.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Greene Town Center Whole Loan documents and the borrower provides evidence of the renewal of any such blanket insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

Capital Expense – On each payment date occurring in November 2024 through October 2025, the borrower is required to escrow approximately $71,038 for the payment or reimbursement of approved capital expenses. Beginning with the monthly payment date in November 2025, the required monthly escrow will be decreased to approximately $21,038.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow $89,713 monthly for tenant improvements and leasing commissions.

Lockbox / Cash Management. The Greene Town Center Whole Loan is structured with a hard lockbox with respect to non-residential tenants and a soft lockbox with respect to residential tenants and in-place cash management. The borrower was required to deliver tenant direction letters to the existing non-residential tenants at the Greene Town Center Property, directing them to remit their rent directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager, as applicable, from the Greene Town Center Property to be deposited into such lockbox within two business days. All funds deposited into the lockbox are required to be transferred on a daily basis to the borrower’s operating account unless a Cash Management Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Management Period, all funds in the lockbox account are required to be swept on a daily basis to a cash management account under the control of the lender to be applied and disbursed in accordance with the Greene Town Center Whole Loan documents.

A “Cash Management Period” commenced at origination of the Greene Town Center Whole Loan and will continue until the balance in the rollover reserve reaches $4,000,000. Any future Cash Management Period will commence upon the occurrence of any of the following: (i) an event of default under the Greene Town Center Whole Loan, (ii) the debt service coverage ratio (“DSCR”), as calculated in accordance with the Greene Town Center Whole Loan documents being less than 1.20x as of the end of any calendar quarter, (iii) the occurrence of a Trigger Lease Sweep Period (as defined below), and expiring upon, with respect to (a) clause (i) above, such event of default is no longer continuing and no other event of default has occurred and is continuing, (b) clause (ii) above, the date that the DSCR, as calculated in accordance with the Greene Town Center Whole Loan documents, is equal to or greater than 1.25x for two consecutive calendar quarters and (c) clause (iii) above, the termination of such Trigger Lease Sweep Period.

A “Trigger Lease Sweep Period” commences upon the earlier to occur of any of the following: (i) the date that is six months prior to the end of the term of any Trigger Lease (as defined below); (ii) the date required under a Trigger Lease by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (iii) any Trigger Lease is surrendered, cancelled or terminated prior to its then-current expiration date or any tenant under a Trigger Lease gives notice of its intention to terminate, surrender or cancel its Trigger Lease; (iv) any tenant under a Trigger Lease has discontinued its business in more than 25% of its premises or gives notice that it intends to do the same, excluding any temporary closure for renovation work; (v) the occurrence and continuance (beyond any

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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applicable notice and cure periods) of a default under any Trigger Lease by the applicable tenant thereunder; or (vi) the occurrence of an insolvency or bankruptcy proceeding, among other things, by any tenant under a Trigger Lease, its parent company or the lease guarantor under a Trigger Lease, as described in the Greene Town Center Whole Loan documents (a “Trigger Lease Insolvency Proceeding”), provided, that a Trigger Lease Sweep Period will not commence if at least 75% of the original space demised under the Books and Co., LA Fitness lease, Nordstrom Rack lease and/or Von Maur leases, as applicable, have been leased for a minimum term of 10 years pursuant to a replacement lease or leases, all leasing expenses have been paid in full, and the DSCR (including the revenue from such replacement lease(s)) is at least 1.75x.

A Trigger Lease Sweep Period ends upon the earlier to occur of (x) the lender’s determination that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-letting of the space under the applicable lease(s) that gave rise to the subject Trigger Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required during any period of time that rents are insufficient as a result of down-time or free rent periods, and (y) any of the following events: with respect to a matter described in (1) clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of the date on which (A) the subject tenant irrevocably exercises any renewal or extension option (or otherwise enters into an extension agreement with the borrower that is acceptable to the lender) with respect to all of the space demised under its Trigger Lease, (B) all of the space demised under the subject Trigger Lease that gave rise to the subject Trigger Lease Sweep Period has been fully leased pursuant to a replacement lease or leases approved by the lender, and all approved leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full, or (C) the date on which at least 75% of the original space demised under the Books and Co. lease, LA Fitness lease, Nordstrom Rack lease and/or Von Maur lease, as applicable, has been leased pursuant to a replacement lease or leases, all leasing expenses have been paid in full, and the DSCR (including the revenue from such replacement lease(s)) is at least 1.75x; (2) clause (v) above, if the subject tenant default has been cured and no other tenant default has occurred for a period of three consecutive months following such cure; or (3) clause (vi) above, the applicable Trigger Lease Insolvency Proceeding has terminated and the applicable Trigger Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender.

A “Trigger Lease” means the Books and Co. lease, LA Fitness lease, Nordstrom Rack lease, Von Maur lease and any other lease that covers 30,000 or more square feet of space and/or has a gross annual rent of more than 10% of the total annual rents at the Greene Town Center Property.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. The borrower is permitted to release two certain vacant, unimproved, non-income producing outparcels from the lien of the mortgage, provided that, among other conditions, (i) all REMIC requirements are satisfied, (ii) the principal balance is defeased (or if the release occurs on or after August 6, 2034, prepaid) by an amount equal to (x) $320,000 for one of the release parcels and $600,000 for the other release parcel if such conveyance is to an affiliate of the borrower or guarantor or (y) the greater of (a) 100% of the net sales proceeds and (b) $320,000 for one of the release parcels and $600,000 for the other release parcel if such conveyance is to an unaffiliated third-party purchaser.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$70,000,000	Title:	Leasehold
Cut-off Date Principal Balance:	$70,000,000	Property Type - Subtype:	Mixed Use – Various
% of IPB:	7.0%	Net Rentable Area (SF)(2):	427,385
Loan Purpose:	Refinance	Location:	Owings Mills, MD
Borrowers:	OMTC Land Unit 5, LLC and OMTC Land Unit 6 & 7, LLC	Year Built / Renovated:	Various / NAP
Borrower Sponsor:	Howard S. Brown	Occupancy(3):	94.0%
Interest Rate:	6.99000%	Occupancy Date:	10/1/2024
Note Date:	12/17/2024	4th Most Recent NOI (As of):	$4,127,394 (12/31/2021)
Maturity Date:	1/6/2035	3rd Most Recent NOI (As of):	$4,478,335 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$4,957,786 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$6,059,201 (TTM 9/30/2024)
Original Amortization Term:	None	UW Economic Occupancy	90.8%
Amortization Type:	Interest Only	UW Revenues:	$12,072,616
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$4,298,353
Lockbox / Cash Management:	Hard (Commercial); Soft (Residential) / Springing	UW NOI:	$7,774,262
Additional Debt:	No	UW NCF:	$7,279,333
Additional Debt Balance:	N/A	Appraised Value / Per SF(2):	$125,400,000 / $293
Additional Debt Type:	N/A	Appraisal Date:	6/5/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(2):	$164
Taxes:	$544,313	$108,863	N/A	Maturity Date Loan / SF(2):	$164
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.8%
Replacement Reserves:	$0	$10,380	N/A	Maturity Date LTV:	55.8%
TI/LC:	$0	$30,864	$1,450,000	UW NCF DSCR:	1.47x
Free Rent Reserve:	$166,428	$0	N/A	UW NOI Debt Yield:	11.1%
Gap Rent Reserve:	$99,749	$0	N/A
Ground Rent Reserve:	$15,074	Springing	N/A
Unfunded Obligations Reserve:	$2,076,764	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$70,000,000	100.0%	Payoff Existing Debt	$63,798,897	91.1%
			Upfront Reserves	2,902,328	4.1%
			Return of Equity	2,527,774	3.6%
			Closing Costs	771,001	1.1%
Total Sources	$70,000,000	100.0%	Total Uses	$70,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Represents the total square footage, inclusive of multifamily. The Metro Crossing Apartments Property (as defined below) consists of 232 units (200,120 square feet) of multifamily space.
(3)	The occupancy figure is calculated based on square footage of the Metro Portfolio Properties, inclusive of 200,120 square feet of multifamily space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Loan. The Metro Portfolio mortgage loan (the “Metro Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $70,000,000 and is secured by a first lien mortgage on the borrowers’ leasehold interests in two mixed-use properties located in Owings Mills, Maryland (the “Metro Portfolio Properties”). The Metro Portfolio Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest at a rate of 6.99000% per annum on an Actual/360 basis.

The Properties. The Metro Portfolio Properties are located within Metro Centre at Owings Mills (the “Metro Centre Development”), in Owings Mills, Maryland. The Metro Centre Development is a mixed-use development owned and developed (or in the process of being developed) by the borrower sponsor or affiliates of the borrower sponsor. The Metro Centre Development is located in Baltimore County and is a transit-oriented development, designed to integrate residential, commercial and recreational spaces around a central transportation hub. The Metro Centre Development is subject to a long-term ground lease between the Maryland Transit Administration (the “MTA”), an agency of the Maryland Department of Transportation, as ground lessor, and Owings Mills Transit LLC, an affiliate of the borrowers, as ground lessee (the “Metro Centre Development Master Ground Lease”). The Metro Portfolio Properties are subject to individual ground leases, (as described below under “Ground Leases”), which are not cross defaulted with the Metro Centre Development Master Ground Lease.

Certain portions of the Metro Centre Development (including the Metro Portfolio Properties) are subject to a land condominium currently consisting of 12 units (Units 1 through 11 and Unit A). The borrowers own three units (Units 5, 6 and 7) and the remaining units are owned by an affiliate of the borrowers. The Metro Centre Development includes a Reciprocal Easement Agreement (“REA”) governing the parcels within the Metro Centre Development (including the Metro Portfolio Properties). Pursuant to the REA, the Metro Portfolio Properties have perpetual access to the Metro Centre Development parking garages on a first-come, first-serve basis. In addition, the Metro Portfolio Properties (together with other parcels that make up the Metro Centre Development) are subject to a special tax related to the development and maintenance of improvements at the Metro Centre Development. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the preliminary prospectus.

The Metro Portfolio Properties consist of two mortgaged properties. The following table presents certain information relating to the Metro Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated	Net Rentable Area (SF)	Loan Amount(1)	% of Portfolio	Appraised Value	UW NOI %
Metro Crossing Apartments	Owings Mills, MD	2014 / NAP	248,173	$45,382,775	64.8%	$81,300,000	51.0%
Metro Office Centre	Owings Mills, MD	2018 / NAP	179,212	$24,617,225	35.2%	$44,100,000	49.0%
Total			427,385	$70,000,000	100.0%	$125,400,000	100.0%
(1)	The allocated loan amounts presented are for illustrative purposes only as there are no allocated loan amounts set forth in the Metro Portfolio Mortgage Loan documents and no partial releases associated with the Metro Portfolio Mortgage Loan. The amounts were determined based on the appraised values of the properties.

Metro Crossing Apartments. The Metro Crossing Apartments mortgaged property (the “Metro Crossing Apartments Property”) is a 248,173 square foot mixed use building comprising 200,120 square feet of multifamily space with 232 units and 48,053 square feet of commercial space located at 10201 & 10301 Grand Central Avenue, in Owings Mills, Maryland. The Metro Crossing Apartments Property is situated on a 2.17-acre parcel and was built in 2014. Multifamily unit amenities feature modern kitchens with granite countertops, kitchen islands, stainless steel appliances, full size washer/dryers, walk-in closets, floor to ceiling windows, balconies and high speed internet. Community amenities feature free garage parking, dog park, electric charging stations, bike racks, rooftop deck, infinity pool, grill, fireplace, clubroom, fitness center, conference room and on-site management. The largest tenants by net rentable area in the retail portion of the Metro Crossing Apartments Property include Eggspectation, Suya Spot Nigerian Grill, Asian Court OM, Times Square Kitchen and Zero Latency. As of October 1, 2024, the multifamily portion of the Metro Crossing Apartments Property was 93.1% occupied and the retail portion was 75.9% occupied. As of October 1, 2024, the blended occupancy of the Metro Crossing Apartments Property was 90.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units(2)	Occupancy(2)	Average Unit Size (SF)(2)	Average Monthly Rental Rate(2)(3)	Average Monthly Rental Rate PSF(2)(3)
1 Bedroom	123	53.0%	110	89.4%	720	$1,646	$2.29
2 Bedroom	109	47.0%	106	97.2%	1024	$2,010	$1.96
Total/Wtd. Avg.	232	100.0%	216	93.1%	863	$1,825	$2.13
(1)	Based on the underwritten rent roll dated October 1, 2024.
(2)	Occupancy includes five employee units and does not include a model unit.
(3)	Based on number of occupied units of each unit type.

Metro Crossing Apartments Property Top Retail Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Exp. Date(3)
Eggspectation	NR / NR / NR	5,582	11.6%	$50.16	$280,000	19.4%	6/30/2026
Suya Spot Nigerian Grill	NR / NR / NR	3,813	7.9%	$35.27	$134,473	9.3%	8/31/2028
Asian Court OM(4)	NR / NR / NR	3,681	7.7%	$41.00	$150,921	10.5%	1/31/2032
Times Square Kitchen	NR / NR / NR	3,161	6.6%	$36.07	$114,017	7.9%	12/31/2032
Zero Latency	NR / NR / NR	2,521	5.2%	$41.20	$103,865	7.2%	1/31/2027
Subtotal/Wtd. Avg.		18,758	39.0%	$41.76	$783,276	54.4%
Other Tenants		17,737	36.9%	$37.07	$657,470	45.6%
Total Occupied Space		36,495	75.9%	$39.48	$1,440,746	100.0%
Vacant Space		11,558	24.1%
Total/Wtd. Avg.		48,053	100.0%

(1)	Based on the underwritten rent roll dated October 1, 2024.
(2)	Includes 12 months of contractual rent steps.
(3)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Top Tenant Summary.
(4)	Asian Court OM originally executed a lease for 3,681 square feet commencing in February 2025.

Metro Crossing Apartments Property Retail Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	4	11,558	24.1%	NAP	NAP	11,558	24.1%	NAP	NAP
2025	0	0	0.0%	0	0.0%	11,558	24.1%	$0	0.0%
2026	2	6,714	14.0%	$322,716	22.4%	18,272	38.0%	$322,716	22.4%
2027	3	6,362	13.2%	$239,672	16.6%	24,634	51.3%	$562,388	39.0%
2028	1	3,813	7.9%	$134,473	9.3%	28,447	59.2%	$696,861	48.4%
2029	4	6,837	14.2%	$278,423	19.3%	35,284	73.4%	$975,283	67.7%
2030	2	4,054	8.4%	$138,715	9.6%	39,338	81.9%	$1,113,999	77.3%
2031	0	0	0.0%	$0	0.0%	39,338	81.9%	$1,113,999	77.3%
2032	2	6,842	14.2%	$264,938	18.4%	46,180	96.1%	$1,378,937	95.7%
2033	1	1,873	3.9%	$61,809	4.3%	48,053	100.0%	$1,440,746	100.0%
2034	0	0	0.0%	$0	0.0%	48,053	100.0%	$1,440,746	100.0%
> 2034	0	0	0.0%	$0	0.0%	48,053	100.0%	$1,440,746	100.0%
	19	48,053	100.0%	$1,440,746	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Rollover Schedule.
(3)	Includes 12 months of contractual rent steps.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Metro Office Centre. The Metro Office Centre mortgaged property (the “Metro Office Centre Property”) is a 179,212 square foot mixed-use building comprising 143,104 square feet of office space and 36,108 square feet of retail space located at 10200 Grand Central Avenue, in Owings Mills, Maryland. The Metro Office Centre Property is situated on a 1.63-acre parcel and was built in 2018. The Metro Office Centre Property’s retail tenants are located at grade with separate exterior access and storefronts along adjacent roadways. The office units include typical tenant buildout and finishes including painted drywall, commercial-grade carpet, composite tile and acoustic ceiling tile. Common areas include lobbies, common area tenant lounge with conference room, fitness center, common area hallways and two restrooms and mechanical rooms for electrical and telephone equipment. As of October 1, 2024, the Metro Office Centre Property was 99.2% occupied by 14 tenants. The largest tenants by net rentable area at the Metro Office Centre Property are Element Fleet Corporation, CBIZ M&S Consulting Services, LLC, Gannett Fleming, Inc., SB & Company, LLC and SSS Maryland Project Two.

Metro Office Centre Property Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)(4)	UW Base Rent(3)(4)	% of Total UW Base Rent(3)	Lease Exp. Date(4)
Element Fleet Corporation(5)	NR / BBB / BBB+	63,778	35.6%	$30.09	$1,919,080	36.5%	6/30/2034
CBIZ M&S Consulting Services, LLC(6)	NR / NR / NR	21,050	11.7%	$28.15	$592,558	11.3%	1/31/2032
Gannett Fleming, Inc.(7)(8)	NR / NR / NR	20,124	11.2%	$27.97	$562,814	10.7%	1/31/2030
SB & Company, LLC(9)	NR / NR / NR	15,434	8.6%	$27.06	$417,644	7.9%	3/31/2035
SSS Maryland Project Two	NR / NR / NR	12,191	6.8%	$27.56	$335,984	6.4%	11/30/2028
Subtotal/Wtd. Avg.		132,577	74.0%	$28.87	$3,828,080	72.7%
Other Tenants		45,175	25.2%	$31.78	$1,435,670	27.3%
Total Occupied Space		177,752	99.2%	$29.61	$5,263,750	100.0%
Vacant Space		1,460	0.8%
Total/Wtd. Avg.		179,212	100.0%

(1)	Based on the underwritten rent roll dated October 1, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Includes 12 months of contractual rent steps and does not include early terminations.
(4)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases, which are not considered in the Top Tenant Summary.
(5)	Element Fleet Corporation has an option to terminate its lease as described below under “Major Tenants”.
(6)	CBIZ M&S Consulting Services, LLC has the option to terminate its lease as described below under “Major Tenants”.
(7)	Gannett Fleming, Inc. has the option to terminate its lease as described below under “Major Tenants”.
(8)	Gannett Fleming, Inc.’s UW Base Rent includes $7,995 for an occupied storage space.
(9)	SB & Company, LLC has the option to terminate its lease effective on March 31, 2030 provided that the tenant provides written notice nine months prior and pays a termination fee consisting of an amount equal to all unamortized costs (straight line amortized over the initial term with interest at 6%), tenant improvement costs, and commission costs incurred in the construction and leasing of the space, plus 50% of the value of the free rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Metro Office Centre Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	1	1,460	0.8%	NAP	NAP	1,460	0.8%	NAP	NAP
2025	0	0	0.0%	0	0.0%	1,460	0.8%	$0	0.0%
2026	1	1,275	0.7%	$48,756	0.9%	2,735	1.5%	$48,756	0.9%
2027	0	0	0.0%	$0	0.0%	2,735	1.5%	$48,756	0.9%
2028	2	17,262	9.6%	$513,469	9.8%	19,997	11.2%	$562,225	10.7%
2029	3	10,582	5.9%	$332,162	6.3%	30,579	17.1%	$894,387	17.0%
2030	1	20,124	11.2%	$562,814	10.7%	50,703	28.3%	$1,457,200	27.7%
2031	2	15,985	8.9%	$508,254	9.7%	66,688	37.2%	$1,965,454	37.3%
2032	1	21,050	11.7%	$592,558	11.3%	87,738	49.0%	$2,558,012	48.6%
2033	2	12,262	6.8%	$369,014	7.0%	100,000	55.8%	$2,927,026	55.6%
2034	1	63,778	35.6%	$1,919,080	36.5%	163,778	91.4%	$4,846,106	92.1%
> 2034	1	15,434	8.6%	$417,644	7.9%	179,212	100.0%	$5,263,750	100.0%
	15	179,212	100.0%	$5,263,750	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Includes 12 months of contractual rent steps and does not include early terminations.

Major Tenants.

Element Fleet Corporation (63,778 square feet; 35.6% NRA; 36.5% of underwritten base rent at the Metro Office Centre Property): Element Fleet Corporation (“Element”) (S&P/Fitch: BBB/BBB+) is a leading fleet management company that provides comprehensive services for vehicle and equipment fleets. The company specializes in offering a wide range of fleet management solutions, including vehicle acquisition, financing, leasing, maintenance, fuel management, accident management, risk management and remarketing. The company offers services for corporate, commercial, government and public service vehicle fleets, including the transition to electric vehicles and predictive analytics. Element has occupied space at the Metro Office Centre Property since 2023 and leases 63,778 square feet, expiring in June 2034, with two, five-year renewal options remaining and a termination option on June 30, 2031 provided that the tenant provides written notice nine months prior and pays a termination fee consisting of an amount equal to all unamortized costs (straight line amortized over the initial term with interest at 8%), landlord costs of the tenant improvement allowance, commissions and free rent.

CBIZ M&S Consulting Services, LLC (21,050 square feet; 11.7% NRA; 11.3% of underwritten base rent at the Metro Office Centre Property): CBIZ M&S Consulting Services, LLC (“CBIZ”) is a professional services firm that specializes in providing business consulting and advisory services. The firm is part of CBIZ, Inc., a national provider of accounting, tax, audit, advisory, employee benefit, human resources, human capital management, retirement and investment solutions and financial advisory services. CBIZ has occupied space at the Metro Office Centre Property since 2019 and leases 21,050 square feet expiring in January 2032, with one, five-year option remaining and a termination option on January 31, 2030 provided that the tenant provides written notice by April 30, 2029 and pays a termination fee consisting of an amount equal to (a) all unamortized transaction costs (straight line amortized over the 66-month term extension with interest at 7%) incurred by the landlord in the construction and leasing of the space to the tenant plus (b) two months of basic annual rent at the rate effective on the date notice is delivered to the landlord.

Gannett Fleming, Inc. (20,124 square feet; 11.2% NRA; 10.7% of underwritten base rent at the Metro Office Centre Property): Gannett Fleming, Inc. (“Gannett Fleming”) is an engineering and infrastructure solutions company that provides comprehensive services across various sectors. Founded in 1915, the company operates in the engineering, planning, and construction management, specializing in natural resources, transportation, water, power and facility-related projects. Gannett Fleming has occupied space at the Metro Office Centre Property since 2022 and leases 20,124 square feet and a storage unit, expiring in January 2030, with two, five-year renewal options remaining and a termination option on January 31, 2028 provided that the tenant provides written notice by April 30, 2027 and pays a termination fee consisting of an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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amount equal to all unamortized costs (straight line amortized over the initial term with interest at 8%), tenant improvement costs, commission costs incurred in the construction and leasing of the space to the tenant, four months of free basic annual rent at the initial rate charged under the lease and two months of basic annual rent as reserved in the fifth lease year.

Environmental. According to the Phase I environmental assessment dated June 14, 2024, there was no evidence of any recognized environmental conditions at the Metro Portfolio Properties.

Historical and Current Occupancy(1)
2021(2)	2022(2)	2023(2)	Current(3)
64.2%	72.5%	87.1%	94.0%
(1)	Multifamily occupancy is measured in square footage in order to provide a consistent portfolio roll-up. Commercial occupancies are based on information provided by the borrower sponsor.
(2)	As of December 31 of each year.
(3)	As of the October 1, 2024 rent roll, the Metro Crossing Apartments Property was 90.3% occupied and the Metro Office Centre Property was 99.2% occupied.

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM 9/30/2024	Underwritten	Per Square Foot(1)	%(2)
Gross Potential Rent(3)	$4,570,640	$4,926,449	$5,190,734	$5,212,645	$5,207,652	$12.18	44.1%
Commercial Rent(4)	$6,844,725	$6,592,893	$6,599,658	$5,842,186	$7,147,716	$16.72	60.6%
Commercial Reimbursements	373,257	442,829	468,407	587,755	645,689	$1.51	5.5%
Gross Revenue	$11,788,621	$11,962,171	$12,258,799	$11,642,586	$13,001,058	$30.42	110.2%
(Vacancy/Credit Loss)	($4,434,465)	($4,198,660)	($3,871,058)	($1,944,082)	($1,201,154)	($2.81)	(10.2% )
Net Rental Income	$7,354,157	$7,763,511	$8,387,741	$9,698,504	$11,799,903	$27.61	100.0%
Other Income	$221,766	$230,061	$273,479	$272,712	$272,712	$0.64	2.3%
Effective Gross Income	$7,575,923	$7,993,571	$8,661,220	$9,971,216	$12,072,616	$28.25	102.3%
Total Expenses	$3,448,529	$3,515,236	$3,703,434	$3,912,015	$4,298,353	$10.06	35.6%
Net Operating Income(5)	$4,127,394	$4,478,335	$4,957,786	$6,059,201	$7,774,262	$18.19	64.4%
Capital Expenditures	124,560	124,560	124,560	124,560	124,560	$0.29	1.0%
TI/LC	370,369	370,369	370,369	370,369	370,369	$0.87	3.1%
Net Cash Flow	$3,632,465	$3,983,406	$4,462,857	$5,564,272	$7,279,333	$17.03	60.3%
(1)	Per Square Foot figures are calculated based on the total square footage of the Metro Portfolio Properties, inclusive of 200,120 square feet of multifamily space. Gross Potential Rent per unit is equal to $22,447.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Gross Potential Rent is based on in-place rent as of October 1, 2024.
(4)	Commercial Rent is based on in-place rent as of October 1, 2024 including 12 months of contractual rent steps.
(5)	The increase in Underwritten NOI compared to Most Recent NOI is primarily attributable to (i) 12 months of contractual rent steps and (ii) increased occupancy.

The Market. The Metro Portfolio Properties are located in Owings Mills, Maryland, a northwestern suburb of Baltimore. The Metro Portfolio Properties are located adjacent to the Owings Mills Metro Subway Station at the southwest quadrant of Interstate 795 and Painters Mill Road, about 21 miles northwest of downtown Baltimore, 22 miles north of BWI Airport and 50 miles northeast of Washington, D.C. Owings Mills is one of two officially designated growth areas within Baltimore County. The designated Owings Mills town center area encompasses approximately 13,250 acres and the local area has more than 1,500 acres zoned and available for business use.

According to the appraisals, the 2023 population within a one-, three- and five-mile radius of the Metro Portfolio Properties was 8,475, 85,385 and 176,787, respectively. The 2023 average household income within the same radii was $101,831, $112,375 and $115,742, respectively.

As of the first quarter of 2024, the occupancy rate of the Baltimore multifamily market was approximately 96.1% with asking rents of $1,506, and the occupancy rate for the Pikesville/Randallstown/Owings Mills submarket was approximately 96.4% with asking rents of $1,491. As of the first quarter of 2024, the occupancy rate of the Baltimore retail market was approximately 91.7% with asking rents of $25.20 per square foot, and the occupancy rate for the West/Southwest Baltimore County submarket was approximately 90.2% with asking rents of $23.90 per square foot. As of the first quarter of 2024, the occupancy rate of the Suburban West Baltimore office market was approximately 82.3% with asking rents of $22.22 per

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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square foot, and the occupancy rate for the Reisterstown Road Corridor submarket was approximately 81.4% with asking rents of $22.94 per square foot.

Metro Crossing Apartments Property Comparable Multifamily Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per unit	Average Rent per Unit	Average Rent per SF
Metro Crossing Apartments Owings Mills, MD	2014 / NAP(2)	93.1%(2)	232(2)	1 BD / 1 BA(2) 2 BD / 2 BA(2)	720(2) 1,024(2)	$1,646(2) $2,010(2)	$2.29(2) $1.96(2)
The Met at Metro Centre(3) Owings Mills, MD	2020 / NAP	91.3%	114	1 BD / 1 BA 2 BD / 2 BA	887 1,150	$2,051 $2,546	$2.31 $2.21
Avalon Foundry Row Owings Mills, MD	2021 / NAP	87.7%	437	Studio 1 BD / 1 BA 2 BD / 2 BA 3 BD / 2 BA	554 761 1,203 1,335	$1,652 $1,872 $2,519 $3,070	$2.98 $2.46 $2.09 $2.30
Groveton Green Apartments Owings Mills, MD	2013 / NAP	88.9%	226	1 BD / 1 BA 2 BD / 2 BA 2 BD / 3 BA	888 1,135 1,443	$1,828 $2,275 $2,650	$2.06 $2.00 $1.84
Greenwich Place Owings Mills, MD	2007 / NAP	99.4%	332	1 BD / 1 BA 2 BD / 2 BA 3 BD / 2 BA 3 BD / 2.5 BA	911 1,314 1,225 1,621	$1,679 $2,354 $2,707 $2,925	$1.84 $1.79 $2.21 $1.80
Mode at Owings Mills Owings Mills, MD	2002 / 2016	96.6%	324	1 BD / 1 BA 2 BD / 2 BA 3 BD / 2 BA	839 1,161 1,369	$1,745 $1,839 $2,260	$2.08 $1.58 $1.65
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 1, 2024. Represents the multifamily space at the Metro Crossing Apartments Property.
(3)	The Met at Metro Centre property is within the Metro Centre Development and owned by the borrower sponsor.

Metro Crossing Apartments Property and Metro Office Centre Property Comparable Retail Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Metro Office Centre Owings Mills, MD	2018 / NAP	100.0%(2)	36,108(2)	SSS Maryland Project Two(2)	12,191(2)	$27.56(2)	Dec-18(2)	120(2)
Metro Crossing Apartments Owings Mills, MD	2014 / NAP	76.0(2)	48,053(2)	Eggspectation(2)	5,582(2)	32.25(2)	Mar-16(2)	124(2)
Greenleigh at Crossroads Middle River, MD	2020 / NAP	NAV	13,265	The Brass Tap	2,914	38.00	Jul-23	124
Windsor Corporate Park Windsor Mill, MD	2016 / NAP	NAV	9,425	Buffalo Wild Wings	1,396	26.00	Apr-24	120
St. Thomas Shopping Center Owings Mills, MD	1980 / 2023	NAV	116,149	WNB Factory	2,285	43.00	Jul-23	120
Woodholme Square Pikesville, MD	1999 / NAP	NAV	58,757	Confidential	2,350	39.00	Aug-23	126
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 1, 2024. Represents the retail space at the Metro Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Metro Office Centre Property Comparable Office Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Metro Office Centre Owings Mills, MD	2018 / NAP	99.0%(2)	143,104(2)	Element Fleet Corporation(2)	63,778(2)	$29.50(2)	Nov-23(2)	128(2)
BECO Tower II Owings Mills, MD	2014 / NAP	NAV	199,596	Advanced Imaging Partners, Inc.	34,244	26.25	Mar-23	128
McDonogh Crossroads Owings Mills, MD	1989 / NAP	NAV	63,804	Confidential	8,783	26.00	Nov-23	56
Quarry Lake at Greenspring Baltimore, MD	2008 / NAP	NAV	63,506	Silberstein Insurance Group	6,026	31.00	Aug-23	62
9690 Deereco Road Timonium, MD	1989 / NAP	NAV	134,175	Foundation Group, Inc.	3,666	26.50	Mar-24	62
Schilling Center Hunt Valley, MD	2009 / NAP	NAV	109,016	GBT US LLC	1,654	27.50	Mar-24	36
Longview Executive Park 3 Hunt Valley, MD	2005 / NAP	NAV	188,369	Confidential	26,349	26.50	Aug-23	132
(1)	Source:Appraisal.
(2)	Based on the underwritten rent roll dated October 1, 2024. Represents the office space in the Metro Office Centre Property.

The Borrower. The borrowers are OMTC Land Unit 5, LLC and OMTC Land Unit 6 & 7, LLC, each a Maryland limited liability company and special purpose entity with at least one independent director. Legal counsel for the borrowers delivered a non-consolidation opinion in connection with the origination of the Metro Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor of the Metro Portfolio Mortgage Loan is Howard S. Brown. Howard S. Brown founded David S. Brown Enterprises in 1973 and has owned and operated it since. David S. Brown Enterprises develops, builds, manages and leases apartment communities, commercial office buildings, retail shopping centers and mixed-use communities, as well as single family and townhomes built for sale. After starting as a developer of small apartment buildings and retail centers, the company moved to larger scale developments such as complex mixed-use office parks and retail projects, high-rise towers located in the core of Baltimore City, several transit-oriented developments connected to heavy rail systems and the master planning of an entire educational campus at Stevenson University. As of October 31, 2024, the borrower sponsor managed 2,369 multifamily units, totaling a market value of approximately $309.8 million and approximately 3.6 million square feet of commercial space, totaling a market value of approximately $424.5 million.

Property Management. The Metro Portfolio Properties are managed by David S. Brown Enterprises, Ltd., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers escrowed approximately $544,313 for real estate taxes, $99,749 for a gap rent reserve, $15,074 for a ground rent reserve (which amount is equal to two months of ground rent due with respect to the Metro Portfolio Properties), $166,428 for a free rent reserve and $2,076,764 for an unfunded obligations reserve.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments (initially $108,863).

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance premiums payable upon renewal of policy upon (i) an event of default or (ii) failure by the borrowers to provide evidence to the lender that the Metro Portfolio Properties are insured under a blanket policy that is acceptable to the lender (and that covers five or more commercial properties excluding the Metro Portfolio Properties) and that satisfies the insurance requirements of the Metro Portfolio Mortgage Loan.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $10,380 for replacement reserves.

TI/LC Reserve – On a monthly basis, the borrowers are required to escrow $30,864 for tenant improvements and leasing commissions until there is an amount equal to $1,450,000 (exclusive of any lease termination payments) (the “Leasing Reserve Cap”) in the TI/LC reserve. If the amount in the TI/LC reserve goes below the Leasing Reserve Cap, the borrowers are required to resume monthly deposits until the Leasing Reserve Cap is again met. Additionally, the borrowers are required to deposit into the TI/LC reserve each early termination fee or other termination fee, as applicable, (collectively,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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the “Lease Termination Payment”) received in connection with any commercial lease. The Lease Termination Payment will not be subject to the Leasing Reserve Cap.

Ground Rent Reserve – If at any time, there is not at least two months of ground rent reserved in the ground rent reserve, then borrowers are required to deposit an amount such that there are two months of ground rent reserved therein. In addition, upon the occurrence of a Cash Sweep Period (as defined below) or if the lender reasonably determines that the ground base rent is not consistently being paid when and as due under the ground lease, then the borrowers are required to reserve, on a monthly basis, 1/12th of the amount that would be sufficient to pay the ground base rent payable, or estimated by the lender to be payable, during the next ensuing 12 months.

Lockbox / Cash Management. The Metro Portfolio Mortgage Loan documents require a hard lockbox with respect to the commercial tenants and a soft lockbox with respect to the residential tenants with springing cash management. The borrowers were required to establish a lockbox account at origination (the “Clearing Account”). With respect to the residential tenants, the borrowers are required to deposit (or cause the property manager to deposit) all revenue generated by the Metro Portfolio Properties into the Clearing Account. The commercial tenants are required (pursuant to tenant direction letters) to deposit all rents and other sums due under their respective leases into the Clearing Account. Funds on deposit in the Clearing Account will be transferred to the borrowers unless a Cash Sweep Period exists, in which case such funds will be transferred daily to an account with the lender and applied by the lender as set forth in the Metro Portfolio Mortgage Loan documents. During a Cash Sweep Period (other than a Cash Sweep Period due solely to a Specified Tenant Sweep Event (as defined below)), all excess cash flow after the payment of ground rent, debt service and all applicable reserves and other amounts due with respect to the Metro Portfolio Mortgage Loan will be held by the lender as additional collateral for the Metro Portfolio Mortgage Loan; provided that any excess cash flow so collected will be released to the borrowers upon the cessation of such Cash Sweep Period provided no other Cash Sweep Period exists. During a Specified Tenant Sweep Event, all excess cash flow after payment of ground rent, debt service and all applicable reserves and other amounts due with respect to the Metro Portfolio Mortgage Loan will be reserved with the lender and made available to the borrowers to pay for tenant improvements and leasing commissions related to re-tenanting the space previously leased to the Specified Tenant (as defined below); provided that any excess cash flow so collected and not used to re-tenant such Specified Tenant space will be released to the borrowers upon the cessation of such Specified Tenant Sweep Event provided no other Cash Sweep Period exists.

A ”Cash Sweep Period” will commence upon any of the following: (i) an event of default; (ii) the debt service coverage ratio being less than 1.10x; and (iii) the occurrence of a Specified Tenant Sweep Event; provided that a Cash Sweep Period with respect to Element will not be triggered so long as at the time of the Specified Tenant Sweep Event and thereafter, the debt yield is and continues to be greater than or equal to 9.5%, without giving any economic credit to the lease with Element (for example, and not in limitation, any rent and other amounts paid under such lease will be excluded from the calculation of such debt yield).

A “Specified Tenant” means, individually and collectively, Element Fleet Corporation and any other tenant under a lease covering 50,000 or more rentable square feet at the Metro Portfolio Properties (and any parent company of the foregoing, and guarantor of any such tenant’s lease).

A “Specified Tenant Sweep Event” will commence upon any of the following: (i) a Specified Tenant defaults under its lease beyond all applicable notice and/or cure periods; (ii) a Specified Tenant going dark, vacating, abandoning, ceasing ordinary business operations or otherwise failing to occupy 60% or more of its leased space or giving written notice of its intent to do any of the foregoing; (iii) any bankruptcy or similar insolvency of a Specified Tenant; (iv) a Specified Tenant terminating, cancelling or surrendering its lease, or giving notice of its intent to do any of the foregoing; (v) the earlier of (a) the date that is 12 months prior to the scheduled expiration of such Specified Tenant’s lease or (b) the date under such Specified Tenant’s Lease by which such Specified Tenant is required to give notice of its exercise of a renewal option, unless such applicable cure has already occurred; and (vi) if a Specified Tenant is rated by any rating agency, such Specified Tenant has its rating downgraded by at least three notches by any rating agency from its rating as of origination, or if the lease is entered after origination, the date that such lease is entered into or if the Specified Tenant is rated after origination or the date the lease is entered into, as applicable, as of the date such Specified Tenant is so rated (the applicable date, the “Specified Tenant Rating Date”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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A Specified Tenant Sweep Event will end, with respect to: (A) clause (i), the cure of such event of default has been accepted by the borrowers; (B) clause (ii), the Specified Tenant has (a) resumed occupancy and normal business operations at substantially all of its leased space during customary hours and (b) delivered to the lender an acceptable tenant estoppel certificate; (C) clause (iii), the Specified Tenant no longer is insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to a final, non-appealable order of a court of competent jurisdiction; (D) clause (iv), the Specified Tenant (a) revokes any notification of any termination, cancellation or surrender of its lease and resumes ordinary course business operations during customary hours at all of its leased space and (b) has delivered to the lender an acceptable tenant estoppel certificate; (E) clause (v) (a) the borrowers have delivered to the lender acceptable evidence that such Specified Tenant has extended its lease or given notice of renewal under terms of its lease, and all landlord obligations (including the payment of any leasing commissions) have been satisfied in full (or sufficient funds have been reserved for such purposes and to cover all such costs) and such Specified Tenant is in occupancy, open for business and paying full, unabated rent under its lease (or sufficient funds have been reserved for such purposes and to cover any operating shortfalls relating to the delay in the commencement of full rent payments) and (b) the Specified Tenant delivers to the lender an acceptable tenant estoppel certificate; and (F) clause (vi), the Specified Tenant’s rating is increased to at least the same rating assigned to such Specified Tenant as of the Specified Tenant Rating Date and remains at or above such rating for two consecutive calendar quarters thereafter. With respect to any Specified Tenant Sweep Event, a Specified Tenant Sweep Event will end if (a) all of the space leased to the Specified Tenant is leased to one or more replacement tenants on terms acceptable to the lender, and all landlord obligations (including the payment of any leasing commissions) have been satisfied in full (or sufficient funds have been reserved for such purposes and to cover all such costs) and such replacement tenant or tenants, as applicable, are in occupancy, open for business and paying full, unabated rent under their respective lease(s) (or sufficient funds have been reserved for such purposes and to cover any operating shortfalls relating to the delay in the commencement of full rent payments) and (b) such replacement tenants have delivered to the lender acceptable tenant estoppel certificate(s).

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Not permitted.

Ground Leases. The fee simple interest in the Metro Portfolio Properties is owned by the MTA, which is an agency of the Maryland Department of Transportation. In connection with the origination of the Metro Portfolio Mortgage Loan, the MTA, as ground lessor, and the borrowers, as ground lessee, entered into three phase ground leases (each a “Metro Portfolio Ground Lease” and collectively, the “Metro Portfolio Ground Leases”), two of which comprise the Metro Crossing Apartments Property: (i) the property located at 10201 Grand Central Avenue (the “10201 Grand Central Avenue Ground Lease”) and (ii) the property located at 10301 Grand Central Avenue (the “10301 Grand Central Avenue Ground Lease”), and one of which comprises the Metro Office Centre Property located at 10200 Grand Central Avenue (the “Metro Office Centre Ground Lease”), and it is the leasehold interests under the Metro Portfolio Ground Leases that secures the Metro Portfolio Mortgage Loan. Each Metro Portfolio Ground Lease is substantially identical (other than ground rent), is a self-contained ground lease that, together with the estoppel and agreements delivered by the MTA in favor of the lender in connection with the origination of the Metro Portfolio Mortgage Loan, contains customary lender financing protections and is not cross defaulted with any other ground leases with the MTA that affiliates of the borrowers may be party to (including, without limitation, the Metro Centre Development Master Ground Lease) or any of the development agreements with the borrower sponsor as developer of the Metro Centre Development. Each Metro Portfolio Ground Lease terminates on October 1, 2087 with one, 10-year extension option and one, four-year extension option thereafter. The current per annum rent as of December 1, 2024 under (i) the Metro Office Centre Ground Lease is $34,563.27, (ii) the 10201 Grand Central Avenue Ground Lease is $30,302.28 and (iii) the 10301 Grand Central Avenue Ground Lease is $25,581.05, and annual rent under each of the Metro Portfolio Ground Leases escalates by 2.0% per annum over both the initial lease and renewal terms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Natalbany
Natalbany Rd
Rufus Bankston Rd
Patti Rd
Cherry St
AMTRAK
Vineyard Rd
Home Depot Distribution Ctr.
Tractor Supply Distribution Ctr.
Tangipahoa River
Wardline Rd
Southeastern Louisiana University
Hammond North Shore Regional Airport
Oak Knoll CC
S&W Foods
Strawberry Stadium
Albany
Baptist Rd
Town & Country Plaza
Church St
HAMMOND AMTRAK
Northshore Technical Comm. College
Coleman Ave
Hammond
Old Covington Hwy
C&S Wholesale Grocers
Old Baton Rouge Hwy
Hammond Crossroads
Hammond Square
Baton Rouge 38 miles
North Oaks Medical Center
TANGIPAHOA PARISH
LIVINGSTON PARISH
Pumpkin Center Rd
Adams Rd
Happywoods Rd
Hoffman Rd
Sisters Rd
Airport Rd
Dunson Rd
Ponchatoula
Pine St
Ponchatoula High School
Louisiana Treasures Museum
Berryland Shopping Ctr.
Esterbrook Rd
Springfield
New Orleans 53 miles

Winn-Dixie Industrial Portfolio

1	3925 US-190	Hammond, LA
2	5050 Edgewood	Jacksonville, FL

Jacksonville Intl. Airport 13 miles
Moncrief Rd
Perimeter Industrial West Park
Del Monte Fresh Produce
Moncrief Park
Gateway Town Center
44th St
St. Johns River
Blue Cypress GC
Bulls Bay
Jones Rd
Bulls Bay Preserve
Amazon Distribution Center
JACKSONVILLE AMTRAK
MLK Jr. Pkwy
Kings Rd
21st St
UF Health Jacksonville
Jacksonville University
12th St
Commonwealth Ave
Lane Ave
Edgewood Ave
College Gardens
Edward Waters College
FSCJ Downtown Campus
DUVAL COUNTY
Old Plank Rd
JACKSONVILLE
American Care Medical Center
DOWNTOWN JACKSONVILLE
W. Beaver St
Cemex
Osborn Conv. Ctr.
Southbank Riverwalk
EverBank Stadium
VyStar Ballpark
Cummer Museum of Art & Gardens
West Side Plaza
Ascension St. Vincent's Medical Ctr.
Crystal Springs Rd
Normandy Station
Normandy Square
FSCJ Kent Campus
Park St
Crystal Springs
Normandy Blvd
Hyde Park GC
San Juan Ave
San Marco
Philips Hwy
Roosevelt Square
St. Augustine Rd
St. Johns River
Herlong Recreational Airport
Wilson Blvd
Cedar Hills Shopping Ctr.
Fouraker Rd
Lakewood Promenade
103rd Street Plaza
Victoria Square
Ortega Farms
Jacksonville Naval Air Station
103rd St
Timuquana CC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 4 – Winn-Dixie Industrial Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	UBS AG, GACC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$60,000,000	Title:	Fee
Cut-off Date Principal Balance:	$60,000,000	Property Type – Subtype:	Industrial – Various
% of IPB:	6.0%	Net Rentable Area (SF):	2,011,406
Loan Purpose:	Acquisition	Location:	Various, Various
Borrowers:	JKFL Industrial LLC and HMLA Industrial LLC	Year Built / Renovated:	Various / Various
Borrower Sponsors:	Tyler Mateen and Kamyar Mateen	Occupancy:	100.0%
Interest Rate:	6.46700%	Occupancy Date:	12/11/2024
Note Date:	12/11/2024	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	12/6/2034	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(1):	NAV
Original Term:	120 months	Most Recent NOI (As of)(1):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$7,662,389
Call Protection:	L(26),D(87),O(7)	UW Expenses:	$379,400
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$7,282,990
Additional Debt:	No	UW NCF:	$6,602,515
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$88,400,000 / $44
Additional Debt Type:	N/A	Appraisal Date:	9/30/2024

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$30
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$30
Insurance:	$11,067	Springing	N/A	Cut-off Date LTV:	67.9%
Replacement Reserves:	$0	Springing	$905,133	Maturity Date LTV:	67.9%
TI / LC:	$0	Springing	$1,508,555	UW NCF DSCR:	1.68x
Underground Storage Tank Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	12.1%
Other(3):	$0	Various	N/A
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$60,000,000	72.6%	Purchase Price	$81,250,000	98.3%
Borrower Equity	22,682,298	27.4	Closing Costs	1,421,231	1.7
			Upfront Reserves	11,067	0.0
Total Sources	$82,682,298	100.0%	Total Uses	$82,682,298	100.0%
(1)	Historical financial information is not available as the borrower sponsors acquired the Winn-Dixie Industrial Portfolio Properties (as defined below) in December 2024.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	Other reserves consist of (i) a $1,456.17 monthly national flood insurance program (“NFIP”) reserve and (ii) a springing monthly material tenant reserve.

The Loan. The Winn-Dixie Industrial Portfolio mortgage loan (the “Winn-Dixie Industrial Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $60,000,000 and is secured by the borrowers’ fee interest in a 2,011,406 square foot portfolio consisting of two industrial properties located in Florida and Louisiana (each, a “Winn-Dixie Industrial Portfolio Property”, and collectively, the “Winn-Dixie Industrial Portfolio Properties”). The Winn-Dixie Industrial Portfolio Mortgage Loan is evidenced by seven pari passu notes, three of which were sold to GACC (Note A-2 ($10,000,000), Note A-3 ($10,000,000) and Note A-4 ($5,000,000)). The Winn-Dixie Industrial Portfolio Mortgage Loan has a 10-year term, is interest only for the entire term and accrues interest at a rate of 6.46700% per annum on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Properties.

3925 US-190 – The 3925 US-190 mortgaged property is a 1,133,533 square foot industrial warehouse/cold storage property located in Hammond, Tangipahoa Parish, Louisiana. The 3925 US-190 mortgaged property was built in 1989, renovated in 2002 and consists of 10, one- and two-story buildings situated on an approximately 88.0-acre site. The 3925 US-190 mortgaged property features 176 loading doors, 66.0% of dry storage space, 34.0% of cold storage space and a clear ceiling height of 35 feet. Onsite parking includes a total of approximately 427 parking spaces and a parking ratio of 0.4 spaces per 1,000 square feet. As of December 11, 2024, the 3925 US-190 mortgaged property was 100.0% occupied by Winn-Dixie, a grocery store chain located in the southeastern United States.

5050 Edgewood – The 5050 Edgewood mortgaged property is an 877,873 square foot industrial warehouse/distribution property located in Jacksonville, Duval County, Florida. The 5050 Edgewood mortgaged property was built in 1952, renovated in 1999 and 2014 and consists of four, three-story buildings situated on an approximately 57.6-acre site. The 5050 Edgewood mortgaged property features 58 dock-high doors, 77.4% of industrial space, 22.6% of office space and clear ceiling heights of 20 feet to 38 feet. Onsite parking includes a total of approximately 1,000 parking spaces and a parking ratio of 1.1 spaces per 1,000 square feet. As of December 11, 2024, the 5050 Edgewood mortgaged property was 100.0% occupied by Winn-Dixie.

Sole Tenant.

Winn-Dixie Stores, Inc. (2,011,406 square feet; 100.0% of NRA; 100.0% of underwritten base rent). Founded in 1925, Winn-Dixie Stores, Inc. (“Winn-Dixie”) grocery stores and liquor stores serve communities throughout five southeastern states - Alabama, Florida, Georgia, Louisiana and Mississippi. Winn-Dixie is a subsidiary of Southeastern Grocers Inc. (“SEG”), an omnichannel retailer and one of the largest conventional supermarket companies in the United States, serving customers in brick-and-mortar grocery stores and liquor stores, as well as online with grocery delivery and curbside pickup. In March 2024, ALDI and SEG finalized an agreement to acquire Winn-Dixie and Harveys Supermarket. ALDI, a multinational supermarket chain operating over 12,000 stores in 18 countries, was founded in 1961 by the Albrecht Family in Germany. ALDI opened its first U.S. store in Iowa in 1976. ALDI’s U.S. headquarters is in Batavia, Illinois, with more than 2,000 stores across 36 states and over 25,000 employees.

Winn-Dixie has been a tenant at the Winn-Dixie Industrial Portfolio Properties since August 1999. Winn-Dixie’s leases at each of the 3925 US-190 and 5050 Edgewood mortgaged properties were both recently extended through August 2029 at a current base rent of $3.62 per square foot and $4.25 per square foot, respectively, on an absolute net basis remaining flat throughout the term of each lease. Winn-Dixie has five, five-year renewal options remaining and no termination options. Winn-Dixie subleases a portion of its warehouse space at the 3925 US-190 mortgaged property to Prairie Farms Dairy, Inc., a Winn-Dixie supplier, utilizing its space for processing and packaging dairy products sold to Winn-Dixie. As per its lease, Winn-Dixie is not required to provide details of the sublease but has anecdotally confirmed that Prairie Farms Dairy, Inc. has occupied a portion of the 3925 US-190 mortgaged property since 2008 and currently pays the same rent as Winn-Dixie. In addition, Winn-Dixie subleases a portion of its space at the 5050 Edgewood mortgaged property to a subsidiary of Winn-Dixie totaling approximately 33,300 square feet.

Environmental. According to the Phase I environmental report dated September 27, 2024, recognized environmental conditions were identified at the 5050 Edgewood mortgaged property. The 5050 Edgewood mortgaged property currently operates under a remediation plan with the state of Florida for soil contamination due to a former leaking underground storage tank (“UST”) first discovered in 1988. Additionally, there is ongoing vapor and groundwater monitoring for a historical chlorinated solvent release that originated from an adjacent property (5285 Highway Avenue). Based on the open regulatory status and active remediation of soil excavation as well as the open regulatory status and active clean up of the solvents, the related environmental consultant, EBI Consulting (“EBI”), considers both as recognized environmental conditions (“REC”). From 1989 to 2002, 19 USTs have been removed as well as 3,251 tons of impacted soil from the 5050 Edgewood mortgaged property and in 2022, a limited scope remedial action plan was approved by the state of Florida to remove the remaining impacted soil through excavation. Environmental counsel has reviewed the Phase I and has concluded that environmental risks to the lender are sufficiently mitigated as described above. The Winn-Dixie Industrial Portfolio Mortgage Loan documents require the borrowers to cooperate with the responsible parties and regulatory agencies, including providing reasonable access to the 5050 Edgewood mortgaged property for any necessary site investigations. According

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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to the Phase I environmental report dated October 7, 2024, no recognized environmental conditions were identified at the 3925 US-190 mortgaged property.

The following table presents certain information relating to the historical and current occupancy of the Winn-Dixie Industrial Portfolio Properties:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of December 11, 2024.

The following table presents certain information relating to the sole tenant at the Winn-Dixie Industrial Portfolio Properties:

Top Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Winn-Dixie(2)	3925 US-190	NR/NR/NR	1,133,533	56.4%	$3.62	$4,103,326	52.4%	8/31/2029
Winn-Dixie(3)	5050 Edgewood	NR/NR/NR	877,873	43.6	$4.25	3,732,475	47.6	8/31/2029
Occupied Collateral Total / Wtd. Avg.			2,011,406	100.0%	$3.90	$7,835,801	100.0%
Vacant Space			0	0.0%

Collateral Total			2,011,406	100.0%

(1)	Based on the underwritten rent rolls dated December 11, 2024.
(2)	Winn-Dixie subleases a portion of its warehouse space at the 3925 US-190 mortgaged property to Prairie Farms Dairy, Inc., a Winn-Dixie supplier, which utilizes its space for processing and packaging dairy products sold to Winn-Dixie. As per its lease, Winn-Dixie is not required to provide details of the sublease but has anecdotally confirmed that Prairie Farms Dairy, Inc. has occupied the 3925 US-190 mortgaged property since 2008 and currently pays the same rent as Winn-Dixie.
(3)	Winn-Dixie subleases a portion of its space at the 5050 Edgewood mortgaged property to a subsidiary of Winn-Dixie totaling approximately 33,300 square feet.

The following table presents certain information relating to the tenant lease expirations of the Winn-Dixie Industrial Portfolio Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	2	2,011,406	100.0	7,835,801	100.0		2,011,406	100.0%	$7,835,801	100.0%
2030	0	0	0.0	0	0.0		2,011,406	100.0%	$7,835,801	100.0%
2031	0	0	0.0	0	0.0		2,011,406	100.0%	$7,835,801	100.0%
2032	0	0	0.0	0	0.0		2,011,406	100.0%	$7,835,801	100.0%
2033	0	0	0.0	0	0.0		2,011,406	100.0%	$7,835,801	100.0%
2034	0	0	0.0	0	0.0		2,011,406	100.0%	$7,835,801	100.0%
2035	0	0	0.0	0	0.0		2,011,406	100.0%	$7,835,801	100.0%
2036 & Beyond	0	0	0.0	0	0.0		2,011,406	100.0%	$7,835,801	100.0%
Total	2	2,011,406	100.0%	$7,835,801	100.0%
(1)	Based on the underwritten rent rolls dated December 11, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the underwritten cash flows at the Winn-Dixie Industrial Portfolio Properties:

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Base Rent	$7,835,801	$3.90	97.2%
Rent Steps	0	0.00	0.0
Vacant Income	0	0.00	0.0
Gross Potential Rent	$7,835,801	$3.90	97.2%
Total Reimbursements	229,872	0.11	2.9
Total Other Income	0	0.00	0.0
Net Rental Income	$8,065,673	$4.01	100.0%
(Vacancy/Credit Loss)	(403,284)	(0.20)	(5.0)
Effective Gross Income	$7,662,389	$3.81	95.0%
Total Expenses	379,400	0.19	5.0
Net Operating Income	$7,282,990	$3.62	95.0%
Capital Expenditures	252,704	0.13	3.3
TI/LC	427,770	0.21	5.6
Net Cash Flow	$6,602,515	$3.28	86.2%
(1)	Historical financial information is not available as the borrower sponsors acquired the Winn-Dixie Industrial Portfolio Properties in December 2024
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.

The Market. The 3925 US-190 mortgaged property is located in Hammond, Tangipahoa Parish, Louisiana within the Hammond industrial market. According to a third-party market research report, as of September 2024, the Hammond industrial market had approximately 8.6 million square feet of inventory, an overall vacancy rate of approximately 0.5% and an asking rental rate of $8.86 per square foot. According to a third-party market research report, the estimated 2024 population within a one-, three- and five-mile radius of the 3925 US-190 mortgaged property was 1,473, 22,334 and 50,746, respectively, and the estimated 2024 average household income within the same radii was $82,351, $72,674 and $71,217, respectively. Since 2020, the population is estimated to have increased by 7.44% within a one-mile radius and is expected to increase by an additional 7.67% over the next five years.

The 5050 Edgewood mortgaged property is located in Jacksonville, Duval County, Florida in the Riverside industrial submarket within the Jacksonville industrial market. According to a third-party market research report, as of September 2024, the Riverside industrial submarket had approximately 24.2 million square feet of inventory, an overall vacancy rate of approximately 1.9% and an asking rental rate of $9.87 per square foot. As of September 2024, the Jacksonville industrial market had approximately 165.3 million square feet of inventory, an overall vacancy rate of approximately 4.4% and an asking rental rate of $10.72 per square foot. According to a third-party market research report, the estimated 2024 population within a one-, three- and five-mile radius of the 5050 Edgewood mortgaged property was 3,597, 65,483 and 167,642, respectively, and the estimated 2024 average household income within the same radii was $72,479, $73,638 and $70,033, respectively. Since 2020, the population is estimated to have increased by 3.15% within a one-mile radius and is expected to increase by an additional 3.64% over the next five years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to comparable industrial leases for the 3925 US-190 mortgaged property:

Comparable Industrial Rental Summary(1)
Property Name / Location	Year Built / Renovated	Gross Building Area (SF)	Clear Height	Tenant Name	Tenant Size (SF)	Base Rent PSF	Commencement	Lease Term (Years)
3925 Highway 190 West Hammond, LA	1989 / 2002	1,133,533(2)	35’	Winn-Dixie	1,133,533(2)	$3.62(2)	Aug-99(2)	30.0(2)
C & S Grocers Building 1802 Jim Johnson Road Plant City, FL	1991 / 2018	823,140	13' - 30'	C&S Wholesale Grocers	823,140	$5.83	Oct-20	15.0
Albertsons/Safeway Distribution 400 South 99th Avenue Tolleson, AZ	1993 / 2018	910,250	44'	Albertsons Distribution	910,250	$5.48	Aug-18	20.0
Sunbelt Cold Distribution Center 2929 Stateline Road Southaven, MS	1973 / 1983	758,383	25' - 36'	Speculative	758,383	$14.00	Jan-24	5.0
Summit Distribution Center II 5215 Lamar Avenue Memphis, TN	2005 / NAP	789,291	32'	Technicolor	789,291	$4.20	Feb-23	5.0
Warehouse Facility 301 Apache Trail Terrell, TX	1999 / NAP	765,798	26'	Cart.com	765,798	$4.50	Oct-23	5.0
King Mill Distribution Park 130 Distribution Drive McDonough, GA	2016 / NAP	846,496	36'	Castlegate Logistics, Inc. (Wayfair)	846,496	$5.50	Jul-24	5.0
Rickenbacker West I 1901 Beggrow Street Lockbourne, OH	2018 / NAP	802,390	36'	Quaker Distribution Co. Inc.	802,390	$4.65	Apr-24	5.0
Alliance Center North 1 14901 North Beach Street Fort Worth, TX	2014 / NAP	1,111,500	32'	LG Electronics USA	1,111,500	$4.95	May-25	5.2
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated December 11, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to comparable industrial leases for the 5050 Edgewood mortgaged property:

Comparable Industrial Rental Summary(1)
Property Name / Location	Year Built / Renovated	Gross Building Area (SF)	Clear Height	Tenant Name	Tenant Size (SF)	Base Rent PSF	Commencement	Lease Term (Years)
5050 Edgewood Court Jacksonville, FL	1952 / 1999, 2014	877,873(2)	20’ - 38’	Winn-Dixie	877,873(2)	$4.25(2)	Aug-99(2)	30.0(2)
Westlake Industrial Park 12400 Presidents Court Jacksonville, FL	2007 / NAP	400,000	30'	Available	400,000	$6.50	Oct-24	5.0
Crown Imports Distribution 600 Whittaker Road Jacksonville, FL	1995 / NAP	469,830	32'	Crown Imports	469,830	$4.65	Jan-22	7.6
Wing Inflatables Building 201 E Busch Drive Jacksonville, FL	1993 / NAP	138,201	24'	Wing Inflatables, Inc.	138,201	$6.25	Jan-23	7.3
One Imeson Warehouse 1 Imeson Park Boulevard Jacksonville, FL	1974 / 2014	1,706,459	23'	Suddath Global Logistics City of Jacksonville Hermes Nextec LLC	48,510 50,000 21,729	$6.25 $7.19 $4.76	Jun-24 Apr-24 Sep-23	2.8 2.0 4.2
Unilever Distribution Center 12200 Presidents Court Jacksonville, FL	2008 / NAP	772,720	32'	Unilever	772,210	$4.85	Sep-23	5.0
10760 Yeager Rd Jacksonville, FL	2022 / NAP	408,420	36'	Dollar General	408,600	$5.40	Sep-22	5.0
2210 Melson Ave Jacksonville, FL	1963 / NAP	338,480	25'	Available	338,480	$5.70	Oct-24	5.0
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated December 11, 2024.

The Borrowers. The borrowers are JKFL Industrial LLC and HMLA Industrial LLC, each a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Winn-Dixie Industrial Portfolio Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Tyler Mateen and Kamyar Mateen, founder of Cannon Commercial Inc. (“Cannon”), a privately-operated real estate investment and management company based in Los Angeles, California with its holdings across selected regions of the United States. Cannon investments under management and integrated joint venture properties make for a diversified real estate portfolio including, office, retail, multifamily and industrial assets.

Property Management. The Winn-Dixie Industrial Portfolio Properties are self-managed.

Escrows and Reserves. At origination, the borrowers deposited approximately $11,067 for insurance premiums.

Tax Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months; provided, such monthly deposits will be waived so long as (i) no event of default has occurred and is continuing, (ii) each mortgaged property is demised pursuant to a Material Tenant (as defined below) lease, (iii) no Material Tenant Trigger Event (as defined below) has occurred and is continuing, (iv) each Material Tenant is obligated pursuant to the terms of its respective Material Tenant lease to pay taxes directly to the appropriate public office, (v) each Material Tenant is paying taxes directly to such appropriate public office pursuant to the terms of its respective Material Tenant lease and (vi) the borrowers or each Material Tenant, as applicable, have delivered to the lender evidence that all taxes with respect to the applicable property have been paid in full.

Insurance Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of an amount that would be sufficient to pay insurance premiums for the renewal of insurance coverages; provided, such monthly deposits will be waived (other than with respect to the NFIP reserve required for the 3925 US-190 mortgaged property) so long as the borrowers maintain

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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a blanket insurance policy acceptable to the lender and, provided that, if there is no blanket policy in place, the monthly deposits will still be waived as long as (i) no event of default exists, (ii) each mortgaged property is demised pursuant to a Material Tenant lease, (iii) no Material Tenant Trigger Event has occurred and is continuing, (iv) each Material Tenant maintains insurance in respect of its respective mortgaged property and the borrowers and/or the Material Tenant is paying insurance premiums directly to the respective insurer or agent with respect to all such insurance, (v) all insurance premiums are provided to the lender and (vi) the borrowers or the Material Tenant provides proof of such payment(s) to the lender with respect to any such policies that are paid for by the borrowers within five days of any such payment. Notwithstanding the above, the borrowers are required to make monthly escrow payments of $1,456.17 for the NFIP reserve at the 3925 US-190 mortgaged property, which is not waived by existence of blanket insurance or the conditions described above.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit approximately $25,143 for replacement reserves subject to a cap of approximately $905,133; provided, such monthly deposits will be waived so long as no Cash Management Trigger Event (as defined below) exists.

Rollover Reserve – On a monthly basis, the borrowers are required to deposit approximately $41,904 for rollover reserves subject to a cap of approximately $1,508,555; provided, such monthly deposits will be waived so long as no Cash Management Trigger Event exists.

Underground Storage Tank Reserve – Within 15 days of notice from the lender that the UST closure work is not or will no longer be funded by Florida’s Petroleum Liability and Restoration and Insurance Program or equivalent state fund for addressing petroleum-contaminated properties, the borrowers will deposit cash with the lender in the amount of 125% of the reasonable worst case estimated costs to complete the UST closure work and obtain the UST regulatory closure, which estimated costs will be set forth in a written opinion of probable cost provided by an independent and qualified third-party environmental consultant acceptable to the lender in its sole discretion and which opinion will be given at the sole cost of the borrowers.

Material Tenant Reserve – On a monthly basis during a Material Tenant Trigger Event, the borrowers are required to deposit the Monthly Material Tenant Deposit (as defined below) for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrowers in connection with leasing the Material Tenant space.

Lockbox / Cash Management. The Winn-Dixie Industrial Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event. Rents received from the Winn-Dixie Industrial Portfolio Properties are required to be deposited directly into the lockbox account or, if received by the borrowers or the property manager, as applicable, deposited within one business day of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Winn-Dixie Industrial Portfolio Mortgage Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Winn-Dixie Industrial Portfolio Mortgage Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event has occurred and is continuing, to a Material Tenant rollover reserve, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to an account designated by the borrowers.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Winn-Dixie Industrial Portfolio Mortgage Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantors, the key principals or the property manager, (iii) the trailing 12-month period debt service coverage ratio (“DSCR”) falling below 1.25x, (iv) the indictment for fraud or misappropriation of funds by any of the borrowers, the guarantors, the key principals or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to any of the Winn-Dixie Industrial Portfolio Properties), or any director or officer of the aforementioned parties or (v) a Material Tenant Trigger Event, and expiring upon, with respect to (a) clause (i) above, the cure of such event of default, or with respect to the property manager, the replacement of such property manager, (b) clause (ii) above, the filing being discharged, stayed or dismissed within 60 days, and the lender’s determination that such filing does not materially affect the borrowers’, the guarantors’, the key principals’ or the property manager’s monetary obligations, (c) clause (iii) above, the trailing 12-month DSCR being at least 1.25x for two consecutive calendar quarters,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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(d) clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Winn-Dixie Industrial Portfolio Mortgage Loan documents or (e) clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Winn-Dixie Industrial Portfolio Mortgage Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantors, the key principals or the property manager or (iii) the trailing 12-month period DSCR falling below 1.20x, and expiring upon, with respect to (a) clause (i) above, the cure of such event of default, or with respect to the property manager, the replacement of such property manager, (b) clause (ii) above, as to an involuntary filing, the filing being discharged, stayed or dismissed within 60 days, and the lender’s determination that such filing does not materially affect the borrowers’, the guarantors’, the key principals’ or the property manager’s monetary obligations or (c) clause (iii) above, the trailing 12-month DSCR is at least 1.25x for two consecutive calendar quarters.

A “Material Tenant” means (i) Winn-Dixie or (ii) any tenant at the Winn-Dixie Industrial Portfolio Properties that, individually or together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the Winn-Dixie Industrial Portfolio Properties or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the Winn-Dixie Industrial Portfolio Properties.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate or not to extend or renew its lease, (ii) on or prior to the date that is 14 months prior to the then applicable expiration date under its Material Tenant lease, a Material Tenant does not extend such Material Tenant lease, (iii) on or prior to the date a Material Tenant is required under its Material Tenant lease to notify the borrowers of its election to extend or renew its lease, if such Material Tenant does not give notice, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated (in whole or in part) or is no longer in full force and effect, (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at all or a portion of its Material Tenant space, (viii) a Material Tenant announcing or disclosing publicly its intention to relocate from or vacate all or any portion of its Material Tenant space or (ix) if greater than 25% of any individual property or greater than 15% of the Winn-Dixie Industrial Portfolio Properties (in the aggregate), is marketed for sublease by or on behalf of a Material Tenant (other than with respect to the currently subleased premises representing approximately (a) 49,000 square feet at the 3925 US-190 mortgaged property and (b) 33,300 square feet at the 5050 Edgewood mortgaged property (collectively, the “Subleased Property”)) or a sublease approved by the lender pursuant to the terms of the Winn-Dixie Industrial Portfolio Mortgage Loan documents, and expiring upon, with respect to (a) clauses (i), (ii), (iii), (vi), (vii), (viii) or (ix) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Winn-Dixie Industrial Portfolio Mortgage Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (b) clause (i) above, the unconditional revocation or rescission by the applicable Material Tenant of all termination or non-extension notices with respect to its Material Tenant lease, (c) clause (iv) above, a cure of the applicable event of default, (d) clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) clause (vii) above, the applicable Material Tenant re-commences its operations and the conduct of business in the ordinary course at its Material Tenant space or the applicable portion thereof, as the case may be, such that it is no longer dark, and has not vacated or ceased to conduct business in the ordinary course at the applicable property or a portion thereof, (f) clause (viii) above, the unconditional retraction by the applicable Material Tenant of all announcements or disclosures of its intention to relocate from or vacate any portion of its Material Tenant space or (g) clause (ix) above, the unconditional cessation of all marketing efforts by or on behalf of the applicable Material Tenant with respect to its Material Tenant space.

A “Monthly Material Tenant Deposit” means an amount equal to, with respect to the applicable period, the greater of (i) the product of (A) the total rentable square footage demised under all Material Tenant leases with respect to which (or with respect to the related Material Tenants or lease guarantors) a Material Tenant Trigger Event exists and (B) the ratio in which (1) the numerator is equal to $1.50 and (2) the denominator is equal to 12 and (ii) all Material Tenant Trigger Event excess cash.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine or Subordinate Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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CHICAGO
Lake Michigan
Gold Coast
Goose Island
River West
River North
Near North Side
Fulton River District
Chicago Loop
New East Side
West Loop
Greektown
South Loop
Lake Shore Drive

Lake Michigan
MICHIGAN
INDIANA
ILLINOIS
OHIO
KENTUCKY
CHICAGO
INDIANAPOLIS
CINCINNATI
DAYTON
FORT WAYNE
TOLEDO
LOUISVILLE
LEXINGTON
Skokie
Elgin
Aurora
Gary
Joliet
Hammond
Portage
South Bend
Elkhart
Westville
Kankakee
Wabash
Findlay
Bloomington
Lafayette
Kokomo
Lima
Muncie
Anderson
Marysville
Champaign
Carmel
Springfield
Decatur
Terre Haute
Mooresville
Richmond
Hamilton
Greenwood
Effingham
Bloomington
Columbus
Aurora
Florence
Seymour
Vincennes
Portsmouth
Mount Vernon
Jeffersonville
Frankfort
Evansville
Owensboro
Elizabethtown
Marion

DENVER
DENVER COUNTY
RiNo
Highland
Five Points
LoDo
Downtown Denver
Uptown
Capitol Hill
Civic Center
Lincoln Park

HONOLULU
Liliha-Kapalama
Kalihi-Palama
Downtown Honolulu
Sand Island
Honolulu Harbor
Kaka'ako

	MIC Parking Portfolio	
1	River East Garage	Chicago, IL
2	910 18th Street Garage	Denver, CO
3	Bricktown Parking Garage	Oklahoma City, OK
4	Mark's Garage	Honolulu, HI
5	Macy's Parking Garage	Cincinnati, OH
6	7th Street Parking Garage	Cincinnati, OH
7	City Park Garage	Indianapolis, IN

OKLAHOMA CITY
Lake Hefner
Nichols Hills
OKLAHOMA COUNTY
Midwest City
Del City
Downtown OKC
Will Rogers World Airport
CLEVELAND COUNTY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$52,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$51,974,180	Property Type – Subtype:	Other - Parking
% of IPB:	5.2%	Spaces:	5,189
Loan Purpose:	Refinance	Location:	Various, Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsors:	Mobile Infra Operating Company, LLC, Stephanie L. Hogue and Manuel Chavez III	Occupancy:	NAP
Interest Rate:	7.75500%	Occupancy Date:	NAP
Note Date:	12/6/2024	4th Most Recent NOI (As of):	$2,943,439 (12/31/2021)
Maturity Date:	12/6/2034	3rd Most Recent NOI (As of):	$6,576,303 (12/31/2022)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$7,853,363 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$8,566,218 (TTM 9/30/2024)
Original Amortization Term:	420 months	UW Economic Occupancy:	NAP
Amortization Type:	Amortizing Balloon	UW Revenues:	$15,237,696
Call Protection(3):	L(26),D(91),O(3)	UW Expenses:	$6,683,667
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$8,554,029
Additional Debt(1):	Yes	UW NCF:	$8,211,887
Additional Debt Balance(1):	$23,488,331	Appraised Value / Per Space:	$147,350,000 / $28,397
Additional Debt Type(1):	Pari Passu	Appraisal Date:	Various

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / Space:	$14,543
Taxes:	$1,351,744	$284,578	N/A	Maturity Date Loan / Space:	$13,573
Insurance:	$89,988	$17,998	N/A	Cut-off Date LTV:	51.2%
Replacement Reserves:	$0	$21,621	N/A	Maturity Date LTV:	47.8%
TI / LC:	$0	$6,891	N/A	UW NCF DSCR:	1.31x
Immediate Repairs:	$101,085	$0	N/A	UW NOI Debt Yield:	11.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$75,500,000	98.9%	Loan Payoff	$72,886,497	95.5%
Additional Sponsor Equity:	833,488	1.1	Closing Costs	1,904,174	2.5
			Upfront Reserves	1,542,817	2.0

Total Sources	$76,333,488	100.0%	Total Uses	$76,333,488	100.0%
(1)	The MIC Parking Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $75.5 million (the “MIC Parking Portfolio Whole Loan”). The Financial Information in the chart above reflects the MIC Parking Portfolio Whole Loan.
(2)	See “The Borrowers” below for more information.
(3)	Defeasance of the MIC Parking Portfolio Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the MIC Parking Portfolio Whole Loan to be securitized and (b) December 6, 2027. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2025-C32 transaction in February 2025. The actual defeasance lockout period may be longer.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The MIC Parking Portfolio mortgage loan (the “MIC Parking Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interest in a 5,189-space portfolio of seven parking garage properties located in Colorado, Hawaii, Illinois, Indiana, Ohio and Oklahoma (each, a “MIC Parking Portfolio Property”, and collectively, the “MIC Parking Portfolio Properties”). The MIC Parking Portfolio Whole Loan consists of two pari passu promissory notes and accrues interest at a rate of 7.75500% per annum. The MIC Parking Portfolio Whole Loan has a 10-year term and amortizes based on a 35-year amortization schedule. A monthly debt service payment amount is payable monthly and is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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based on the interest rate and a 35-year amortization schedule. The MIC Parking Portfolio Mortgage Loan is evidenced by the controlling Note A-1 with a principal balance as of the Cut-off Date of $51,974,180. The non-controlling Note A-2, with an aggregate principal balance as of the Cut-off Date of $23,488,331, is expected to be contributed to one or more future securitization trusts. The MIC Parking Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-C32 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$52,000,000	$51,974,180	BBCMS 2025-C32	Yes
A-2(1)	$23,500,000	$23,488,331	AREF2	No
Whole Loan	$75,500,000	$75,462,511
(1)	Expected to be contributed to one or more future securitization trust(s).

The Properties. The MIC Parking Portfolio Whole Loan is secured by seven parking garage properties totaling 5,189 spaces (1,832,135 square feet) and 82,692 square feet of retail space located in Illinois (the “River East Garage Property”), Colorado (the “910 18th Street Garage Property”), Ohio (the “Macy’s Parking Garage Property” and the “7th Street Parking Garage Property”), Oklahoma (the “Bricktown Parking Garage Property”), Hawaii (the “Mark’s Garage Property”) and Indiana (the “City Park Garage Property”). The borrower sponsors acquired the MIC Parking Portfolio Properties between 2015 and 2022 for an aggregate purchase price of $162.9 million. Since acquisition, the borrower sponsors have invested approximately $1.5 million in capital improvements, resulting in a total cost basis of approximately $164.4 million in the MIC Parking Portfolio Properties.

The following table presents certain information relating to the MIC Parking Portfolio Properties:

Portfolio Summary
Property	Location	Year Built(1)	Allocated Loan Amount “ALA”	% of ALA	“As-Is” Appraised Value(1)	UW NOI	% UW NOI
River East Garage	Chicago, IL	2001	$33,425,000	44.3%	$54,300,000	$3,361,791	39.3%
910 18th Street Garage	Denver, CO	2006	11,807,400	15.6	19,200,000	1,383,771	16.2
Bricktown Parking Garage	Oklahoma City, OK	1999	9,451,200	12.5	18,000,000	1,212,457	14.2
Mark's Garage	Honolulu, HI	1958	6,237,000	8.3	14,500,000	642,056	7.5
Macy's Parking Garage	Cincinnati, OH	1978	5,247,000	6.9	15,300,000	700,483	8.2
7th Street Parking Garage	Cincinnati, OH	1946	4,692,600	6.2	14,350,000	675,431	7.9
City Park Garage	Indianapolis, IN	2006	4,639,800	6.1	11,700,000	578,041	6.8
Total			$75,500,000	100.0%	$147,350,000	$8,554,029	100.0%
(1)	Source: Appraisals.

The MIC Parking Portfolio Properties were constructed between 1946 and 2006. With the exception of the City Park Garage Property, which is leased by a third-party operator that pays both fixed and percentage rent, the MIC Parking Portfolio Properties operate under management agreements whereby the manager is paid a contractual fee in return for management services. As of September 2024, the parking revenue segmentation of the MIC Parking Portfolio Properties (excluding the City Park Garage Property, which does not report revenue segmentation) consisted of 50% transient/event, 35% contract parking and 15% hotel parking. The MIC Portfolio Properties feature 82,692 square feet of retail space, which was 83.3% occupied as of November 19, 2024 and accounts for 5.8% of underwritten revenues.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the MIC Parking Portfolio Properties:

Portfolio Summary(1)
Property	Location	Year Built	Retail SF(2)	Retail Occupancy(2)	# of Retail Tenants	Parking Spaces	Stories / Levels		Third Party Operator	Top Account	Top Account % of Portfolio Revenue
River East Garage	Chicago, IL	2001	NAP	NAP	NAP	1,154	4	(3)	SP Plus Corporation	NW Hospital	5.1%
910 18th Street Garage	Denver, CO	2006	NAP	NAP	NAP	455	6		SP Plus Corporation	Occidental Petroleum	0.6%
Bricktown Parking Garage	Oklahoma City, OK	1999	18,458	85.5%	5	539	8		SP Plus Corporation	Heartland	1.6%
Mark's Garage	Honolulu, HI	1958	26,539	85.6%	17	302	4		Premium Parking Partners, L.L.C.	Queen's Medical	1.2%
Macy's Parking Garage	Cincinnati, OH	1978	16,695	56.0%	3	760	8		Park Place Operations, Inc.	City of Cincinnati	1.3%
7th Street Parking Garage	Cincinnati, OH	1946	21,000	100.0%	1	1,625	7		Park Place Operations, Inc.	O'Connor Acciani & Levy	0.2%
City Park Garage	Indianapolis, IN	2006	NAP	NAP	NAP	354	5		Denison Parking, Inc.(4)	NAV	NAV
Total			82,692	83.3%	26	5,189
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated November 19, 2024.
(3)	The River East Garage Property consists of a four-level subterranean parking facility.
(4)	The entire City Park Garage Property is leased to Denison Parking, Inc., who self-manages the property.

Environmental. According to the Phase I environmental reports dated between October 29, 2024 and October 30, 2024, there was evidence of recognized environmental conditions at the River East Garage Property, which is part of the former site of a plant that manufactured gas mantles until 1936, and the Mark’s Garage Property, which was the site of a former gas station. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the operating history and underwritten cash flows of the MIC Parking Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Space	%(2)
Gross Potential Rent	$4,035,237	$11,899,714	$14,007,163	$14,308,650	$14,308,650	$2,757	94.2%
Commercial Rent (net)	563,798	668,907	763,848	899,715	880,953	170	5.8
Net Rental Collections	$4,599,035	$12,568,621	$14,771,011	$15,208,365	$15,189,604	$2,927	100.0%
Recovery Income	64,498	113,245	95,463	96,435	48,092	9	0.3
Effective Gross Income	$4,663,534	$12,681,866	$14,866,474	$15,304,800	$15,237,696	$2,937	100.3%
Total Expenses	1,720,095	6,105,563	7,013,111	6,738,582	6,683,667	1,288	43.9
Net Operating Income	$2,943,439	$6,576,303	$7,853,363	$8,566,218	$8,554,029	$1,648	56.1%
Capital Expenditures	0	0	0	0	259,450	50	1.7
TI/LC	0	0	0	0	82,692	16	0.5
Net Cash Flow	$2,943,439	$6,576,303	$7,853,363	$8,566,218	$8,211,887	$1,583	53.9%
(1)	TTM represents the trailing 12-month period ending September 30, 2024.
(2)	% column represents the percent of Net Rental Collections for revenue lines and the percent of Effective Gross Income for all remaining fie lds.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Markets. The MIC Parking Portfolio Properties are located in Illinois, Colorado, Ohio, Oklahoma, Hawaii and Indiana.

The River East Garage Property is located in the Streeterville neighborhood of downtown Chicago, Illinois. The River East Garage Property is situated on the lower level of a larger complex that includes a 16-story Embassy Suites hotel, a 620-unit residential tower and multiple levels of commercial space anchored by an AMC Theater. Michigan Avenue, which features more than 3.1 million square feet of retail space, 275 restaurants and over 50 hotels, is located three blocks away from the River East Garage Property.

The 910 18th Street Garage Property is located in the central business district of Denver, Colorado. The 910 18th Street Garage Property is adjoined to a 229 room Residence Inn by Marriott. The adjoined Residence Inn and the Hotel Monaco (located across the street) have easement agreements in place at the 910 18th Street Garage Property for parking use with both hotels required to pay market rates. Other nearby demand drivers include the federal courthouse and federal office building, the 16th Street Mall and the Denver Center for the Performing Arts.

The Bricktown Parking Garage Property is located within the Bricktown District of Oklahoma City, Oklahoma, approximately a half mile east of Oklahoma City’s central business district. The Bricktown Parking Garage Property is connected to a Hampton Inn & Suites and has leases in place with three other hotels nearby, including a Hilton Garden Inn, Homewood Suites and SpringHill Suites by Marriott, providing valet and daily parking for hotel guests. The Bricktown Parking Garage Property is also located across the street from Chickasaw Bricktown Ballpark, home of the Oklahoma City Comets minor league baseball team, the Triple-A affiliate of the Los Angeles Dodgers.

The Mark’s Garage Property is located in the Chinatown district of Honolulu, Hawaii, on the island of Oahu, approximately a half mile from Hawaii’s State Capitol Building in Honolulu’s central business district. The island of Oahu is home to over one million residents and approximately 23% of Hawaii’s population lives within five miles of the Mark’s Garage Property. The neighborhood surrounding the Mark’s Garage Property is home to high-density housing, offices, restaurants, theaters and performing arts venues.

The Macy’s Parking Garage Property is located in downtown Cincinnati, Ohio below a 275,000 square foot office building and has a valet arrangement with a nearby Hampton Inn and Suites through which the hotel reserves 35 valet spaces at the Macy’s Parking Garage Property. Paul Brown Stadium (home of the Cincinnati Bengals) and Great American Ballpark (home of the Cincinnati Reds) are both located approximately a half mile from the Macy’s Parking Garage Property. Additionally, the Duke Energy Convention Center, a 750,000 square foot exhibition facility, is located approximately 0.3 miles southwest.

The 7th Street Parking Garage Property is located in downtown Cincinnati, Ohio, two blocks west of the Macy’s Parking Garage Property. Paul Brown Stadium and Great American are both located approximately a half mile from the 7th Street Parking Garage Property, and the Duke Energy Convention Center is located approximately two blocks south.

The City Park Garage Property is located in downtown Indianapolis, Indiana within the city’s central business district. The City Park Garage Property is adjacent to multiple office buildings and retail spaces and has direct access to Washington Street, a primary corridor lined with restaurants, hotels, office buildings and the Circle Centre Mall. Situated in the desirable Chatham Arch Neighborhood, the City Park Garage Property is located in close proximity to key employers such as Indiana University Health, St. Vincent Hospitals, Eli Lilly, FedEx and Indiana University–Purdue University Indianapolis, a public university with approximately 30,000 students. Additional demand drivers nearby include the Indiana Convention Center, Gain Bridge Field House (home of the Indiana Pacers) and Lucas Oil Stadium (home of the Indianapolis Colts).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain demographic information with respect to the MIC Parking Portfolio Properties:

Demographics Overview(1)
Property	Location	Estimated 2024 Population (1-mile Radius)	Estimated 2024 Population (3-mile Radius)	Estimated 2024 Population (5-mile Radius)	Estimated 2024 Average Household Income (1-mile Radius)	Estimated 2024 Average Household Income (3-mile Radius)	Estimated 2024 Average Household Income (5-mile Radius)
River East Garage	Chicago, IL	89,758	330,748	731,719	$189,380	$178,775	$159,003
910 18th Street Garage	Denver, CO	52,302	243,398	488,448	$135,791	$144,451	$142,710
Bricktown Parking Garage	Oklahoma City, OK	5,935	72,614	211,288	$105,041	$74,489	$68,636
Mark's Garage	Honolulu, HI	50,339	215,319	336,837	$98,821	$110,171	$116,935
Macy's Parking Garage	Cincinnati, OH	21,546	146,715	312,633	$120,206	$87,410	$92,153
7th Street Parking Garage	Cincinnati, OH	21,331	146,248	313,435	$113,439	$86,609	$91,686
City Park Garage	Indianapolis, IN	17,567	109,686	258,833	$123,986	$85,370	$76,128
(1)	Source: Appraisals.

The Borrowers. The borrowers are 1W7 Carpark, LLC, 222 W 7th Holdco, LLC, 222 Sheridan Bricktown Garage, LLC, Denver 1725 Champa Street Garage, LLC, MVP Hawaii Marks Garage, LLC, 322 Streeter Holdco, LLC and MVP Indianapolis City Park Garage, LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the MIC Parking Portfolio Whole Loan.

The Borrower Sponsors. The borrower sponsors are Mobile Infra Operating Company, LLC, Stephanie L. Hogue and Manuel Chavez III. Mobile Infra Operating Company, LLC is an affiliate of Mobile Infrastructure Corporation, a parking-owner company with a current portfolio of 18 parking garages and 22 parking lots in 21 markets comprising 15,114 spaces. Manuel Chavez III is the CEO and Stephanie L. Hogue is the president of Mobile Infrastructure Corporation.

Property Management. The parking component of the MIC Parking Portfolio Properties is managed by various third-party management companies including Park Place Operations, Inc., Premium Parking Partners, L.L.C. and SP Plus Corporation. The entire City Park Garage Property is leased to Denison Parking, Inc., who self-manages the property. The commercial spaces at the Mark’s Garage Property and at the Bricktown Parking Garage Property are managed by Colliers International Real Estate Management Services (HI), LLC and Price Edwards & Company, LLC., respectively, each a third-party management company.

Escrows and Reserves. At origination, the borrowers deposited approximately (i) $1,351,744 for real estate taxes, (ii) $89,988 for insurance premiums and (iii) $101,085 for immediate repairs.

Tax Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $284,578 a month).

Insurance Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of an amount that would be sufficient to pay insurance premiums for the next ensuing 12 months (currently equivalent to approximately $17,998 a month).

Replacement Reserve – On a monthly basis, the borrowers are required to deposit approximately $21,621 for replacement reserves.

Rollover Reserve – On a monthly basis, the borrowers are required to deposit approximately $6,891 for rollover reserves.

Lockbox / Cash Management. The MIC Parking Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents to be transmitted directly by the parking managers and commercial tenants at the MIC Parking Portfolio Properties into a lender-controlled lockbox account. In addition, the borrowers are required to cause all rents received by the borrowers or the property managers, as applicable, with respect to the MIC Parking Portfolio Properties to be deposited into such lockbox account within three business days of receipt. All

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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amounts in the lockbox account are remitted on a daily basis to the borrowers at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the MIC Parking Portfolio Whole Loan documents.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) the stated maturity date, (ii) an event of default, (iii) if, as of the last day of any calendar quarter, the net cash flow debt service coverage ratio (“NCF DSCR”) is less than 1.20x; and ends upon (a) the lender giving notice to the clearing bank that the sweeping of funds into the cash management account may cease, which notice the lender will only be required to give if (1) the MIC Parking Portfolio Whole Loan and all other obligations under the MIC Parking Portfolio Whole Loan documents have been repaid in full or (2) the stated maturity date has not occurred and (b) with respect to (1) clause (ii) above, such event of default is no longer continuing and no other default or event of default has occurred and is continuing, or (2) clause (iii) above, the lender has determined that the MIC Parking Portfolio Properties have achieved a NCF DSCR of at least 1.25x as of the last day of any calendar quarter for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. The related borrowers may release the Mark’s Garage Property at any time subject to satisfaction of conditions set forth set forth in the MIC Parking Portfolio Whole Loan documents, including, among others, (i) the debt yield (“DY”) after giving effect to the release is at least the greater of 10.99% and the DY immediately prior to the release and (ii) prepayment of principal in the amount of $8,108,100 accompanied by a prepayment premium. With respect to the remaining MIC Parking Portfolio Properties other than the River East Garage Property, the borrowers may release an individual mortgaged property at any time after the earlier to occur of (i) December 6, 2027 and (ii) two years after the closing date of the securitization that includes the last note to be securitized, subject to satisfaction of certain conditions set forth in the MIC Parking Portfolio Whole Loan documents, including, among others, (i) the DY after giving effect to the release is at least the greater of 10.99% and the DY immediately prior to the release and (ii) defeasance of principal in the amount of the greater of 100% of net sales proceeds and 115% of the amount allocated to the mortgaged property to be released under the MIC Parking Portfolio Whole Loan.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$47,000,000	Title:	Fee
Cut-off Date Principal Balance:	$47,000,000	Property Type – Subtype:	Multifamily - Garden
% of IPB:	4.7%	Net Rentable Area (Units):	456
Loan Purpose:	Refinance	Location:	Warminster, PA
Borrower:	CM Aspen Grove LLC	Year Built / Renovated:	1968 / 2024
Borrower Sponsors:	Labe Twerski and Daejan Holdings (U.S.) Inc.	Occupancy:	96.1%
Interest Rate:	6.53800%	Occupancy Date:	11/19/2024
Note Date:	12/10/2024	4th Most Recent NOI (As of):	$4,174,002 (12/31/2021)
Maturity Date:	1/1/2035	3rd Most Recent NOI (As of):	$4,055,112 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$4,471,933 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$4,578,591 (TTM 10/31/2024)
Original Amortization:	None	UW Economic Occupancy:	95.2%
Amortization Type:	Interest Only	UW Revenues:	$7,336,475
Call Protection:	L(25),D(88),O(7)	UW Expenses:	$2,664,719
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$4,671,755
Additional Debt:	No	UW NCF:	$4,557,755
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$75,500,000 / $165,570
Additional Debt Type:	N/A	Appraisal Date:	8/29/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$103,070
Taxes:	$148,146	$37,036	N/A	Maturity Date Loan / Unit:	$103,070
Insurance:	$207,944	$25,993	N/A	Cut-off Date LTV:	62.3%
Replacement Reserves:	$0	$9,500	N/A	Maturity Date LTV:	62.3%
Deferred Maintenance:	$7,500	$0	N/A	UW NCF DSCR:	1.46x
Radon Mitigation Reserve:	$87,500	Springing	N/A	UW NOI Debt Yield:	9.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$47,000,000	100.0%	Loan Payoff	$36,737,089	78.2%
			Return of Equity	8,882,639	18.9
			Closing Costs	929,183	2.0
			Reserves	451,090	1.0
Total Sources	$47,000,000	100.0%	Total Uses	$47,000,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Aspen Grove mortgage loan (the “Aspen Grove Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $47,000,000 and is secured by the borrower’s fee simple interest in a 456-unit, garden-style multifamily property located in Warminster, Pennsylvania (the “Aspen Grove Property”). The Aspen Grove Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.53800% per annum on an Actual/360 basis.

The Property. The Aspen Grove Property is a 456-unit, garden-style multifamily property located in Warminster, Pennsylvania, approximately 25 miles northwest of the Philadelphia central business district. Built in 1968 and renovated in 2024, the Aspen Grove Property is comprised of 12, three-story buildings located on an approximately 18.39-acre site. The unit mix includes 38 studio units, 83 one-bedroom units, 249 two-bedroom units and 86 three-bedroom units, with an average unit size of 766 square feet. The Aspen Grove Property includes six non-revenue units, which consist of two units that are used as maintenance rooms, one unit that has been converted for use as a fitness center, one unit that is used as a family center, one model unit and one unit that is used as a management / leasing office. Community amenities feature a playground, fitness center, common laundry facilities in each building and storage units. Unit amenities include an appliance

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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package, wood cabinets, laminate countertops in unrenovated units and granite countertops in renovated units and vinyl flooring. Since acquisition in 2014, the borrower sponsor has invested approximately $6.8 million ($14,859 per unit) in capital expenditures at the Aspen Grove Property, which included unit renovations, common area and lobby renovations and updates to the exterior landscaping. The Aspen Grove Property is currently undergoing renovations that include additional unit upgrades (new kitchen cabinets with stainless steel appliances, new flooring and fully remodeled bathrooms). Currently, 27 units have been renovated with the current updates. The borrower sponsors anticipate renovating additional units on an as needed basis as a tenant vacates a unit. Parking is provided via 553 surface parking spaces, resulting in a parking ratio of approximately 1.2 spaces per unit. As of the November 19, 2024 rent roll, the Aspen Grove Property was 96.1% occupied.

The following table presents detailed information with respect to the unit mix at the Aspen Grove Property:

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate(2)	Avg. Monthly Rental Rate per SF(2)
Studio	37	8.1%	36	97.3%	488	$1,142	$2.34
Studio (Renovated)	1	0.2	1	100.0	488	$1,400	$2.87
1-BR / 1-BA	79	17.3	79	100.0	634	$1,246	$1.97
1-BR / 1-BA (Renovated)	4	0.9	4	100.0	640	$1,506	$2.35
2-BR / 1-BA(3)	231	50.7	217	93.9	803	$1,357	$1.69
2-BR / 1-BA (Renovated)	18	3.9	17	94.4	803	$1,576	$1.96
3-BR / 1-BA(4)	82	18.0	80	97.6	908	$1,530	$1.69
3-BR / 1-BA (Renovated)	4	0.9	4	100.0	933	$1,788	$1.92
Total/Wtd. Avg.	456	100.0%	438	96.1%	766	$1,365	$1.78
(1)	Based on the underwritten rent roll dated November 19, 2024.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated under the in-place contract rent of the Occupied Units.
(3)	The 2-BR / 1-BA Unit Type count includes four management units.
(4)	The 3-BR / 1-BA Unit Type count includes two management units.

Environmental. According to the Phase I environmental assessment dated September 9, 2024, there was no evidence of any recognized environmental conditions, controlled recognized environmental conditions or historical recognized environmental conditions; however, there was a radon-related business environmental risk at the Aspen Grove Property as described under “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and current occupancy of the Aspen Grove Property:

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
98.9%	98.3%	98.2%	96.1%
(1)	Historical occupancies represent the occupancy as of December 31 for each respective year.
(2)	Current occupancy is as of November 19, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the operating history and underwritten cash flows of the Aspen Grove Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Unit	%(2)
Rents In-Place	$5,771,384	$6,156,664	$6,894,801	$7,208,294	$7,491,253	$16,428	95.6%
Gross Potential Rent	$5,771,384	$6,156,664	$6,894,801	$7,208,294	$7,491,253	$16,428	95.6%
Other Income(3)	684,918	311,021	347,204	346,637	346,637	760	4.4
Net Rental Income	$6,456,302	$6,467,685	$7,242,005	$7,554,930	$7,837,889	$17,188	100.0%
(Vacancy/Credit Loss)	0	0	(197,368)	(207,562)	(374,563)	(821)	(4.8)
(Concessions)	0	0	(109,064)	(109,093)	(126,852)	(278)	(1.6)
Effective Gross Income	$6,456,302	$6,467,685	$6,935,573	$7,238,276	$7,336,475	$16,089	93.6%

Total Expenses	$2,282,300	$2,412,573	$2,463,640	$2,659,685	$2,664,719	$5,844	36.3%

Net Operating Income	$4,174,002	$4,055,112	$4,471,933	$4,578,591	$4,671,755	$10,245	63.7%
Replacement Reserve	0	0	0	0	114,000	250	1.6

Net Cash Flow	$4,174,002	$4,055,112	$4,471,933	$4,578,591	$4,557,755	$9,995	62.1%
(1)	TTM column represents the trailing 12 months ending October 31, 2024.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Other Income is comprised of laundry income, late, pet, water & sewer, application, month to month, damages, administrative, application and other miscellaneous fees.

The Market. The Aspen Grove Property is located in Warminster, Pennsylvania, within the Philadelphia-Camden-Wilmington, PA-NJ-DE-MD metropolitan statistical area (“Philadelphia MSA”). Warminster is situated in southwest Bucks County, approximately 14 miles northwest of the Philadelphia central business district. Warminster is dominated by residential land uses with complimentary retail and commercial developments. Land uses within the Aspen Grove Property’s neighborhood consist of a mixture of retail, industrial and residential uses. Access to the Aspen Grove Property is provided via PA Route 332 (Jacksonville Road), PA Route 263 (York Road/Old York Road), PA Route 232 Second Street Pike and PA Route 611 (Easton Road). According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius was 13,240, 82,208 and 180,158, respectively. Additionally, the estimated 2024 median household income within the same radii was $75,442, $94,994 and $107,734, respectively.

According to the appraisal, the Aspen Grove Property is located within the Philadelphia-Camden-Wilmington, PA-NJ-DE-MD apartment market (“Philadelphia Apartment Market”). As of the second quarter of 2024, the Philadelphia Apartment Market contained 416,111 units, with an occupancy rate of 95.4% and reported asking rents of $1,828 per unit. As of the second quarter 2024, there were 2,317 units completed with a positive absorption of 2,888 units within the Philadelphia Apartment Market. According to the appraisal, the Aspen Grove Property is located within the Bucks County apartment submarket, which contained 33,659 units, with an occupancy rate of 96.8% and an asking rental rate of $1,727 per unit, as of the second quarter of 2024. The Bucks County apartment submarket reported 46 units completed with a positive net absorption of 107 units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents multifamily rental data at comparable properties with respect to the Aspen Grove Property:

Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Aspen Grove 120 East Street Road Warminster, PA(2)	1968 / 2024	96.1%(2)	456(2)	Studio Studio (Renovated) 1-BR / 1-BA 1-BR / 1-BA (Renovated) 2-BR / 1-BA 2-BR / 1-BA (Renovated) 3-BR / 1-BA 3-BR / 1-BA (Renovated)	488(2) 488(2) 634(2) 640(2) 803(2) 803(2) 908(2) 933(2)	$2.34(2) $2.87(2) $1.97(2) $2.35(2) $1.69(2) $1.96(2) $1.69(2) $1.92(2)	$1,142(2) $1,400(2) $1,246(2) $1,506(2) $1,357(2) $1,576(2) $1,530(2) $1,788(2)
Blair Mill Village East 3855 Blair Mill Road Horsham, PA	1974 / NAP	92.0%	768	1-BR / 1-BA 2-BR / 2-BA	703 958	$1.93 $1.71	$1,354 $1,638
The Wellington 2529 Horsham Road Hatboro, PA	1964 / NAP	98.0%	150	1-BR / 1-BA (Renovated) 1-BR / 1-BA 2-BR / 1-BA 2-BR / 1-BA (Renovated) 2-BR / 1.5-Bath (Renovated) 2-BR / 1.5 Bath 3-BR / 1-BA	605 606 800 800 880 900 1,200	$2.56 $2.29 $2.06 $2.19 $2.07 $1.91 $1.68	$1,552 $1,388 $1,645 $1,749 $1,819 $1,723 $2,021
Maple Hill Apartments 213 Maple Avenue Horsham, PA	1962 / NAP	99.0%	204	Studio 1-BR / 1-BA 2-BR / 1-BA 3-BR / 1.5-BA	450 600 810 1,028	$2.43 $2.38 $1.91 $1.70	$1,095 $1,425 $1,550 $1,750
Blair Mill Village 101 Allison Road Horsham, PA	1968 / NAP	92.0%	368	1-BR / 1-BA 2-BR / 1-BA	706 885	$2.12 $2.09	$1,500 $1,850
Willow Ridge 2601 Blair Mill Road Willow Grove, PA	1963 / NAP	100.0%	92	1-BR / 1-BA 2-BR / 1-BA	700 845	$1.94 $1.83	$1,355 $1,550
The Park at Westminster 600 Valley Road Warrington, PA	1975 / NAP	95.0%	270	Studio 1-BR / 1-BA 2-BR / 2-BA 3-BR / 2-BA	360 875 1,030 1,300	$3.15 $2.17 $1.70 $1.75	$1,133 $1,895 $1,750 $2,275
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated November 19, 2024.

The Borrower. The borrower is CM Aspen Grove LLC, a Pennsylvania limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Aspen Grove Mortgage Loan.

The Borrower Sponsor. The borrower sponsors and non-recourse carveout guarantors are Labe Twerski and Daejan Holdings (U.S.) Inc. (“Daejan”). Labe Twerski serves as the president of Daejan, which is the United States based affiliate of Daejan Group Holdings Limited, a major United Kingdom property group that invests in commercial, industrial and residential properties across the United Kingdom and the eastern seaboard of the United States. Additionally, Mr. Twerski serves as the president and CEO of Residential Management, Inc. that manages over 7,000 residential apartments in New York, New Jersey, Pennsylvania and Florida, as well as 145,000 square feet of retail space and 540,000 square feet of office space in the northeast United States.

Property Management. The Aspen Grove Property is managed by Residential Management (NY) Inc., a borrower-affiliated property management company.

Escrows and Reserves. At origination, the borrower deposited approximately (i) $148,146 into a real estate tax reserve, (ii) $207,944 into an insurance reserve, (iii) $7,500 into a deferred maintenance reserve and (iv) $87,500 into a radon mitigation system reserve.

Tax Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $37,036 per month).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Insurance Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated insurance premium (initially, approximately $25,993 per month).

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $9,500 for replacement reserves ($250 per unit on an annual basis).

Radon Mitigation Reserve – During a Radon Mitigation Replenishment Event (as defined herein), the borrower will be required to deposit an amount necessary to bring the balance in the radon mitigation reserve back to an amount equal to $17,500 (the “Radon Mitigation Reserve Floor”) on the earlier to occur of (i) the next payment date or (ii) 30 days after the applicable disbursement to the borrower that resulted in the amount on deposit in the radon mitigation subaccount to fall below the Radon Mitigation Reserve Floor. A “Radon Mitigation Replenishment Event” will occur if the amount in the radon mitigation subaccount falls below the Radon Mitigation Reserve Floor.

Lockbox / Cash Management. The Aspen Grove Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required at all times to cause all rents to be transmitted by all tenants of the Aspen Grove Property into a lockbox account established and maintained by the borrower. If the borrower or the property manager, as applicable, receive any rent from any tenant at the Aspen Grove Property, the borrower or the property manager, as applicable, is required to deposit such amounts into the lockbox account within two business days of receipt. Funds deposited into the lockbox account will be swept on a daily basis into the borrower's operating account until a Cash Management Period (as defined below) has commenced, in which event funds will be swept on a daily basis into a lender-controlled lockbox account and applied in accordance with the Aspen Grove Mortgage Loan documents.

A “Cash Management Period” will commence upon: (i) the stated maturity date, (ii) an event of default, (iii) if, as of any calculation date, the debt service coverage ratio (“DSCR”) being less than 1.20x, (iv) if, from and after the payment date occurring in February, 2034, the debt yield being less than 8.0% or (v) the occurrence of a Radon Mitigation Replenishment Event, if the borrower fails to deposit into the radon mitigation subaccount sufficient sums to bring the balance on deposit in such subaccount to an amount equal to $17,500. A Cash Management Period will end if, with respect to (a) clause (i) above, (1) the Aspen Grove Mortgage Loan and all other obligations under the Aspen Grove Mortgage Loan documents have been repaid in full or (2) the stated maturity date has not occurred, (b) clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing, (c) clause (iii) above, the Aspen Grove Property has achieved a DSCR of at least 1.25x for two consecutive quarters or (d) clause (v) above, the amount on deposit in the radon mitigation subaccount is at least equal to $17,500. A Cash Management Period that commences pursuant to clause (iv) above will only end upon the Aspen Grove Mortgage Loan having been repaid in full.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	WFB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$42,500,000	Title:	Fee
Cut-off Date Principal Balance:	$42,500,000	Property Type – Subtype:	Mixed Use – Retail / Industrial
% of IPB:	4.3%	Net Rentable Area (SF):	180,675
Loan Purpose:	Refinance	Location:	Sebastopol, CA
Borrower:	Barlow Star, LLC	Year Built / Renovated:	1955, 1958, 1965 and 2012 / NAP
Borrower Sponsor:	N. Bernard Aldridge	Occupancy:	91.7%
Interest Rate:	6.77900%	Occupancy Date:	12/23/2024
Note Date:	12/27/2024	4th Most Recent NOI (As of)(2):	$3,823,551 (12/31/2021)
Maturity Date:	1/11/2035	3rd Most Recent NOI (As of)(2):	$4,337,289 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$4,096,700 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$3,986,402 (TTM 8/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	90.6%
Amortization Type:	Interest Only	UW Revenues:	$6,916,205
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$2,788,790
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$4,127,415
Additional Debt:	No	UW NCF:	$4,050,942
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$73,000,000 / $404
Additional Debt Type:	N/A	Appraisal Date:	8/28/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$235
Taxes:	$127,632	$31,908	N/A	Maturity Date Loan / SF:	$235
Insurance:	$210,680	$51,508	N/A	Cut-off Date LTV:	58.2%
Replacement Reserves:	$0	$3,011	N/A	Maturity Date LTV:	58.2%
TI / LC Reserve:	$500,000	$7,528	$600,000	UW NCF DSCR:	1.39x
Rent Concession Reserve:	$44,424	$0	N/A	UW NOI Debt Yield:	9.7%
Existing TI/LC Reserve:	$80,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$42,500,000	100.0%	Loan Payoff	$34,279,505	80.7%
			Return of Equity	6,398,231	15.1%
			Reserves	962,736	2.3
			Closing Costs	685,974	1.6
			SBA Loan Payoff	173,553	0.4
Total Sources	$42,500,000	100.0%	Total Uses	$42,500,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	The increase from 12/31/2021 Net Operating Income to 12/31/2022 Net Operating Income is primarily due to the borrower signing new and renewal leases totaling 26,893 (14.9% of NRA and 16.9% of UW base rent) in 2022 and 2023.

The Loan. The Barlow Market District mortgage loan (“The Barlow Market District Mortgage Loan”) has an original principal balance of $42,500,000 and a Cut-off Date principal balance of approximately $42,500,000. The Barlow Market District Mortgage Loan is secured by the borrower’s fee interest in a mixed-use specialty retail and industrial property totaling 180,675 square feet located in Sebastopol, California (“The Barlow Market District Property”). The Barlow Market District Mortgage Loan has a 10-year term, is interest only for the entire term and accrues interest at a rate of 6.77900% per annum on an Actual/360 basis.

The Property. The Barlow Market District Property consists of a 16-building mixed-use property including industrial (approximately: 77,014 square feet; 42.6% of NRA; 40.8% of underwritten base rent), specialty retail (approximately: 76,726 square feet; 42.5% of NRA; 49.8% of underwritten base rent), office (approximately: 18,518 square feet; 10.2% of NRA; 6.4% of underwritten base rent) and storage (8,417 square feet; 4.7% NRA; 3.1% underwritten base rent) totaling 180,675

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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square feet located in Sebastopol, California, and was constructed in various phases in 1955, 1958, 1965 and 2012. The Barlow Market District Property is located approximately seven miles west of Santa Rosa and approximately 55 miles north of San Francisco. The Barlow Market District Property is situated on an approximately 9.95-acre site containing 491 surface parking spaces or 2.7 spaces per 1,000 square feet. The Barlow Market District Property spaces are utilized as wineries, breweries, art studios and galleries, boutique retail, stand-alone industrial (primarily warehouse space) and office space.

The Barlow Market District Property was 91.7% leased to 33 tenants as of December 23, 2024. The top three tenants by NRA at The Barlow Market District Property, KB Wines LLC, Pax Mahle Wines and Santa Rosa Community Market, account for 46.3% of NRA and 46.8% of underwritten base rent. No other tenant accounts for more than 5.4% of NRA or 5.2% of underwritten base rent.

Major Tenants. The three largest tenants at The Barlow Market District Property are KB Wines LLC, Pax Mahle Wines and Santa Rosa Community Market.

KB Wines LLC (57,832 square feet; 32.0% of NRA; 32.9% of underwritten base rent). KB Wines LLC (“Kosta Browne”) was founded in 1997 by Dan Kosta and Michael Browne. Kosta Browne was owned by Duckhorn Wine Company and publicly traded on the New York Stock Exchange (NYSE: NAPA) until December 24, 2024 when it was taken private by Butterfly Equity, which is a private equity company located in Los Angeles, California. Kosta Browne produces approximately 30,000 cases of wine from various regions in California, and leases 57,832 square feet of space at The Barlow Market District Property under a lease with a current expiration date of July 31, 2030, with two five-year renewal options and no termination options remaining.

Pax Mahle Wines (13,328 square feet; 7.4% of NRA; 5.5% of underwritten base rent). Pax & Pamela Mahle is one of California's producers of cool-climate Syrah and classically styled varieties such as Gamay Noir, Chenin Blanc and Chardonnay, and has been operating since 2000. Pax Mahle leases 13,328 square feet of space at The Barlow Market District Property under a lease with a current expiration date of December 31, 2030, with no renewal or termination options remaining.

Santa Rosa Community Market (12,489 square feet; 6.9% of NRA; 8.3% of underwritten base rent). Santa Rosa Community Market is a worker-run, not-for-profit natural food store founded in 1975. In 2013 Santa Rosa Community Market opened a second store, located at The Barlow Market District Property. Santa Rosa Community Market leases 12,489 square feet of space at The Barlow Market District Property under a lease with a current expiration date of November 30, 2028, with one 10-year renewal option and no termination options remaining.

The following table presents certain information relating to the historical and current occupancy of The Barlow Market District Property:

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
94.4%	98.6%	94.2%	91.7%
(1)	Unless otherwise noted, historical occupancies are as of December 31 for each respective year.
(2)	Based on the underwritten rent roll dated December 23, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the top tenants based on square footage at of The Barlow Market District Property:

Tenant Summary(1)
Tenant	Ratings Moody’s /S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
KB Wines LLC	NR/NR/NR	57,832	32.0%	$23.19	$1,341,209	32.9%	7/31/2030
Pax Mahle Wines	NR/NR/NR	13,328	7.4	$16.85	224,577	5.5	12/31/2030
Santa Rosa Community Market	NR/NR/NR	12,489	6.9	$27.21	339,840	8.3	11/30/2028
Taylor Lane LLC	NR/NR/NR	9,745	5.4	$16.39	159,746	3.9	5/31/2027
Aldridge Development LLC Storage(3)	NR/NR/NR	8,417	4.7	$14.83	124,841	3.1	8/31/2039
Major Tenants		101,811	56.4%	$21.51	$2,190,213	53.7%

Other Tenants		63,894	35.4	$29.50	1,884,676	46.3
Occupied Collateral Total / Wtd. Avg.		165,705	91.7%	$24.59	$4,074,889	100.0%
Vacant Space		14,970	8.3

Collateral Total		180,675	100.0%

(1)	Information is based on the underwritten rent roll dated December 23, 2024 and is inclusive of rent steps totaling $209,385 through December 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Aldridge Development LLC Storage is an affiliate of the borrower.

The following table presents a summary of sales history and occupancy costs for certain Major Tenants at The Barlow Market District Property:

Sales History(1)
	2022 Sales	2022 Sales PSF	2023 Sales	2023 Sales PSF	TTM July 2024 Sales	TTM July 2024 Sales (PSF)	Occupancy Cost(2)
Pax Mahle Wines(3)	$600,856	$751	$574,323	$718	$556,704	$696	4.6%
Santa Rosa Community Market	$10,276,921	$823	$10,777,245	$863	$11,057,265	$885	4.4%
(1)	All sales information presented herein with respect to The Barlow Market District Property is based upon information obtained from the borrower. Major Tenants not included in the Sales History table did not provide historical sales information.
(2)	Occupancy cost is based on underwritten rent including reimbursements divided by most recent reported sales.
(3)	Pax Mahle Wines reports sales for 800 square feet of retail wine tasting room space. Pax Mahle Wines is not required to report sales for its other space consisting of 11,512 square feet of industrial space and 1,016 square feet of winery retail space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the tenant lease expirations of The Barlow Market District Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	14,970	8.3%	NAP	NAP	14,970	8.3%	NAP	NAP
2025 & MTM	3	4,892	2.7	$154,668	3.8%	19,862	11.0%	$154,668	3.8%
2026	6	17,615	9.7	453,068	11.1	37,477	20.7%	$607,736	14.9%
2027	8	20,050	11.1	532,924	13.1	57,527	31.8%	$1,140,660	28.0%
2028	8	28,043	15.5	767,772	18.8	85,570	47.4%	$1,908,432	46.8%
2029	4	10,081	5.6	304,230	7.5	95,651	52.9%	$2,212,662	54.3%
2030	3	72,607	40.2	1,613,786	39.6	168,258	93.1%	$3,826,448	93.9%
2031	0	0	0.0	0	0.0	168,258	93.1%	$3,826,448	93.9%
2032	0	0	0.0	0	0.0	168,258	93.1%	$3,826,448	93.9%
2033	0	0	0.0	0	0.0	168,258	93.1%	$3,826,448	93.9%
2034	1	4,000	2.2	123,600	3.0	172,258	95.3%	$3,950,048	96.9%
2035	0	0	0.0	0	0.0	172,258	95.3%	$3,950,048	96.9%
2036 & Beyond	1	8,417	4.7	124,841	3.1	180,675	100.0%	$4,074,889	100.0%
Total	34	180,675	100.0%	$4,074,889	100.0%
(1)	Information is based on the underwritten rent roll dated December 23, 2024 and is inclusive of rent steps totaling $209,385 through December 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in this Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the historical and underwritten cash flows of The Barlow Market District Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
In Place Rent	$3,563,800	$3,864,915	$3,885,325	$3,849,630	$3,865,504	$21.39	52.8%
Grossed Up of Vacant Space	0	0	0	0	421,485	2.33	5.8
Rent Steps	0	0	0	0	209,385	1.16	2.9
Gross Potential Rent	$3,563,800	$3,864,915	$3,885,325	$3,849,630	$4,496,374	$24.89	61.4%
Percentage Rent	446,601	532,883	398,276	358,455	358,118	1.98	4.9
Total Reimbursements	2,021,561	2,386,814	2,460,441	2,185,584	2,470,048	13.6	33.7
Total Gross Income	$6,031,961	$6,784,611	$6,744,041	$6,393,669	$7,324,540	$40.54	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(421,485)	(2.33)	(5.8)
Other Income	41,243	138,485	38,860	13,150	13,150	0.07	0.2
Effective Gross Income	$6,073,205	$6,923,096	$6,782,901	$6,406,819	$6,916,205	$38.28	94.4%
Management Fee	282,188	323,163	322,245	305,932	207,486	1.15	3.0
Real Estate Taxes	379,271	375,913	376,295	434,223	486,050	2.69	7.0
Insurance	511,115	550,788	378,879	267,712	588,657	3.26	8.5
Other Expenses	1,077,079	1,335,942	1,608,782	1,412,550	1,506,598	8.34	21.8
Total Expenses	$2,249,653	$2,585,807	$2,686,201	$2,420,418	$2,788,790	$15.44	40.3%
Net Operating Income(3)	$3,823,551	$4,337,289	$4,096,700	$3,986,402	$4,127,415	$22.84	59.7%
Capital Expenditures	0	0	0	0	36,135	0.20	0.5
TI / LC	0	0	0	0	40,338	0.22	0.6
Net Cash Flow	$3,823,551	$4,337,289	$4,096,700	$3,986,402	$4,050,942	$22.42	58.6%
(1)	TTM reflects the trailing 12 months ending August 31, 2024.
(2)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The increase from 12/31/2021 Net Operating Income to 12/31/2022 Net Operating Income is primarily due to the borrower signing new and renewal leases totaling 26,893 (14.9% of NRA and 16.9% of UW base rent) in 2022 and 2023.

Environmental. According to the Phase I environmental assessment dated September 4, 2024, there was no evidence of any recognized environmental conditions at The Barlow Market District Property.

The Market. The Barlow Market District Property is located in Sebastopol, California, with access to the greater Santa Rosa metro area provided by CA-12 (Sebastopol Avenue). The Barlow Market District Property is located approximately 8.5 miles from Interstate 101 and approximately 14.3 miles from the Charles M Schulz - Sonoma County Airport.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of The Barlow Market District Property was approximately 6,091, 18,271 and 68,393, respectively, and the median household income within the same radii was $107,785, $112,750 and $105,439, respectively.

According to the appraisal, The Barlow Market District Property is located within the Sebastopol/Bodega submarket of the Santa Rosa retail and industrial market. As of the second quarter of 2024, the retail submarket reported total inventory of approximately 1.73 million square feet with a 4.5% vacancy rate and average asking rent of $25.33 PSF and the industrial submarket reported total inventory of approximately 1.72 million square feet with a 9.0% vacancy rate and average asking rent of $16.37 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to comparable industrial and retail leases for The Barlow Market District Property:

Comparable Leases Summary(1)
Property Location	Tenant Name	Tenant Type	Lease Term (Years)	GLA (SF)	Annual Base Rent PSF	Lease Type
6780 Depot Street Sebastopol, CA	Pax Mahle Wines(2)	Industrial	6.0(3)	11,512(3)	$16.85(3)	NNN(3)
5400 Hanna Ranch Road Novato, CA	Confidential	Industrial	10.5	18,440	$19.80	NNN
2200-2240 South McDowell Boulevard Petaluma, CA	Cambre Consulting	Industrial	3.2	19,845	$15.24	MG
3490 Regional Parkway Santa Rosa, CA	Greentech Renewables	Industrial	4.0	24,178	$13.80	IG
6780 Depot Street Sebastopol, CA	Pax Mahle Wines(2)	Retail	6.0(3)	1,816(3)	$16.85(3)	NNN(3)
1810 Mendocino Avenue Santa Rosa, CA	C&M Inc	Retail	10.0	1,810	$28.20	NNN
962 Gravenstein Avenue Sebastopol, CA	Red Knife Café	Retail	10.0	1,522	$34.44	NNN
(1)	Information obtained from the appraisal, unless otherwise indicated.
(2)	Pax Mahle Wines leases 11,512 square feet of industrial space and 1,816 square feet of retail space at an Annual Base Rent PSF of $16.85.
(3)	Information obtained from the underwritten rent roll dated December 23, 2024.

The Borrower. The borrower is Barlow Star, LLC, a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Barlow Market District Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is N. Bernard Aldridge. Mr. Aldridge is the founder of Aldridge Development, LLC, a real estate investment and development firm founded in 2000 that is focused on multifamily and mixed-use projects primarily in the western United States.

Property Management. The Barlow Market District Property is managed by Aldridge Development, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $127,632 for real estate taxes, (ii) $210,680 for insurance premiums, (iii) $500,000 for tenant improvements and leasing commissions, (iv) $44,424 for future rent credits or abatements related to Rewind Barcade LLC, Wandering Spirits LLC (dba Better Sunday) and Revel Cycles LLC and (v) $80,000 for outstanding tenant improvements and leasing commissions related to Wandering Spirits LLC (dba Better Sunday) and Rewind Barcade LLC.

Real Estate Taxes – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated tax payments, which currently equates to approximately $31,908.

Insurance – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated insurance premiums, which currently equates to approximately $51,508.

Replacement Reserve – On a monthly basis, the borrower is required to deposit approximately $3,011 for replacement reserves.

Leasing Reserve – On a monthly basis, the borrower is required to deposit approximately $7,528 for tenant improvements and leasing commissions reserves, subject to a cap of $600,000.

Lockbox / Cash Management. The Barlow Market District Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower or property manager, as applicable, is required to collect all rents and income from The Barlow Market District Property and deposit such funds into the lockbox account within one business day of receipt. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to deliver tenant direction letters directing tenants to pay all rent and other sums directly into the eligible account. On each business day, all funds in the lockbox account will be transferred to the borrower’s operating account. Upon the occurrence of a Cash Trap Event Period,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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all amounts available in the deposit account will be transferred to a cash management account controlled by the lender and applied in accordance with the cash flow waterfall in the cash management agreement. During the continuance of a Cash Trap Event Period, all excess cash flow will be held by the lender as additional collateral for The Barlow Market District Mortgage Loan.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i) the occurrence of an event of default;

(ii) the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.15x on a quarterly basis; or

(iii) if KB Wines, LLC or any replacement tenant (a) fails to renew or extend the lease term on or before July 31, 2029, (b) is in monetary or material non-monetary default under the lease; (c) goes dark, vacates or fails to continuously operate its entire space or giving notice of its intent to commence any of the foregoing, (d) files for bankruptcy or similar insolvency proceedings or (e) terminates its lease or giving notice of its intent to terminate its lease.

A Cash Trap Event Period will end upon the occurrence of the following, with regard to:

●	clause (i) above, the cure of the related event of default:
●	clause (ii) above, the NCF DSCR being at least 1.20x for two consecutive calendar quarters;
●	clause (iii)(a)-(e) above, (i) a Major Tenant Re-Tenanting Event (as defined below) has occurred;
●	clause (iii)(a) above, the lender has received evidence that KB Wines, LLC has extended the term of such lease, pursuant to the terms of the extension option in such lease;
●	clause (iii)(b) above, the subject default is cured, and no other default under the related lease occurs for a period of two consecutive calendar quarters following such cure;
●	clause (iii)(c) above, KB Wines, LLC has resumed normal business operations and is open during customary hours for two consecutive calendar quarters;
●	clause (iii)(d) above, the bankruptcy or insolvency proceeding has terminated in a manner reasonably satisfactory to the lender, the related lease has been affirmed, and the terms of such lease, as affirmed, are reasonably satisfactory to the lender; or
●	clause (iii)(e) above, KB Wines, LLC revoking any notification of any termination, cancellation or surrender of such lease and delivering to the lender a tenant estoppel certificate in form and substance reasonably acceptable to the lender.

A “Major Tenant Re-Tenanting Event” means that the lender has received satisfactory evidence that the entirety of the applicable Major Tenant Space has been leased to one or more satisfactory replacement tenants, each pursuant to a satisfactory replacement lease, that each tenant is in occupancy, open for business and is then paying full, unabated rent (or the aggregate amount of such abatement has been deposited on reserve with the lender), and that all tenant improvement costs and leasing commissions have been paid (or a sufficient sum to pay same have been deposited on reserve with the lender), such evidence to include, without limitation, a satisfactory estoppel certificate from each such replacement tenant affirming the foregoing.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. The Barlow Market District Mortgage Loan documents provide for the partial release of the parcel consisting of the KB Wines premises (the “Release Parcel”) (having an allocated loan amount of $12,463,200 or 29.3% of the original principal balance) from the lien of the mortgage in connection with a bona fide sale to an unaffiliated third party at any time on or after the expiration of the defeasance lockout period if certain conditions are satisfied, including without limitation, defeasance of The Barlow Market District Mortgage Loan in an amount equal to the greater of the following: (a) 115% of the allocated loan amount of $12,463,200; (b) such amount as may be required to maintain compliance with REMIC requirements; (c) an amount that would result in the NCF DSCR being not less than the greater of the NCF DSCR immediately prior to such release or 1.37x; (d) an amount that would result in the debt yield being not less than the greater of the net cash flow debt yield immediately prior to the release or 9.41%; (e) the LTV for the remaining property being not

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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more than the lesser of the LTV for the entire property immediately prior to such release and 58.2%; and (f) 95% of the Release Parcel net sale proceeds.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Natson G6 Portfolio Pool 1
1 M6 Framingham Framingham, MA
2 S6 San Antonio-Sea World San Antonio, TX
3 M6 Kissimmee Kissimmee, FL
4 S6 Kissimmee Kissimmee, FL
5 EL Austell Austell, GA
6 S6 San Antonio-Med Center San Antonio, TX
7 M6 Ft Pierce Fort Pierce, FL
ATLANTA
Kennesaw
Marietta
Roswell
Smyrna
Mableton
Austell
Douglasville
BOSTON
Worcester
Framingham
Lowell
Nashua
Providence
MASSACHUSETTS
RHODE ISLAND
Atlantic Ocean
ORLANDO
Kissimmee
Daytona Beach
Melbourne
Palm Bay
SAN ANTONIO
New Braunfels
Schertz
Fort Pierce
Port St. Lucie
West Palm Beach
Boca Raton

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$39,600,000	Title(5):	Fee / Leasehold
Cut-off Date Principal Balance:	$39,600,000	Property Type - Subtype:	Hospitality – Various
% of IPB:	4.0%	Net Rentable Area (Rooms):	852
Loan Purpose:	Refinance	Location:	Various, Various
Borrowers(1):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsors(2):	Subhash Patel and Vijay Patel	Occupancy / ADR / RevPAR:	67.9% / $63.38 / $43.03
Interest Rate:	7.46040%	Occupancy / ADR / RevPAR Date:	8/31/2024
Note Date:	11/26/2024	4th Most Recent NOI (As of):	$4,713,689 (12/31/2021)
Maturity Date:	12/6/2034	3rd Most Recent NOI (As of):	$5,546,810 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$6,269,811 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$5,802,966 (TTM 8/31/2024)
Original Amortization Term:	None	UW Occupancy / ADR / RevPAR:	67.9% / $63.38 / $43.03
Amortization Type:	Interest Only	UW Revenues:	$13,707,322
Call Protection:	L(26),D(90),O(4)	UW Expenses:	$7,982,077
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,725,246
Additional Debt:	No	UW NCF:	$5,176,953
Additional Debt Balance:	N/A	Appraised Value / Per Room(6):	$67,500,000 / $79,225
Additional Debt Type:	N/A	Appraisal Date:	10/1/2024

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$46,479
Taxes:	$512,237	$64,030	N/A	Maturity Date Loan / Room:	$46,479
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	58.7%
FF&E Reserves:	$0	$22,846	N/A	Maturity Date LTV:	58.7%
Immediate Repairs:	$137,340	$0	N/A	UW NCF DSCR:	1.73x
Other Reserves(4):	$1,428,810	Springing	N/A	UW NOI Debt Yield:	14.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$39,600,000	99.6%	Loan Payoff	$36,922,065	92.9%
Additional Sponsor Equity	141,846	0.4	Upfront Reserves	2,078,387	5.2
			Closing Costs	741,395	1.9

Total Sources	$39,741,846	100.0%	Total Uses	$39,741,846	100.0%
(1)	See “The Borrowers” below for more information.
(2)	The borrower sponsors are also the borrower sponsors for the Natson G6 Portfolio Pool 2 Mortgage Loan.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	Other Reserves includes a renovation reserve ($1,388,810), static ground rent reserve ($40,000) and an ongoing PIP reserve (Springing).
(5)	The Natson G6 Portfolio Pool 1 Mortgage Loan (as defined below) is secured by the borrowers’ fee interest in six properties and the leasehold interest in one property.
(6)	The appraised value includes an “As Is Portfolio” premium of $3,600,000. The sum of the individual values for the Natson G6 Portfolio Pool 1 Properties (as defined below) excluding the portfolio premium is $63,900,000. Excluding the portfolio premium, the Cut-off Date LTV and Maturity Date LTV are each 62.0%.

The Loan. The Natson G6 Portfolio Pool 1 mortgage loan (the “Natson G6 Portfolio Pool 1 Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $39,600,000 and is secured by the borrowers’ fee interests in six properties and leasehold interest in one property. The portfolio consists of 852 rooms across seven limited service and extended stay hospitality properties located in Florida, Georgia, Massachusetts and Texas (the “Natson G6 Portfolio Pool 1 Properties”). The Natson G6 Portfolio Pool 1 Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest at a rate of 7.46040% per annum on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Properties. The Natson G6 Portfolio Pool 1 Mortgage Loan is secured by seven hospitality properties with three properties located in Florida (the “M6 Kissimmee Property,” the “S6 Kissimmee Property” and the “M6 Ft Pierce Property”), one in Georgia (the “EL Austell Property”), one in Massachusetts (the “M6 Framingham Property”) and two in Texas (the “S6 San Antonio-Sea World Property” and the “S6 San Antonio-Med Center Property”). The Natson G6 Portfolio Pool 1 Properties are summarized in the table below.

Portfolio Summary
Property Name	Location	Fee / Leasehold	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	Appraised Value per Room(1)(2)	UW NCF	% of UW NCF
M6 Framingham	Framingham, MA	Leasehold	$10,800,000	27.3%	$15,500,000	$144,860	$1,402,754	27.1%
S6 San Antonio-Sea World	San Antonio, TX	Fee	5,700,000	14.4	8,700,000	$65,909	739,830	14.3
M6 Kissimmee	Kissimmee, FL	Fee	5,400,000	13.6	8,600,000	$49,711	701,405	13.5
S6 Kissimmee	Kissimmee, FL	Fee	5,100,000	12.9	9,400,000	$85,455	661,966	12.8
EL Austell	Austell, GA	Fee	4,900,000	12.4	8,800,000	$108,642	639,526	12.4
S6 San Antonio-Med Center	San Antonio, TX	Fee	4,500,000	11.4	7,200,000	$55,385	608,302	11.8
M6 Ft Pierce	Fort Pierce, FL	Fee	3,200,000	8.1	5,700,000	$47,899	423,169	8.2
Total / Wtd. Avg.			$39,600,000	100.0%	$63,900,000		$5,176,953	100.0%
(1)	Information obtained from the appraisal.
(2)	Appraised Value per Room is based on the individual rooms at each respective property.

The Natson G6 Portfolio Pool 1 Properties were built between 1976 and 2008. The borrower sponsors acquired the Natson G6 Portfolio Pool 1 Properties between 2020 and 2022 for an aggregate purchase price of $35.9 million. Since acquisition, the borrower sponsors have invested approximately $4.9 million in capital improvements and $3.0 million in soft costs, resulting in a total cost basis of approximately $43.8 million in the Natson G6 Portfolio Pool 1 Properties. Five of the seven Natson G6 Portfolio Pool 1 Properties were renovated between 2023 and 2024. The EL Austell Property is expected to undergo upgrades budgeted at $1.39 million ($17,146 per room), which funds were escrowed at origination. The guarantor provided a completion guaranty for the renovations at the EL Austell Property.

The Natson G6 Portfolio Pool 1 Properties are either extended stay or limited service hotels that operate under various hotel franchise flags. Three of the Natson G6 Portfolio Pool 1 Properties operate under a Motel 6 franchise (399 rooms), three of the properties operate under a Studio 6 franchise (372 rooms) and one property operates as an Efficiency Lodge (81 rooms), which does not operate under a franchise flag. Typical amenities at the Natson G6 Portfolio Pool 1 Properties include guest laundry area, vending areas and complimentary high-speed internet access in the guestrooms and public spaces.

Portfolio Summary II
Property Name	Property Subtype	Rooms	Year Built / Renovated	PIP Costs(1)	PIP per Room(2)	Franchise	Franchise Expiration
M6 Framingham	Limited Service	107	1976 / 2023	$691,333	$6,461	Motel 6	4/28/2036
S6 San Antonio-Sea World	Extended Stay	132	1995 / 2023	809,714	6,134	Studio 6	12/29/2035
M6 Kissimmee	Limited Service	173	1985 / 2023	1,171,126	6,770	Motel 6	7/10/2042
S6 Kissimmee	Extended Stay	110	2008 / NAP	346,038	3,146	Studio 6	7/10/2042
EL Austell	Extended Stay	81	2000 / NAP	104,535	1,291	NAP	NAP
S6 San Antonio-Med Center	Extended Stay	130	1995 / 2023	799,028	6,146	Studio 6	12/22/2035
M6 Ft Pierce	Limited Service	119	1991 / 2024	957,916	8,050	Motel 6	1/20/2036
Total / Wtd. Avg.		852		$4,879,690	$5,727
(1)	Represents renovation costs that the borrower sponsors have invested since acquisition. The Natson G6 Portfolio Pool 1 Mortgage Loan was structured with an upfront renovation reserve in the amount of $1,388,810 ($17,146 per room) which will be allocated towards the EL Austell Property.
(2)	PIP per room values are based on the individual rooms at each respective property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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M6 Framingham. The M6 Framingham Property is a 107-room, limited service hotel located in Framingham, Massachusetts, approximately 24 miles west of Boston. The M6 Framingham Property was constructed in 1976, most recently renovated in 2023 and offers amenities such as a self-laundry facility, vending machines and high-speed internet. The borrower sponsors have invested approximately $700,000 to renovate guestrooms since acquiring the M6 Framingham Property in April 2021. The M6 Framingham Property contains 85 parking spaces, resulting in a parking ratio of 0.79 spaces per room. The M6 Framingham Property operates under the Motel 6 flag, with a franchise agreement expiration in April 2036. The Natson G6 Portfolio Pool 1 Mortgage Loan is secured by the leasehold interest in the M6 Framingham Property. See “Ground Lease” below.

S6 San Antonio-Sea World. The S6 San Antonio-Sea World Property is a 132-room, extended stay hotel located in San Antonio, Texas, approximately 11 miles northwest of downtown San Antonio. The S6 San Antonio-Sea World Property was constructed in 1995, most recently renovated in 2023 and offers amenities such as self-laundry facilities, vending machines and high-speed internet. The borrower sponsors have invested approximately $800,000 to renovate guestrooms and public spaces since acquiring the S6 San Antonio-Sea World Property in 2020. The S6 San Antonio-Sea World Property contains 149 parking spaces, resulting in a parking ratio of 1.13 spaces per room. The S6 San Antonio-Sea World Property operates under the Studio 6 flag, with a franchise agreement expiration in December 2035.

M6 Kissimmee. The M6 Kissimmee Property is a 173-room, limited service hotel located in Kissimmee, Florida, within five miles of Walt Disney World Resort. The M6 Kissimmee Property was constructed in 1985, most recently renovated in 2023 and offers amenities such as complimentary breakfast, outdoor pool, self-laundry and high-speed internet. The borrower sponsors have invested approximately $1.2 million to renovate guestrooms and public spaces since acquiring the M6 Kissimmee Property in 2022. The M6 Kissimmee Property has access to 357 parking spaces, resulting in a parking ratio of 2.06 spaces per room. The M6 Kissimmee Property operates under the Motel 6 flag, with a franchise agreement expiration in July 2042.

S6 Kissimmee. The S6 Kissimmee Property is a 110-room, extended stay hotel located in Kissimmee, Florida, within five miles of Walt Disney World Resort and adjacent to the M6 Kissimmee Property. The S6 Kissimmee Property was constructed in 2008 and offers amenities such as an outdoor pool, self-laundry and high-speed internet. The borrower sponsors have invested approximately $350,000 in capital improvements since acquiring the S6 Kissimmee Property in 2022. The S6 Kissimmee Property has access to 357 parking spaces, resulting in a parking ratio of 3.25 spaces per room. The S6 Kissimmee Property operates under the Studio 6 flag, with a franchise agreement expiration in July 2042.

EL Austell. The EL Austell Property is an 81-room, extended stay hotel located in Austell, Georgia, approximately 15 miles west of Atlanta. The EL Austell Property was constructed in 2000 and offers amenities such as self-laundry, vending machines and high-speed internet. The borrower sponsors have invested approximately $100,000 in capital improvements since acquiring the EL Austell Property in 2022 and intends to invest another $1.39 million primarily for interior upgrades. The EL Austell Property contains 102 parking spaces, resulting in a parking ratio of 1.26 spaces per room. The EL Austell Property does not operate under a franchise agreement.

S6 San Antonio-Med Center. The S6 San Antonio-Med Center Property is a 130-room, extended stay hotel located in San Antonio, Texas, approximately seven miles northwest of downtown San Antonio. The S6 San Antonio-Med Center Property was constructed in 1995, most recently renovated in 2023 and offers amenities such as self-laundry facilities, a sundry shop and high-speed internet. The borrower sponsors have invested approximately $800,000 to renovate guestrooms and public spaces since acquiring the S6 San Antonio-Med Center Property in 2020. The S6 San Antonio-Med Center Property contains 140 parking spaces, resulting in a parking ratio of 1.08 spaces per room. The S6 San Antonio-Med Center Property operates under the Studio 6 flag, with a franchise agreement expiration in December 2035.

M6 Ft Pierce. The M6 Ft Pierce Property is a 119-room, limited service hotel located in Fort Pierce, Florida, approximately 60 miles north of West Palm Beach. The M6 Ft Pierce Property was constructed in 1991, most recently renovated in 2024 and offers amenities such as an outdoor pool, self-laundry facilities and high-speed internet. The borrower sponsors have invested approximately $1.0 million to renovate guestrooms and public spaces since acquiring the M6 Ft Pierce Property in 2021. The M6 Ft Pierce Property contains 135 parking spaces, resulting in a parking ratio of 1.13 spaces per room. The M6 Ft Pierce Property operates under the Motel 6 flag, with a franchise agreement expiration in January 2036.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Environmental. According to the Phase I environmental reports dated between October 18, 2024 and October 21, 2024, there was evidence of a controlled recognized environmental condition at the M6 Framingham Property in connection with historical operations of a gas station, an automotive repair facility and a truck stop at the M6 Framingham Property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the operating history and underwritten cash flows of the Natson G6 Portfolio Pool 1 Properties:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue
Occupancy	68.3%	67.0%	67.5%	67.9%	67.9%
ADR	$54.40	$62.69	$65.39	$63.38	$63.38
RevPAR	$37.16	$42.03	$44.12	$43.03	$43.03
Room Revenue	$11,556,347	$13,069,150	$13,719,031	$13,418,403	$13,381,741	$15,706	97.6%
Other Revenue(3)	123,569	164,546	242,470	326,474	325,582	382	2.4
Total Revenue	$11,679,916	$13,233,696	$13,961,501	$13,744,877	$13,707,322	$16,088	100.0%
Room Expense	2,124,891	2,238,323	2,062,842	2,171,255	2,165,322	2,541	15.8
Other Expenses	304	0	0	0	0	0	0.0
Departmental Expenses	$2,125,195	$2,238,323	$2,062,842	$2,171,255	$2,165,322	$2,541	15.8%
Gross Operating Income	$9,554,720	$10,995,373	$11,898,660	$11,573,622	$11,542,000	$13,547	84.2%
Undistributed Expenses	3,844,910	4,275,690	4,421,485	4,544,604	4,574,356	5,369	33.4
Gross Operating Profit	$5,709,810	$6,719,683	$7,477,175	$7,029,019	$6,967,644	$8,178	50.8%
Total Fixed Expenses	996,121	1,172,873	1,207,364	1,226,052	1,242,399	1,458	9.1
Net Operating Income	4,713,689	$5,546,810	$6,269,811	$5,802,966	$5,725,246	$6,720	41.8%
FF&E	467,197	529,348	558,459	549,795	548,293	644	4.0
Net Cash Flow	$4,246,492	$5,017,462	$5,711,352	$5,253,171	$5,176,953	$6,076	37.8%
(1)	TTM column reflects the trailing 12 months ending August 31, 2024.
(2)	Per Room values are based on 852 individual rooms.
(3)	Other revenue consists of guest laundry income and other miscellaneous fees.

The Market. The Natson G6 Portfolio Pool 1 Properties are located in Florida, Georgia, Massachusetts and Texas.

M6 Framingham. The M6 Framingham Property is located in Framingham, Massachusetts, approximately 24 miles west of Boston. The market draws demand due to its proximity to various regional offices including Staples, TJX Companies and Bose Corporation. Other demand generators include the Natick Mall, Amazing Things Art Center, the Framingham Heart Study and downtown Framingham. The M6 Framingham Property is primarily served by Boston Logan International Airport, which is located approximately 30 miles away.

S6 San Antonio-Sea World and S6 San Antonio-Med Center. The S6 San Antonio-Sea World Property and the S6 San Antonio-Med Center Property are located in San Antonio, Texas, approximately 11 and seven miles northwest of downtown San Antonio, respectively. The market draws demand due to its proximity to various regional offices including H.E.B., USAA, University Health System, Methodist Healthcare System and Rackspace. The San Antonio area is also home to Lackland and Randolph Air Force Bases and Fort Sam Houston Army Post. Leisure demand generators include SeaWorld San Antonio, Six Flags Fiesta Texas and the San Antonio Riverwalk. The S6 San Antonio-Sea World Property and the S6 San Antonio-Med Center Property are primarily served by San Antonio International Airport, which is located approximately 10 and seven miles away, respectively.

M6 Kissimmee and S6 Kissimmee. The M6 Kissimmee Property and the S6 Kissimmee Property are located in Kissimmee, Florida, within five miles of Walt Disney World Resort. The market draws demand primarily from leisure destinations such as Walt Disney World, Universal Studios and SeaWorld. The M6 Kissimmee Property and the S6 Kissimmee Property are primarily served by Orlando International Airport, which is located approximately 18 miles away.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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EL Austell. The EL Austell Property is located in Austell, Georgia, approximately 15 miles west of Atlanta. The market draws demand due to its proximity to various regional offices including Cox Enterprises, Turner, Georgia-Pacific, Carter’s and the Center for Disease Control and Prevention. Additionally, the EL Austell Property is located approximately six miles from Six Flags over Georgia. The EL Austell Property is primarily served by Hartsfield-Jackson Atlanta International Airport, which is located approximately 22 miles away.

M6 Ft Pierce. The M6 Ft Pierce Property is located in Fort Pierce, Florida, approximately 60 miles north of West Palm Beach. The market draws demand due to its proximity to various regional offices including Lawnwood/HCA Medical, Cleveland Clinic Martin Health and HCA Florida St. Lucie Hospital. Leisure demand generators include golf courses, 21 miles of beaches and shopping outlets. The M6 Ft Pierce Property is primarily served by Melbourne International Airport and Palm Beach International Airport, which is located approximately 60 miles away.

The following table presents certain information relating to the historical performance of the Natson G6 Portfolio Pool 1 Properties:

Historical RevPAR, Occupancy, & NCF Analysis
	2021			2022			2023			TTM(1)
Property	RevPAR	Occ	NCF	RevPAR	Occ	NCF	RevPAR	Occ	NCF	RevPAR	Occ	NCF
M6 Framingham	$46.66	72.0%	$612,861	$65.92	80.2%	$986,493	$79.38	83.7%	$1,400,743	$83.02	82.4%	$1,420,244
S6 San Antonio-Sea World	$32.21	62.2%	$585,584	$38.28	68.2%	$773,993	$34.39	66.0%	$638,177	$37.53	69.7%	$740,248
M6 Kissimmee	$37.17	62.2%	$671,248	$39.64	57.0%	$873,398	$37.48	55.2%	$796,872	$36.99	57.8%	$732,124
S6 Kissimmee	$39.55	67.8%	$572,895	$42.89	68.0%	$685,705	$44.91	67.7%	$782,771	$42.02	68.8%	$678,062
EL Austell	$27.99	83.7%	$450,583	$32.60	86.8%	$605,216	$40.33	89.6%	$824,616	$34.83	85.2%	$640,073
S6 San Antonio-Med Center	$36.57	70.9%	$642,339	$35.36	64.3%	$467,014	$34.95	64.2%	$539,756	$36.00	67.7%	$613,916
M6 Ft Pierce	$38.78	67.8%	$710,983	$41.06	57.2%	$625,643	$44.70	60.7%	$728,417	$36.14	55.0%	$428,505
Total / Wtd. Avg.	$37.16	68.3%	$4,246,492	$42.03	67.0%	$5,017,462	$44.12	67.5%	$5,711,352	$43.03	67.9%	$5,253,171
(1)	TTM column reflects the trailing 12 months ending August 31, 2024.

The following table presents certain information relating to the competitive set of the Natson G6 Portfolio Pool 1 Properties:

Competitive Set Analysis
	TTM(1)			Competitive Set(2)			Penetration Rate
Property	Occ	ADR ($)	RevPAR	Occ	ADR ($)	RevPAR	Occ	ADR ($)	RevPAR
M6 Framingham	82.4%	$100.73	$83.02	69.0%	$103.89	$71.64	119.5%	97.0%	115.9%
S6 San Antonio-Sea World	69.7%	$53.86	$37.53	64.7%	$52.72	$34.10	107.7%	102.2%	110.1%
M6 Kissimmee	57.8%	$63.94	$36.99	69.3%	$63.40	$43.95	83.5%	100.8%	84.2%
S6 Kissimmee	68.8%	$61.06	$42.02	78.8%	$40.85	$32.21	87.3%	149.5%	130.5%
EL Austell	85.2%	$40.87	$34.83	63.8%	$65.15	$41.57	133.6%	62.7%	83.8%
S6 San Antonio-Med Center	67.7%	$53.17	$36.00	70.3%	$52.01	$36.57	96.3%	102.2%	98.4%
M6 Ft Pierce	55.0%	$65.72	$36.14	45.8%	$79.22	$36.25	120.2%	83.0%	99.7%
(1)	TTM column reflects the trailing 12 months ending August 31, 2024.
(2)	Information obtained from industry reports dated August 2024.

The Borrowers. The borrowers are Hare Krishna Framingham Hotel LLC, Hare Krishna Main Gate LLC, Hare Krishna Kissimmee LLC, Hare Krishna Austell LLC, Shiv Ft. Pierce Hotel, LLC, Hare Krishna Sea World Hotel, LLC and Hare Krishna S.A. Hotel, LLC, each a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Natson G6 Portfolio Pool 1 Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Borrower Sponsors. The borrower sponsors and non-recourse carve-out guarantors are Subhash Patel and Vijay Patel. Subhash Patel is the chief executive officer of Natson Hotel Group, a hotel investment and management company that handles development, operations, accounting, marketing and revenue management services. The company currently owns and manages nearly 14,000 rooms with a variety of brands including Hilton, Marriott, IHG, Choice, Wyndham and G6.

Property Management. The Natson G6 Portfolio Pool 1 Properties are managed by Natson Hotel Management LLC, an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately (i) $512,237 for real estate taxes, (ii) $137,340 for immediate repairs, (iii) $1,388,810 for renovations and (iv) $40,000 for ground rent.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $64,030.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments; however, the lender will not require the borrowers to make monthly deposits for insurance premiums, provided that, among other conditions, no event of default has occurred and the Natson G6 Portfolio Pool 1 Properties are insured under a blanket policy.

FF&E Reserves –On a monthly basis, the borrowers are required to escrow an amount equal to 1/12th of the greater of (i) (a) 2.0% of gross revenues during the prior consecutive 12 month period until and including December 6, 2025, (b) 3.0% of gross revenues during the prior consecutive 12 month period from January 6, 2026 through December 6, 2027 and (c) 4.0% of gross revenues during the prior consecutive 12 month period at all times thereafter, or (ii) the monthly amount required to be reserved pursuant to the related franchise agreement for the replacement of FF&E.

Ground Rent Reserve – If at any time the balance in the ground rent reserve is below $40,000, the borrowers are required to deposit an amount such that the ground rent reserve is at least $40,000.

Lockbox / Cash Management. The Natson G6 Portfolio Pool 1 Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all revenues and taxes to be transmitted directly into a lender-controlled lockbox account. In addition, the borrowers are required to cause all revenues and taxes received in connection with the Natson G6 Portfolio Pool 1 Properties to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account will be remitted on a daily basis to the borrowers at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts will be required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Natson G6 Portfolio Pool 1 Mortgage Loan documents.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) the stated maturity date, (ii) an event of default, (iii) if, as of the last day of any calendar quarter, the net cash flow debt service coverage ratio (“NCF DSCR”) is less than 1.25x, (iv) the loss, termination or cancellation of a franchise agreement or 12 months prior to the expiration of a franchise agreement, (v) a property improvement plan (“PIP”) is required by a franchise agreement and the borrowers fail to timely deposit 115% of the estimated cost of the related PIP; and ends upon (a) the lender giving notice to the clearing bank that the sweeping of funds into the cash management account may cease, which notice the lender will only be required to give if (1) the Natson G6 Portfolio Pool 1 Mortgage Loan and all other obligations under the Natson G6 Portfolio Pool 1 Mortgage Loan documents have been repaid in full or (2) the stated maturity date has not occurred and (b) with respect to the matter described in (1) clause (ii) above, such event of default is no longer continuing and no other default or event of default has occurred and is continuing, (2) clause (iii) above, the lender has determined that the Natson G6 Portfolio Pool 1 Properties have achieved a NCF DSCR of at least 1.30x as of the last day of any calendar quarter for two consecutive calendar quarters, (3) clause (iv) above, the related borrower delivers a replacement franchise agreement, along with other required documentation, with an expiration date that is at least five years beyond the stated maturity date and (4) clause (v) above, the related borrower deposits 115% of the estimated cost of the PIP or has provided evidence that all required renovations have been completed.

Subordinate Debt and Mezzanine Debt. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Permitted Future Mezzanine Debt. Not permitted.

Partial Release. A borrower may release an individual mortgaged property at any time, subject to satisfaction of the conditions set forth in the Natson G6 Portfolio Pool 1 Mortgage Loan documents, including, among other conditions, that (i) the debt yield after giving effect to the release is at least the greater of 13.0% and the debt yield immediately prior to the release and (ii) defeasing an amount of principal equal to (a) the greater of (x) 100% of the net sale proceeds and (y) 120% of the amount allocated to the mortgaged property to be released under the Natson G6 Portfolio Pool 1 Mortgage Loan (the “Natson G6 Portfolio Pool 1 Allocated Loan Amount”) if in connection with a third-party sale or (b) 120% of the Natson G6 Portfolio Pool 1 Allocated Loan Amount if in connection with a refinancing.

Ground Lease. The M6 Framingham Property is subject to a ground lease between Hare Krishna Framingham Hotel LLC, a co-borrower as ground lessee, and JFH Enterprises, as ground lessor. The ground lease expires on March 31, 2073. Annual base rent under the ground lease is currently $120,231, subject to increases every five years based on the consumer price index.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Poquoson
Chesapeake Bay
Hampton
Newport News
Atlantic Ocean
NORFOLK
Suffolk
Portsmouth
VIRGINIA BEACH
Chesapeake

Claremont
MAINE
NEW HAMPSHIRE
Concord
Rochester
Portsmouth
Keene
Manchester
Exeter
Hampton
Merrimack
Haverhill
Newburyport
Atlantic Ocean
Nashua
Lawrence
Lowell
Gloucester
Fitchburg
Leominster
Burlington
Salem
Lynn
MASS.
Cambridge
BOSTON
Worcester
Framingham
Newton
Quincy
Brockton
Provincetown
Woonsocket
Plymouth
Taunton
CONN.
Providence
Pawtucket
Cranston
RI
Warwick
Fall River
New Bedford
Barnstable
Harwich
Chatham

Woodstock
Alpharetta
Sugar Hill
Acworth
Suwanee
Kennesaw
Roswell
Johns Creek
Duluth
Marietta
Sandy Springs
Dunwoody
Norcross
Doraville
Chamblee
Lilburn
Powder Springs
Smyrna
Tucker
Mountain Park
Mableton
Brookhaven
ATLANTA
Clarkston
Stone Mountain
Decatur
Scottdale
Avondale
Redan
Belvedere
Lithonia
Douglasville
South Fulton
East Point
College Park
Hapeville
Forest Park
Union City
Morrow
Fairburn
Riverdale

Natson G6 Portfolio Pool 2

1	M6 Leominster	Leominster, MA
2	EL Atlanta-Wendell	Atlanta, GA
3	M6 Cutler Bay	Miami, FL
4	S6 Hampton	Hampton, VA
5	M6 Winter Park	Orlando, FL

Mount Dora
Sanford
Heathrow
Lake Mary
Apopka
Winter Springs
Altamonte Springs
Casselberry
Oviedo
Lake Apopka
Maitland
Winter Park
Ocoee
Winter Garden
ORLANDO
Lake Buena Vista
Kissimmee
Celebration
St. Cloud

Miramar
Aventura
Miami Gardens
North Miami Beach
Opa-Locka
Hialeah
North Miami
Sweetwater
Doral
MIAMI
Miami Beach
Tamiami
West Miami
Coral Gables
Kendale Lakes
The Hammocks
Kendall
Pinecrest
Richmond Hts.
Palmetto Bay
South Miami Heights
Cutler Bay
Atlantic Ocean
Goulds
Princeton
Naranja
Leisure City
Homestead
Florida City

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$37,000,000	Title:	Fee
Cut-off Date Principal Balance:	$37,000,000	Property Type - Subtype:	Hospitality – Various
% of IPB:	3.7%	Net Rentable Area (Rooms):	675
Loan Purpose:	Refinance	Location:	Various, Various
Borrowers(1):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsors(2):	Subhash Patel and Vijay Patel	Occupancy / ADR / RevPAR:	76.5% / $64.19 / $49.09
Interest Rate:	7.54040%	Occupancy / ADR / RevPAR Date:	8/31/2024
Note Date:	11/26/2024	4th Most Recent NOI (As of):	$3,494,947 (12/31/2021)
Maturity Date:	12/6/2034	3rd Most Recent NOI (As of):	$4,111,102 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$5,095,832 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$5,412,397 (TTM 8/31/2024)
Original Amortization Term:	None	UW Occupancy / ADR / RevPAR:	76.4% / $64.23 / $49.09
Amortization Type:	Interest Only	UW Revenues:	$12,301,516
Call Protection:	L(26),D(90),O(4)	UW Expenses:	$6,916,885
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,384,631
Additional Debt:	No	UW NCF:	$4,892,570
Additional Debt Balance:	N/A	Appraised Value / Per Room(5):	$63,000,000 / $93,333
Additional Debt Type:	N/A	Appraisal Date:	10/1/2024

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$54,815
Taxes:	$147,443	$32,765	N/A	Maturity Date Loan / Room:	$54,815
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	58.7%
FF&E Reserves:	$0	$20,503	N/A	Maturity Date LTV:	58.7%
Immediate Repairs:	$240,900	$0	N/A	UW NCF DSCR:	1.73x
Other Reserves(4):	$2,429,290	Springing	N/A	UW NOI Debt Yield:	14.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$37,000,000	99.4%	Loan Payoff	$33,676,601	90.5%
Additional Sponsor Equity	224,010	0.6	Upfront Reserves	2,817,633	7.6
			Closing Costs	729,776	2.0

Total Sources	$37,224,010	100.0%	Total Uses	$37,224,010	100.0%
(1)	See “The Borrowers” below for more information.
(2)	The borrower sponsors are also the borrower sponsors for the Natson G6 Portfolio Pool 1 Mortgage Loan.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	Other Reserves includes a Renovation Reserve ($2,429,290) and an ongoing PIP Reserve (Springing).
(5)	The appraised value includes an “As Is Portfolio” premium of $5,300,000. The sum of the individual values for the Natson G6 Portfolio Pool 2 Properties (as defined below) excluding the portfolio premium is $57,700,000. Excluding the portfolio premium, the Cut-off Date LTV and Maturity Date LTV are each 64.1%.

The Loan. The Natson G6 Portfolio Pool 2 mortgage loan (the “Natson G6 Portfolio Pool 2 Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $37,000,000 and is secured by the borrowers’ fee interests in a 675-room portfolio of three limited service and two extended stay hospitality properties located in Florida, Georgia, Massachusetts and Virginia (the “Natson G6 Portfolio Pool 2 Properties”). The Natson G6 Portfolio Pool 2 Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest at a rate of 7.54040% per annum on an Actual/360 basis.

The Properties. The Natson G6 Portfolio Pool 2 Mortgage Loan is secured by five hospitality properties with two properties located in Florida (the “M6 Cutler Bay Property” and the “M6 Winter Park Property”), and one each in Georgia (the “EL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Atlanta-Wendell Property”), Massachusetts (the “M6 Leominster Property”) and Virginia (the “S6 Hampton Property”). The demand type varies across the Natson G6 Portfolio Pool 2 Properties and is summarized in the table below.

Portfolio Summary
Property Name	Location(1)	Fee / Leasehold	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	Appraised Value per Room(1)(2)	UW NCF	% of UW NCF
M6 Leominster	Leominster, MA	Fee	$13,825,000	37.4%	$20,000,000	$172,414	$1,968,276	40.2%
EL Atlanta-Wendell	Atlanta, GA	Fee	9,200,000	24.9	14,500,000	99,315	1,168,090	23.9
M6 Cutler Bay	Miami, FL	Fee	5,550,000	15.0	9,000,000	59,211	694,398	14.2
S6 Hampton	Hampton, VA	Fee	4,700,000	12.7	8,100,000	57,857	591,951	12.1
M6 Winter Park	Orlando, FL	Fee	3,725,000	10.1	6,100,000	50,413	469,855	9.6
Total / Wtd. Avg.			$37,000,000	100.0%	$57,700,000	$85,481	$4,892,570	100.0%
(1)	Information obtained from the appraisal.
(2)	Appraised Value per Room is based on the individual rooms at each respective property.

The Natson G6 Portfolio Pool 2 Properties were built between 1972 and 2000. The borrower sponsors acquired the Natson G6 Portfolio Pool 2 Properties between 2018 and 2022 for an aggregate purchase price of $30.7 million (approximately $45,500 per room). Since acquisition, the borrower sponsors have invested approximately $3.8 million (approximately $5,600 per room) in capital improvements and approximately $2.3 million in soft costs, resulting in a total cost basis of approximately $36.8 million in the Natson G6 Portfolio Pool 2 Properties. Four of the Natson G6 Portfolio Pool 2 Properties were renovated between 2019 and 2023. Furthermore, the Natson G6 Portfolio Pool 2 Mortgage Loan was structured with an upfront renovation reserve in the amount of $2,429,290, of which approximately $2,383,757 ($16,327 per room) will be allocated towards the EL Atlanta-Wendell Property and $45,533 ($299 per room) will be allocated towards the M6 Cutler Bay Property. The guarantor provided a completion guaranty for the renovations associated with these two properties.

The Natson G6 Portfolio Pool 2 Properties are either extended stay or limited service hotels that operate under various hotel franchise flags. Three of the Natson G6 Portfolio Pool 2 Properties operate under a Motel 6 franchise (389 rooms), one property operates under a Studio 6 franchise (140 rooms) and one property operates as an Efficiency Lodge (146 rooms), which does not operate under a franchise flag. Typical amenities at the Natson G6 Portfolio Pool 2 Properties include guest self-laundry areas, vending areas and complimentary high-speed internet access in the guestrooms and public spaces.

Portfolio Summary II
Property Name	Property Subtype	Rooms	Year Built / Renovated	PIP Costs(1)	PIP per Room(2)	Franchise	Franchise Expiration
M6 Leominster	Limited Service	116	1972 / 2023	$1,372,157	$11,829	Motel 6	4/28/2036
EL Atlanta-Wendell	Extended Stay	146	1989 / NAP	165,255	1,132	NAP	NAP
M6 Cutler Bay	Limited Service	152	1979 / 2019	360,065	2,369	Motel 6	7/10/2042
S6 Hampton	Extended Stay	140	2000 / 2021	1,015,912	7,257	Studio 6	5/21/2036
M6 Winter Park	Limited Service	121	1989 / 2023	883,127	7,299	Motel 6	7/10/2042
Total / Wtd. Avg.		675		$3,796,516	$5,624
(1)	Represents renovation costs that the borrower sponsors have invested since acquisition. The Natson G6 Portfolio Pool 2 Mortgage Loan was structured with an upfront renovation reserve in the amount of $2,429,290 of which $2,383,757 ($16,327 per room) will be allocated towards the EL Atlanta-Wendell Property and $45,533 ($299 per room) will be allocated towards the M6 Cutler Bay Property
(2)	Per room values are based on individual rooms at each respective property.

M6 Leominster. The M6 Leominster Property is a 116-room, limited service hotel located in Leominster, Massachusetts, approximately 48 miles northwest of Boston. The M6 Leominster Property was constructed in 1972, most recently renovated in 2023 and offers amenities such as a self-laundry facility, vending machines and high-speed internet. The borrower sponsors have invested approximately $1.4 million to renovate guestrooms since acquiring the M6 Leominster Property in April 2021. The M6 Leominster Property contains 114 parking spaces, resulting in a parking ratio of 0.98 spaces per room. The M6 Leominster Property operates under the Motel 6 flag, with a franchise agreement expiration in April 2036.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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EL Atlanta-Wendell. The EL Atlanta-Wendell Property is a 146-room, extended stay hotel located in Atlanta, Georgia, approximately 10 miles west of downtown Atlanta. The EL Atlanta-Wendell Property was constructed in 1989 and offers amenities such as guest self-laundry facilities, vending machines and high-speed internet. The borrower sponsors have invested approximately $165,000 to renovate guestrooms and public spaces since acquiring the EL Atlanta-Wendell Property in August 2022. The EL Atlanta-Wendell Property contains 149 parking spaces, resulting in a parking ratio of 1.02 spaces per room. The EL Atlanta-Wendell Property does not operate under a franchise agreement.

M6 Cutler Bay. The M6 Cutler Bay Property is a 152-room, limited service hotel located in Miami, Florida, approximately 25 miles southwest of downtown Miami. The M6 Cutler Bay Property was constructed in 1979, most recently renovated in 2019 and offers amenities such as guest self-laundry facilities and vending machines. The borrower sponsors have invested approximately $360,000 to renovate guestrooms and public spaces since acquiring the M6 Cutler Bay Property in July 2022. The M6 Cutler Bay Property contains 111 parking spaces, resulting in a parking ratio of 0.73 spaces per room. The M6 Cutler Bay Property operates under the Motel 6 flag, with a franchise agreement expiration in July 2042.

S6 Hampton. The S6 Hampton Property is a 140-room, extended stay hotel located in Hampton, Virginia located approximately six miles southeast of Newport News. The S6 Hampton Property was constructed in 2000, most recently renovated in 2021 and offers amenities such as guest self-laundry facilities, vending machines and high-speed internet. The borrower sponsors have invested approximately $1.0 million in capital improvements since acquiring the S6 Hampton Property in May 2018. The S6 Hampton Property contains 142 parking spaces, resulting in a parking ratio of 1.01 spaces per room. The S6 Hampton Property operates under the Studio 6 flag, with a franchise agreement expiration in May 2036.

M6 Winter Park. The M6 Winter Park Property is a 121-room, limited service hotel located in Orlando, Florida, approximately 19 miles north of Walt Disney World Resort. The M6 Winter Park Property was constructed in 1989, most recently renovated in 2023 and offers amenities such as a complimentary breakfast area, an outdoor pool, guest self-laundry facilities, vending machines and high-speed internet. The borrower sponsors have invested approximately $880,000 in capital improvements since acquiring the M6 Winter Park Property in July 2022. The M6 Winter Park Property contains 113 parking spaces, resulting in a parking ratio of 0.93 spaces per room. The M6 Winter Park Property operates under the Motel 6 flag, with a franchise agreement expiration in July 2042.

Environmental. According to the Phase I environmental reports dated between October 18, 2024 and October 22, 2024, there was evidence of a recognized environmental condition at the M6 Cutler Bay Property in connection with groundwater contamination at an adjacent property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the operating history and underwritten cash flows of the Natson G6 Portfolio Pool 2 Properties:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue
Occupancy	73.4%	71.0%	71.2%	76.5%	76.4%
ADR	$52.96	$61.08	$66.64	$64.19	$64.23
RevPAR	$38.89	$43.37	$47.43	$49.09	$49.09
Room Revenue	$9,553,641	$10,654,844	$11,651,193	$12,092,483	$12,094,697	$17,918	98.3%
Other Revenue(3)	92,296	91,075	179,101	207,101	206,819	306	1.7
Total Revenue	$9,645,937	$10,745,919	$11,830,294	$12,299,584	$12,301,516	$18,224	100.0%
Room Expense	1,870,008	1,931,604	1,837,005	1,875,534	1,877,281	2,781	15.3
Departmental Expenses	$1,870,008	$1,931,604	$1,837,005	$1,875,534	$1,877,281	$2,781	15.3%
Gross Operating Income	$7,775,929	$8,814,315	$9,993,289	$10,424,050	$10,424,235	$15,443	84.7%
Undistributed Expenses	3,694,979	3,982,549	4,035,109	4,108,839	4,142,514	6,137	33.7
Gross Operating Profit	$4,080,950	$4,831,766	$5,958,181	$6,315,211	$6,281,721	$9,306	51.1%
Total Fixed Expenses	586,003	720,664	862,348	902,813	897,090	1,329	7.3
Net Operating Income	$3,494,947	$4,111,102	$5,095,832	$5,412,397	$5,384,631	$7,977	43.8%
FF&E	385,837	429,837	473,085	491,983	492,061	729	4.0
Net Cash Flow	$3,109,110	$3,681,265	$4,622,747	$4,920,414	$4,892,570	$7,248	39.8%
(1)	TTM column reflects the trailing 12 months ending August 31, 2024.
(2)	Per Room values are based on 675 individual rooms.
(3)	Other revenue consists of guest laundry income.

The Market. The Natson G6 Portfolio Pool 2 Properties are located in Florida, Georgia, Massachusetts and Virginia.

M6 Leominster. The M6 Leominster Property is located in Leominster, Massachusetts, approximately 48 miles northwest of Boston. The market draws demand due to its proximity to various regional offices including HealthAlliance Hospital, Fitchburg State University and Pferd Company. Other demand generators include the Leominster Historical Society, John H. Chaffee House, Gardner Hill Park and Watatic Mountain. The M6 Leominster Property is primarily served by Boston Logan International Airport, which is located approximately 46 miles away.

EL Atlanta-Wendell. The EL Atlanta-Wendell Property is located in Atlanta, Georgia, approximately 10 miles west of downtown Atlanta. The market draws demand due to its proximity to various regional offices including The Home Depot, UPS, The Coca-Cola Company and Delta Air Lines. Leisure demand generators include Centennial Olympic Park, the Georgia Aquarium, World of Coca-Cola, the College Football Hall of Fame, the National Center for Civil & Human Rights, Truist Park, Mercedes Benz Stadium, Gateway Center Arena and Six Flags over Georgia. The EL Atlanta-Wendell Property is primarily served by Hartsfield-Jackson Atlanta International Airport, which is located approximately 14 miles away.

M6 Cutler Bay. The M6 Cutler Bay Property is located in Miami, Florida, approximately 25 miles southwest of downtown Miami. The market draws demand due to its proximity to various regional offices including American Airlines, Walmart, Publix Super Markets and the University of Miami. Leisure demand generators include the cruise ship origination point at the Port of Miami and the combination of beaches, nightlife, restaurants, shopping, golf, tennis and national parks in the Miami-Dade region. The M6 Cutler Bay Property is primarily served by Miami International Airport, which is located approximately 21 miles away.

S6 Hampton. The S6 Hampton Property is located in Hampton, Virginia, approximately six miles southeast of Newport News. The market draws demand due to its proximity to various regional offices including Norfolk Southern, GEICO, Boeing and Huntington Ingalls. Leisure demand generators include the Hampton Convention Center and Hampton Coliseum. The S6 Hampton Property is also in close proximity to key military installations such as Naval Air Station Oceana and Langley

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Air Force Base. The S6 Hampton Property is primarily served by Norfolk International Airport, which is located approximately 19 miles away.

M6 Winter Park. The M6 Winter Park Property is located in Orlando, Florida, approximately 19 miles north of Walt Disney World Resort. The market draws demand primarily from leisure destinations such as Walt Disney World, Universal Studios and Seaworld. The M6 Winter Park Property is primarily served by Orlando International Airport, which is located approximately 17 miles away.

The following table presents certain information relating to the historical performance of the Natson G6 Portfolio Pool 2 Properties:

Historical RevPAR, Occupancy, & NCF Analysis
	2021			2022			2023			TTM(1)
Property	RevPAR	Occ	NCF	RevPAR	Occ	NCF	RevPAR	Occ	NCF	RevPAR	Occ	NCF
M6 Leominster	$54.47	77.0%	$1,030,888	$65.26	77.9%	$1,223,063	$82.94	85.0%	$1,768,343	$89.48	88.8%	$1,969,284
EL Atlanta-Wendell	$22.36	94.8%	562,449	$25.38	93.1%	691,926	$37.16	93.7%	1,140,721	$37.75	95.0%	1,169,218
M6 Cutler Bay	$41.12	52.1%	348,520	$50.93	55.7%	760,265	$49.26	56.8%	748,769	$48.29	62.2%	680,304
S6 Hampton	$39.35	79.8%	840,789	$36.23	67.0%	575,298	$35.25	65.3%	508,951	$36.98	73.0%	608,340
M6 Winter Park	$40.62	63.3%	326,464	$43.01	61.4%	430,714	$37.62	55.4%	455,963	$39.06	64.0%	493,268
Total / Wtd. Avg.	$38.89	73.4%	$3,109,110	$43.37	71.0%	$3,681,265	$47.43	71.2%	$4,622,747	$49.09	76.5%	$4,920,414
(1)	TTM column reflects the trailing 12 months ending August 31, 2024.

The following table presents certain information relating to the competitive set of the Natson G6 Portfolio Pool 2 Properties:

Competitive Set Analysis
	TTM(1)			Competitive Set(2)			Penetration Rate
Property	Occ	ADR	RevPAR	Occ	ADR	RevPAR	Occ	ADR	RevPAR
M6 Leominster	88.8%	$100.71	$89.48	70.1%	$104.89	$73.51	126.8%	96.0%	121.7%
EL Atlanta-Wendell	95.0%	$39.74	$37.75	55.6%	$59.45	$33.07	170.8%	66.8%	114.2%
M6 Cutler Bay	62.2%	$77.66	$48.29	68.1%	$88.75	$60.48	91.3%	87.5%	79.9%
S6 Hampton	73.0%	$50.68	$36.98	64.5%	$66.18	$42.67	113.2%	76.6%	86.7%
M6 Winter Park	64.0%	$61.01	$39.06	53.5%	$64.26	$34.37	119.7%	94.9%	113.7%
(1)	TTM column reflects the trailing 12 months ending August 31, 2024.
(2)	Information obtained from industry reports dated August 2024.

The Borrowers. The borrowers are Hare Krishna Leominster Hotel LLC, Hare Krishna Wendell LLC, Hare Krishna Cutler Bay LLC, Hare Krishna Hampton Hotel LLC and Hare Krishna Winter Park LLC, each a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Natson G6 Portfolio Pool 2 Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carve-out guarantors are Subhash Patel and Vijay Patel. Subhash Patel is the chief executive officer of Natson Hotel Group, a hotel investment and management company that handles development, operations, accounting, marketing and revenue management services. The company currently owns and manages nearly 14,000 rooms with a variety of brands including Hilton, Marriott, IHG, Choice, Wyndham and G6.

Property Management. The Natson G6 Portfolio Pool 2 Properties are managed by Natson Hotel Management LLC, an affiliate of the borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Escrows and Reserves. At origination, the borrowers deposited into escrow approximately (i) $147,443 for real estate taxes, (ii) $240,900 for immediate repairs and (iii) $2,429,290 for renovations.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $32,765.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments; however, the lender will not require the borrowers to make monthly deposits for insurance premiums, provided that, among other conditions, no event of default has occurred and the Natson G6 Portfolio Pool 2 Properties are insured under a blanket policy.

FF&E Reserves – On a monthly basis, the borrowers are required to escrow an amount equal to 1/12th of the greater of (i) (a) 2.0% of gross revenues during the prior consecutive 12 month period until and including December 6, 2025, (b) 3.0% of gross revenues during the prior consecutive 12 month period from January 6, 2026 through December 6, 2027 and (c) 4.0% of gross revenues during the prior consecutive 12 month period at all times thereafter, or (ii) the monthly amount required to be reserved pursuant to the related franchise agreement for the replacement of FF&E.

Lockbox / Cash Management. The Natson G6 Portfolio Pool 2 Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all revenues and taxes to be transmitted directly into a lender-controlled lockbox account. In addition, the borrowers are required to cause all revenues and taxes received in connection with the Natson G6 Portfolio Pool 2 Properties to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account will be remitted on a daily basis to the borrowers at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts will be required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Natson G6 Portfolio Pool 2 Mortgage Loan documents.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) the stated maturity date, (ii) an event of default, (iii) if, as of the last day of any calendar quarter, the net cash flow debt service coverage ratio (“NCF DSCR”) is less than 1.25x, (iv) the loss, termination or cancellation of a franchise agreement or 12 months prior to the expiration of a franchise agreement, (v) a property improvement plan (“PIP”) is required by a franchise agreement and the borrowers fail to timely deposit 115% of the estimated cost of the related PIP; and ends upon (a) the lender giving notice to the clearing bank that the sweeping of funds into the cash management account may cease, which notice the lender will only be required to give if (1) the Natson G6 Portfolio Pool 2 Mortgage Loan and all other obligations under the Natson G6 Portfolio Pool 2 Mortgage Loan documents have been repaid in full or (2) the stated maturity date has not occurred and (b) with respect to the matter described in (1) clause (ii) above, such event of default is no longer continuing and no other default or event of default has occurred and is continuing, (2) clause (iii) above, the lender has determined that the Natson G6 Portfolio Pool 2 Properties have achieved a NCF DSCR of at least 1.30x as of the last day of any calendar quarter for two consecutive calendar quarters, (3) clause (iv) above, the related borrower delivers a replacement franchise agreement, along with other required documentation, with an expiration date that is at least five years beyond the stated maturity date and (4) clause (v) above, the related borrower deposits 115% of the estimated cost of the PIP or has provided evidence that all required renovations have been completed.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. A borrower may release an individual mortgaged property at any time, subject to satisfaction of the conditions set forth set forth in the Natson G6 Portfolio Pool 2 Mortgage Loan documents, including, among others, (i) that the debt yield after giving effect to the release is at least the greater of 13.2% and the debt yield immediately prior to the release and (ii) defeasing an amount of principal equal to (a) the greater of (x) 100% of the net sale proceeds and (y) 120% of the amount allocated to the mortgaged property to be released under the Natson G6 Portfolio Pool 2 Mortgage Loan (the “Natson G6 Portfolio Pool 2 Allocated Loan Amount”) if in connection with a third-party sale or (b) 120% of the Natson G6 Portfolio Pool 2 Allocated Loan Amount if in connection with a refinancing.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$36,150,000	Title:	Fee
Cut-off Date Principal Balance:	$36,150,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.6%	Net Rentable Area (SF):	111,368
Loan Purpose:	Acquisition	Location:	Redmond, WA
Borrower:	Preylock RTC, LLC	Year Built / Renovated:	2003 / 2020-2021
Borrower Sponsors:	Brett Michael Lipman and Farshid Steve Shokouhi	Occupancy:	100.0%
Interest Rate:	6.75000%	Occupancy Date:	12/30/2024
Note Date:	12/30/2024	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	1/6/2035	3rd Most Recent NOI (As of):	$4,264,743 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$4,240,568 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$4,366,973 (TTM 9/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$6,709,277
Call Protection:	YM(113), O(7)	UW Expenses:	$1,929,788
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,779,489
Additional Debt:	No	UW NCF:	$4,757,216
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$59,100,000 / $531
Additional Debt Type:	N/A	Appraisal Date:	11/12/2024

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$325
Taxes:	$128,568	$32,142	N/A	Maturity Date Loan / SF:	$325
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.2%
Replacement Reserves:	$0	$1,856	$66,821	Maturity Date LTV:	61.2%
Parking Reserve	$0	$14,167	N/A	UW NCF DSCR:	1.92x
				UW NOI Debt Yield:	13.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$36,150,000	59.8%	Purchase Price	$58,000,000	96.0%
Borrower Sponsor Equity	24,258,475	40.2	Closing Costs	2,279,907	3.8
			Reserves	128,568	0.2
Total Sources	$60,408,475	100.0%	Total Uses	$60,408,475	100.0%
(1)	4th Most Recent NOI is unavailable due to the borrower sponsors’ receipt of limited history during the acquisition.
(2)	See “Escrows and Reserves” section below.

The Loan. The RTC Amazon mortgage loan (the “RTC Amazon Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $36,150,000 and is secured by the borrower’s fee interest in a suburban office property located in Redmond, Washington totaling 111,368 square feet (the “RTC Amazon Property”). The RTC Amazon Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest at a rate of 6.75000% per annum on an Actual/360 basis.

The Property. The RTC Amazon Property is a two-story, creative office building located in Redmond, Washington totaling 111,368 square feet. The RTC Amazon Property was originally constructed in 2003 as a Macy’s department store and was repositioned into a creative office building in 2020-2021. According to the appraisal, the reported cost of the repositioning was approximately $300 PSF and included an enhanced, integrated lobby with collaborative meeting and workspaces, creative build outs, a new passenger elevator and remodeled elevator cabs, new building infrastructure including HVAC and electrical, the addition of new windows to allow for more natural light, secured bicycle storage, showers and locker rooms and a new central communal space, which includes a grand staircase and skylights. Following the conversion to creative office space, Amazon.com Services LLC executed a 10-year, full building lease at the RTC Amazon Property. There are six surface parking spaces on the site located adjacent to the RTC Amazon Property and an additional 384

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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parking spaces to which the RTC Amazon Property has rights via a perpetual parking easement with the owner of the Redmond Town Center retail center. As part of the greater Redmond Town Center open-air mixed-use lifestyle center, nearby amenities include retail shopping with over 70 shops and services, over 20 restaurants and specialty food retailers, four hotels and entertainment and fitness offerings such as iPic Theater and Lounge, Orange Theory and Cycle Bar, among others.

Major Tenants.

Amazon.com Services LLC (111,368 square feet; 100.0% of NRA; 100.0% of underwritten base rent). Amazon.com Services LLC is a subsidiary of Amazon.com, Inc. (“Amazon”), a multinational technology company engaged in e-commerce, cloud computing, online advertising, digital streaming and artificial intelligence. Amazon has a market capitalization of over $2.0 trillion and is ranked second on the 2024 Fortune 500 list of largest companies in the United States by revenue. Amazon guarantees Amazon.com Services LLC’s obligations under its lease at the RTC Amazon Property, subject to a cap of $28,150,266.62, which will decrease by $469,171.11 per month beginning in November 2027.

Amazon.com Services LLC has been the sole tenant at the RTC Amazon Property following its conversion to creative office space. Amazon operates a subdivision at the RTC Amazon Property, which focuses on building and deploying low-orbit satellites. In September 2024, Amazon announced it would be ending its COVID-19 era hybrid work policy and will be requiring employees to be in the office five days a week. According to the borrower sponsors, the RTC Amazon Property is heavily utilized and is considered mission critical due to its large floorplates, 17-20 foot ceilings and proximity to major thoroughfares, as well as the subdivision’s 172,000 square-foot manufacturing hub located in Kirkland, Washington.

Amazon.com Services LLC leases the RTC Amazon Property on a 10-year lease that commenced on November 12, 2021. The Amazon.com Services LLC lease includes an annual 3.0% rent increase through the expiration date of November 30, 2031, three, five-year extension options and no termination options remaining. A cash flow sweep would commence 24 months prior to Amazon.com Services LLC’s lease expiration date if it does not renew, which would collect approximately $4,566,400 ($41.00 PSF) based on underwritten net cash flow and the actual interest only debt service. See “Lease Sweep Period” below.

Environmental. The Phase I environmental assessment dated November 13, 2024 identified no evidence of any recognized environmental conditions at the RTC Amazon Property.

The following table presents certain information relating to the historical and current occupancy of the RTC Amazon Property:

Historical and Current Occupancy(1)(2)
2021	2022	2023	Current(3)
100.0%	100.0%	100.0%	100.0%
(1)	The RTC Amazon Property has been 100.0% leased to Amazon.com Services LLC since November 12, 2021.
(2)	Occupancies are as of December 31 unless otherwise stated.
(3)	As of December 30, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the sole tenant at the RTC Amazon Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Amazon.com Services LLC	A1 / AA / AA-	111,368	100.0%	$43.90	$4,888,753	100.0%	11/30/2031
Occupied Collateral Total / Wtd. Avg.		111,368	100.0%	$43.90	$4,888,753	100.0%
Vacant Space		0	0.0%
Collateral Total		111,368	100.0%

(1)	Information is based on the underwritten rent roll dated December 30, 2024, inclusive of straight-line rent of $546,515 through the current lease term for Amazon.com Services LLC.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the tenant lease expiration of the RTC Amazon Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		0	0.0	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0	0	0.0
2027	0	0	0.0	0	0.0		0	0.0	0	0.0
2028	0	0	0.0	0	0.0		0	0.0	0	0.0
2029	0	0	0.0	0	0.0		0	0.0	0	0.0
2030	0	0	0.0	0	0.0		0	0.0	0	0.0
2031	1	111,368	100.0	4,888,753	100.0		111,368	100.0	4,888,753	100.0
2032	0	0	0	0	0.0		111,368	100.0	4,888,753	100.0
2033	0	0	0.0	0	0.0		111,368	100.0	4,888,753	100.0
2034	0	0	0.0	0	0.0		111,368	100.0	4,888,753	100.0
2035	0	0	0.0	0	0.0		111,368	100.0	4,888,753	100.0
2036	0	0	0.0	0	0.0		111,368	100.0	4,888,753	100.0
2037 & Beyond	0	0	0.0	0	0.0		111,368	100.0	4,888,753	100.0
Total	1	111,368	100.0%	$4,888,753	100.0%
(1)	Information is based on the underwritten rent roll dated December 30, 2024, inclusive of straight-line rent of $546,515 through the current lease term for Amazon.com Services LLC.

The following table presents certain information relating to the operating history and underwritten cash flows of the RTC Amazon Property:

Operating History and Underwriting Net Cash Flow
	2022	2023	TTM(1)	Underwritten	Per SF	%(2)
In Place Rent(3)	$4,102,983	$4,225,859	$4,321,078	$4,888,753	$43.90	74.0%
Vacancy Gross Up	0	0	0	0	0	0.00
Gross Potential Rent	$4,102,983	$4,225,859	$4,321,078	$4,888,753	$43.90	74.0%
Total Reimbursements	1,480,082	1,573,086	1,534,069	1,729,533	15.53	26.0
Total Gross Income	$5,583,065	$5,798,945	$5,855,147	$6,618,286	$59.43	100.0%
Parking Income	280,800	290,649	296,455	335,429	3.01	5.1
(Additional Vacancy Adjustment)	0	0	0	(244,438)	-2.19	(3.7)
Effective Gross Income	$5,864,163	$6,092,749	$6,151,602	$6,709,277	$60.24	100.0%
Total Expenses	$1,599,420	$1,852,181	$1,784,629	$1,929,788	$17.33	28.8%
Net Operating Income	$4,264,743	$4,240,568	$4,366,973	$4,779,489	$42.92	71.2%
Capital Expenditures	0	0	0	22,274	0.20	0.3
TI/LC(4)	0	0	0	0	0.00	0.0
Net Cash Flow	$4,264,743	$4,240,568	$4,366,973	$4,757,216	$42.72	71.0%
(1)	TTM reflects the trailing 12 months ending September 30, 2024.
(2)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten In-Place Rent is based on the underwritten rent roll dated December 30, 2024, inclusive of straight-line rent of $546,515 through the current lease term for Amazon.com Services LLC.
(4)	TI/LC is net of credit for the cash flow sweep that would commence 24 months prior to Amazon.com Services LLC’s lease expiration date if it does not renew, which would collect approximately $4,566,400 ($41.00 PSF) based on underwritten net cash flow and the actual interest only debt service. See “Lease Sweep Period” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Market. The RTC Amazon Property is located in downtown Redmond, Washington in the Town Center district, approximately 15 miles east of the Seattle central business district and five miles northeast of the Bellevue central business district. The RTC Amazon Property is located proximate to State Route 520, which connects with Interstates 405 and 5, providing access to the central business districts of Bellevue and Seattle. Construction is underway on the Downtown Redmond Link Extension, which would extend light rail service to the downtown residential and retail core areas and provide service between Redmond, Bellevue, Seattle and Seattle-Tacoma International Airport, among other regional destinations. The RTC Amazon Property is located 2,200 feet west of the Downtown Redmond station, which is currently under construction and is scheduled to open in Spring 2025. Downtown Redmond contains numerous retail, office and residential developments as well as newer mixed-use developments, which have been encouraged by zoning changes made by the city of Redmond. The RTC Amazon Property is also located north of the Sammamish River Trail, an 11-mile off-road trail that allows access to Marymoor Park. At 640 acres, Marymoor Park is the largest park in Kings County and attracts an estimated three million annual visitors, offering concerts, outdoor movies and a 40-acre off-leash dog park, amongst various recreational activities.

The RTC Amazon Property is located in the Puget Sound region within the Eastside office market and Redmond office submarket. As of the third quarter of 2024, the Redmond office submarket had a vacancy rate of 16.2%, which is better than both the Eastside office market (22.3%) and the overall Puget Sound region (26.4%). Class A asking rent for the submarket is $40.73 per square foot. According to the appraisal, there is limited liquidity in the local office market due to conditions that include slow leasing activity, increased tenant improvement costs and return-to-office uncertainty, but according to the appraisal, the RTC Amazon Property is largely insulated from many of these factors due to the appraisal’s determination that the RTC Amazon Property represents unique, best-in-submarket quality space, features access to transportation including State Route 520 and the Downtown Redmond Light Rail station scheduled to open in Spring 2025.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the RTC Amazon Property was 19,254, 107,990 and 257,996, respectively, and the 2024 average household income within the same radii was $188,004, $216,951 and $218,458, respectively, which was above the Seattle-Tacoma-Bellevue average household income of $160,268. According to the appraisal, both population and household income within the same radii have experienced positive growth from 2010 to 2024 and growth is expected to continue in the neighborhood in the 2029 projection.

The following table presents certain information relating to comparable sales to the RTC Amazon Property:

Comparable Sales(1)
Name / Property Location	Sale Date	Total NRA (SF)		Total Occupancy		Sale Price	Sale Price PSF	Adjusted Sales Price PSF
RTC Amazon Redmond, WA	Dec-24	111,368	(2)	100%	(2)	$58,000,000	$520.80	$520.80
428 Westlake Seattle, WA	Sep-24	88,514		98%		$47,600,000	$537.77	$569.40
Madison Centre Seattle, WA	May-22	754,813		93%		$730,000,000	$967.13	$522.25
Eleven01 Westlake Seattle, WA	Apr-22	153,708		100%		$151,500,000	$985.64	$532.25
Lakefront Blocks 25 & 31 Seattle, WA	Feb-22	636,000		100%		$802,000,000	$1,261.01	$529.62
NorthEdge Seattle, WA	Nov-21	209,350		100%		$220,000,000	$1,050.87	$630.52
GIX Bellevue, WA	Jun-21	106,000		100%		$85,000,000	$801.89	$457.08
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 30, 2024.

The Borrower. The borrower is Preylock RTC, LLC, a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the RTC Amazon Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and guarantors are Brett Michael Lipman and Farshid Steve Shokouhi. Farshid Steve Shokouhi is the president and managing partner of Preylock and Brett Michael Lipman is the CEO and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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managing partner of Preylock. Preylock is an institutional owner, operator and developer of real estate with over $4 billion in assets under management and 18 million square feet of research and development office and industrial logistics facilities.

Property Management. The RTC Amazon Property is managed by Preylock Property Management, LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower deposited into escrow $128,568 for real estate taxes.

Tax Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated real estate taxes, which is currently $32,142.

Insurance Escrows – The borrower is not required to make monthly escrow payments of 1/12th of the annual estimated insurance premiums so long as the borrower maintains a blanket policy acceptable to the lender.

Replacement Reserve – On each monthly payment date, the borrower is required to escrow approximately $1,856 for replacement reserves, subject to a cap of $66,821.

Parking Reserve – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated amount that will be payable pursuant to the parking easement in the following calendar year, which is currently $14,167.

Lockbox / Cash Management. The RTC Amazon Mortgage Loan is structured with a hard lockbox and springing cash management. All rents from the RTC Amazon Property are required to be deposited directly into the lockbox account and, so long as a Cash Trap Event Period (as defined below) is not occurring, funds in the lockbox account will be transferred to the borrower’s operating account on each business day. Upon the occurrence and during the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the RTC Amazon Mortgage Loan documents.

A “Cash Trap Event Period” means (A) a period commencing on the earliest of (i) an event of default, (ii) a net operating income (“NOI”) debt service coverage ratio (“DSCR”) of less than 1.25x for two consecutive calendar quarters based on a 30 year amortization schedule or (iii) the occurrence of a Lease Sweep Period (as defined below); and (B) expiring upon with regard to (x) clause (i), the cure of such event of default, (y) clause (ii), the date that the net cash flow DSCR based on a 30 year amortization schedule is greater than or equal to 1.30x for two consecutive calendar quarters or the borrower prepays the Amazon RTC Mortgage Loan in an amount necessary to cause the NOI DSCR to be no less than 1.30x or (z) clause (iii), the occurrence of a Lease Sweep Period Cure (as defined below).

A “Lease Sweep Period” means the period commencing upon:

(a)	the earlier to occur of (i) the date that is 24 months prior to the expiration of the Amazon.com Services LLC lease (or any replacement lease that meets, in the case of a lease with (x) an investment grade tenant, all or substantially all of the space demised by the Amazon.com Services LLC lease or (y) a tenant that is not an investment grade tenant, 50% or more of the space demised by the Amazon.com Services LLC lease (a “Replacement Lease”)) and (ii) the date that Amazon.com Services LLC (or a tenant under a Replacement Lease) is required to deliver notice of its lease renewal or extension rights under its lease (unless Amazon.com Services LLC or the tenant under a Replacement Lease has previously exercised its renewal or extension rights under its lease or its lease is otherwise renewed or extended on terms acceptable to the lender prior to such a date). Based on the underwritten net cash flow of $4,757,216 and the actual interest-only debt service payment, a 24-month cash flow sweep would collect approximately $4,566,400 ($41.00 PSF);

(b)	the date that Amazon.com Services LLC (or the tenant under a Replacement Lease) has given notice of its intent to terminate or not renew its lease;

(c)	the date that Amazon.com Services LLC (or the tenant under a Replacement Lease) has ceased operating its business at the RTC Amazon Property (i.e., “goes dark”) in 50% or more of the space demised by its lease for a consecutive period in excess of 60 days without the intent of re-occupying the space (excluding specifically (i)
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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events related to casualty of condemnation of the RTC Amazon Property, (ii) permitted renovations, (iii) any failure to occupy the demised premises due to the occurrence of a pandemic or other force majeure event that prohibits or limits the ability of employees or customers to physically access the premises (provided that the tenant re-occupies the premises within 60 days following the date on which such pandemic or force majeure event is abated to the extent necessary to permit employees and customers to safely return to the premises)). With respect to a Lease Sweep Period arising solely under clause (c) prior to May 31, 2028, (x) 50% of excess cash flow will be deposited in an account held by the lender as additional collateral for the RTC Amazon Mortgage Loan and (y) so long as no event of default is continuing, the remaining 50% of the excess cash flow will be disbursed to the borrower; provided, however, from and after May 31, 2028, 100% of excess cash flow will be deposited into an account held by the lender as additional collateral for the RTC Amazon Mortgage Loan;

(d)	any (i) material non-monetary default by Amazon.com Services LLC (or the tenant under a Replacement Lease) that continues beyond any applicable notice and cure period and for which the landlord delivers a termination notice to the tenant or (ii) material monetary default of the Amazon.com Services LLC lease (or Replacement Lease) beyond any applicable notice and cure period (in either case, subject to customary tenant consent rights); and/or

(e)	Amazon.com Services LLC (or the tenant under a Replacement Lease) or any person guaranteeing such tenant’s obligations under its lease is a debtor under a voluntary or involuntary petition under the bankruptcy code or any other creditors’ rights laws that is not dismissed within 90 days of such filing (provided that the Lease Sweep Period will cease if the Amazon.com Service LLC lease is affirmed in such bankruptcy).

A “Lease Sweep Period Cure” means, with respect to a Lease Sweep Period caused by a matter described in:

(a)	clause (c) above, Amazon.com Services LLC (or the tenant under a Replacement Lease) has resumed operation in at least 50% of the space demised in the Amazon.com Services LLC lease for at least one calendar quarter;

(b)	clause (d) above, upon the lender’s receipt of reasonably satisfactory evidence that the subject default has been cured to the lender’s reasonable satisfaction; and

(c)	clause (e) above, the bankruptcy proceeding or other proceeding under creditors’ rights laws has been dismissed or otherwise terminated in a matter reasonably satisfactory to the lender and the related lease has been affirmed.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,900,000	Title:	Fee
Cut-off Date Principal Balance:	$33,900,000	Property Type – Subtype:	Retail - Anchored
% of IPB:	3.4%	Net Rentable Area (SF):	227,796
Loan Purpose:	Acquisition	Location:	Woodbridge, VA
Borrower:	Triple Bar Prince William, LLC	Year Built / Renovated:	1986 / 2008
Borrower Sponsors:	Robert V. Gothier, Jr. and Mark X. DiSanto	Occupancy:	97.2%
Interest Rate:	6.56800%	Occupancy Date:	11/1/2024
Note Date:	11/22/2024	4th Most Recent NOI (As of):	$2,876,554 (12/31/2021)
Maturity Date:	12/6/2034	3rd Most Recent NOI (As of)(4):	$2,845,395 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	$3,337,838 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$3,553,429 (TTM 9/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	90.0%
Amortization Type:	Interest Only	UW Revenues:	$4,632,387
Call Protection:	L(26),D(90),O(4)	UW Expenses:	$897,593
Lockbox / Cash Management:	Springing	UW NOI:	$3,734,794
Additional Debt:	No	UW NCF:	$3,627,499
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$51,700,000 / $227
Additional Debt Type:	N/A	Appraisal Date:	9/16/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$149
Taxes:	$0	$31,439	N/A	Maturity Date Loan / SF	$149
Insurance:	$0	Springing(1)	N/A	Cut-off Date LTV:	65.6%
Replacement Reserve:	$102,525	Springing(2)	$102,525	Maturity Date LTV:	65.6%
TI/LC:	$1,000,000	Springing(3)	$1,000,000	UW NCF DSCR:	1.61x
Deferred Maintenance:	$6,250	$0	N/A	UW NOI Debt Yield:	11.0%
Rent Concession Reserve:	$32,404	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,900,000	65.9%	Purchase Price	$49,500,000	96.2%
Borrower Equity(5)	17,568,521	34.1	Upfront Reserves	1,141,179	2.2
			Closing Costs	827,341	1.6
Total Sources	$51,468,521	100.0%	Total Uses	$51,468,521	100.0%
(1)	Monthly insurance reserve payments will be waived as long as the borrower has a blanket insurance policy acceptable to the lender.
(2)	Monthly replacement reserve payments of approximately $3,037 will be required when the balance of the reserve is less than $102,525.
(3)	Monthly TI/LC reserve payments of approximately $14,237 will be required when the balance of the reserve is less than $1,000,000.
(4)	The increase in 3rd Most Recent NOI to 2nd most recent NOI is due to occupancy increasing from approximately 87.9% as of year-end 2022 to 96.9% as of year-end 2023.
(5)	Borrower Equity includes $1.2 million in seller credits.

The Loan. The Prince William Square mortgage loan (the “Prince William Square Mortgage Loan”) is secured by the borrower’s fee interests in a 227,796 square foot anchored retail property, located in Woodbridge, Virginia (the “Prince William Square Property”) The Prince William Square Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest at a rate of 6.56800% per annum on an Actual/360 basis.

The Property. The Prince William Square Property is an anchored shopping center located in Woodbridge, Virginia. Major tenants include Ashley Furniture, Ross Dress for Less, dd’s Discounts, Jo-Ann Stores, Harbor Freight Tools and MOM’s Organic Market. The Prince William Square Property was constructed in 1986 and was most recently renovated in 2008. Positive leasing momentum is evidenced by major tenants, Ashley Furniture and Harbor Freight Tools, executing renewals

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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in 2023 and 15 new leases totaling 47,151 square feet being executed since 2022. The Prince William Square Property was 97.2% occupied by 32 tenants as of November 1, 2024.

Major Tenants.

Ashely Furniture (38,453 square feet; 16.9% of NRA; 14.2% of underwritten base rent). Ashley Furniture is the world’s largest manufacturer of home furnishings, with over 35,000 employees and 30 million square feet of manufacturing and distribution space across the globe. Ashley Furniture originally occupied its space at the Prince William Square Property in 2008 and recently renewed its lease in 2023. Its lease expires in September 2028 with no remaining renewal options. Ashley Furniture reported TTM September 2024 sales of approximately $9.1 million ($236 per square foot) for a TTM September 2024 occupancy cost of approximately 7.6% at the Prince William Square Property.

Ross Dress for Less (27,000 square feet; 11.9% of NRA; 7.8% of underwritten base rent; NASDAQ: ROST). Ross Dress for Less is the nation’s largest off-price retail chain that provides department and specialty store brands at a discount. Ross Dress for Less originally occupied its space at the Prince William Square Property in 2018 and expanded its lease to its current space in October 2019. Ross Dress for Less has a lease expiration date in January 2030 with four, five-year renewal options remaining.

dd’s Discounts (24,784 square feet; 10.9% of portfolio NRA; 7.7% of underwritten base rent). dd’s Discounts is an affiliate of Ross Dress for Less and is a discount store offering clothing, shoes, home décor, toys and more. dd’s Discounts originally occupied its space at the Prince William Square Property in January 2016 and its lease expires in January 2027 with four, five-year renewal options remaining.

Environmental. According to the Phase I environmental reports dated October 8, 2024, there were no recognized environmental conditions identified at the Prince William Square mortgaged property.

Historical and Current Occupancy(1)
2021	2022(2)	2023(2)	Current(3)
85.8%	87.9%	96.9%	97.2%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	The increase from 2022 to 2023 occupancy is driven by five new leases totaling 21,978 square feet being executed in 2023.
(3)	Current occupancy is as of the underwritten rent roll dated November 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Major Tenants
Ashley Furniture	NR/NR/NR	38,453	16.9%	$14.69	$564,684	14.2%	9/30/2028
Ross Dress for Less	NR/NR/NR	27,000	11.9%	$11.50	$310,500	7.8%	1/31/2030(3)
dd's Discounts	NR/NR/NR	24,784	10.9%	$12.38	$306,826	7.7%	1/31/2027(4)
Jo-Ann Stores	NR/NR/NR	23,890	10.5%	$14.80	$353,572	8.9%	1/31/2027
Harbor Freight Tools	NR/NR/NR	15,000	6.6%	$15.76	$236,391	5.9%	12/31/2027(5)
Super Beauty	NR/NR/NR	14,840	6.5%	$13.75	$204,050	5.1%	8/31/2027(6)
MOM's Organic Market	NR/NR/NR	12,150	5.3%	$16.34	$198,470	5.0%	9/30/2030(7)
Subtotal/Wtd. Average		156,117	68.5%	$13.93	$2,174,492	54.50%
Other Tenants		65,414	28.7%	$27.75	$1,815,477	45.5%
Occupied Collateral Total		221,531	97.2%	$18.01	$3,989,970	100.0%
Vacant Space		6,265	2.8%
Collateral Total		227,796	100.0%

(1)	Based on the underwritten rent roll dated November 1, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Ross Dress for Less has four, five-year renewal options remaining.
(4)	dd’s Discounts has four, five-year renewal options remaining.
(5)	Harbor Freight Tools has two, five-year renewal options remaining.
(6)	Super Beauty has two, five-year renewal options remaining.
(7)	MOM’s Organic Market has four, five-year renewal options remaining.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	6,265	2.8%	NAP	NA	P	6,265	2.8%	NAP	NAP
2024 & MTM	0	0	0.0%	$0	0.0%		6,265	2.8%	$0	0.0%
2025	2	4,000	1.8%	$131,536	3.3%		10,265	4.5%	131,536	3.3%
2026	1	1,600	0.7%	$49,226	1.2%		11,865	5.2%	180,762	4.5%
2027	7	83,314	36.6%	$1,248,269	31.3%		95,179	41.8%	1,429,031	35.8%
2028	1	38,453	16.9%	$564,684	14.2%		133,632	58.7%	1,993,715	50.0%
2029	1	3,269	1.4%	$79,208	2.0%		136,901	60.1%	2,072,923	52.0%
2030	7	51,172	22.5%	$885,715	22.2%		188,073	82.6%	2,958,638	74.2%
2031	1	4,800	2.1%	$108,768	2.7%		192,873	84.7%	3,067,406	76.9%
2032	2	3,200	1.4%	$91,504	2.3%		196,073	86.1%	3,158,910	79.2%
2033	4	15,547	6.8%	$423,681	10.6%		211,620	92.9%	3,582,591	89.8%
2034	6	16,176	7.1%	$407,378	10.2%		227,796	100.0%	3,989,970	100.0%
2035 & Beyond	0	0	0.0%	$0	0.0%		227,796	100.0%	3,989,970	100.0%
Total	32	227,796	100.0%	$3,989,970	100.0%
(1)	Based on the underwritten rent roll dated November 1, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Operating History and Underwritten Net Cash Flow(1)
	2021	2022(2)	2023(2)	TTM 9/30/2024	Underwritten	Per SF	%(3)
Base Rent	$3,072,710	$3,110,183	$3,313,486	$3,640,242	$3,989,970	$17.52	79.0%
Vacancy Gross Up	0	0	0	0	187,950	0.83	3.7
Gross Potential Income	$3,072,710	$3,110,183	$3,313,486	$3,640,242	$4,177,920	$18.34	82.7%
Reimbursements	642,737	662,516	925,568	843,202	835,438	3.67	16.5
Other Income	6,663	4,696	15,557	30,694	36,821	0.16	0.7
Net Rental Income	$3,722,110	$3,777,395	$4,254,611	$4,514,137	$5,050,179	$22.17	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(417,792)	(1.83)	(8.3)
Effective Gross Income	$3,722,110	$3,777,395	$4,254,611	$4,514,137	$4,632,387	$20.34	91.7%
Taxes	329,654	397,401	391,984	366,280	366,280	1.61	7.9
Insurance	43,713	77,552	131,939	122,509	59,626	0.26	1.3
Management Fee	147,807	137,403	144,137	157,402	185,295	0.81	4.0
Other Expenses	324,382	319,644	248,713	314,517	286,392	1.26	6.2
Total Expenses	$845,556	$932,000	$916,773	$960,709	$897,593	$3.94	19.4%
Net Operating Income	$2,876,554	$2,845,395	$3,337,838	$3,553,429	$3,734,794	$16.40	80.6%
TI/LC	0	0	0	85,732	70,847	0.31	1.5
Cap Ex	0	0	0	0	36,447	0.16	0.8
Net Cash Flow	$2,876,554	$2,845,395	$3,337,838	$3,467,696	$3,627,499	$15.92	78.3%
(1)	Based on the underwritten rent roll dated November 1, 2024.
(2)	The increase in 2023 Net Operating Income from 2022 Net Operating Income is due to occupancy increasing from approximately 87.9% as of year-end 2022 to 96.9% as of year-end 2023.
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

The Market. The Prince William Square Property is located in Woodbridge, Virginia, within the Woodbridge/I-95 Corridor retail submarket within the greater Washington, D.C. retail market. The Woodbridge/I-95 Corridor submarket consists of approximately 13.0 million square feet of retail space. As of the third quarter of 2024, submarket occupancy was 98.1% with asking rents of $31.64 per square foot. The greater Washington, D.C. retail market contains approximately 309.4 million square feet with an occupancy rate of 95.8% and asking rents of $28.58. The Prince William Square Property is located directly across the street from Simon-owned Potomac Hills Mall, a 1.5 million square foot super regional mall with 225 stores and 19 anchor tenants.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Prince William Square Property was 8,689, 131,466 and 256,695, respectively. The estimated 2024 average household income within the same radii was $105,328, $133,445 and $150,964, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to comparable sales for the Prince William Square Property:

Comparable Sales Summary(1)
Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)	Cap Rate
Prince William Square	Woodbridge, VA	227,796(2)
Springfield Center	Springfield, VA	176,698	Sep-24	$49,100,000	$278	8.2%
Penn Mar Shopping Center	Forestville, MD	378,205	Aug-24	$68,500,000	$181	7.5%
Germantown Commons	Germantown, MD	200,726	Aug-24	$69,700,000	$347	7.4%
Riverview Plaza	Frederick, MD	185,275	Jul-24	$30,000,000	$162	7.9%
Virginia Gateway	Gainesville, VA	665,786	May-24	$215,000,000	$323	7.2%
Potomac Towne Center	Woodbridge, VA	504,327	Aug-23	$172,500,000	$342	7.2%
Largo Town Center	Largo, MD	277,104	Jul-23	$70,000,000	$253	7.0%
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated November 1, 2024.

The following table presents certain information relating to comparable in-line leases for the Prince William Square Property:

Comparable In-Line Leases Summary(1)
Property Name/Location	Year Built	Total GLA (SF)	Tenant Name	Lease Term (Years)	Tenant Size (SF)	Adjusted Base Rent PSF	Lease Type
Prince William Square	1986	227,796(2)
14200 Smoketown Road
Woodbridge, VA
Smoketown Stations	1993	482,000	Salon Centric	5.0	2,914	$30.00	NNN
Prince William Parkway
Woodbridge, VA
Dillingham Square	1989	235,110	Hangry Joe’s Chicken	10.0	1,200	$29.70	NNN
12351-12555 Dillingham Square
Woodbridge, VA
Prince William Commons	1995	165,000	Bilal Rugs	5.0	2,760	$29.93	NNN
13989 Noblewood Court
Woodbridge, VA
Prince William Plaza	1969	54,600	El Establo	5.0	3,400	$32.00	NNN
14440 Jefferson Davis Hwy.
Woodbridge, VA
Parkway Crossing East	2004	124,893	Pizza	6.0	2,688	$32.00	NNN
Prince William County Parkway
Woodbridge, VA
Ridgefield Village Center	2022	8,000	Starbucks	5.0	2,496	$31.88	NNN
12703 Ridgefield Village Drive
Woodbridge, VA
(1)	Information obtained from the appraisal, unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated November 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-C32
No. 12 – Whitman Square
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,000,000	Title:	Fee
Cut-off Date Principal Balance:	$28,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	2.8%	Net Rentable Area (SF):	146,054
Loan Purpose:	Refinance	Location:	Philadelphia, PA
Borrower:	Boulevard North Associates, L.P.	Year Built / Renovated:	2004 / NAP
Borrower Sponsor:	Kenneth N. Goldenberg	Occupancy(6):	100.0%
Interest Rate:	6.60000%	Occupancy Date:	10/21/2024
Note Date:	11/4/2024	4th Most Recent NOI (As of):	$2,980,630 (12/31/2021)
Maturity Date:	11/5/2034	3rd Most Recent NOI (As of):	$2,785,509 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,606,141 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$2,406,402 (TTM 9/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.5%
Amortization Type:	Interest Only	UW Revenues:	$3,799,584
Call Protection:	L(27),D(89),O(4)	UW Expenses:	$1,096,585
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,702,999
Additional Debt:	No	UW NCF:	$2,622,669
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$42,500,000 / $291
Additional Debt Type:	N/A	Appraisal Date:	9/19/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$192
Taxes:	$209,105	$23,234	N/A	Maturity Date Loan / SF:	$192
Insurance(1):	$26,018	Springing	N/A	Cut-off Date LTV:	65.9%
Replacement Reserves:	$0	$3,043	$116,843	Maturity Date LTV:	65.9%
TI / LC Reserve(2)(3):	$1,229,121	$3,651	N/A	UW NCF DSCR:	1.40x
Deferred Maintenance:	$86,607	$0	N/A	UW NOI Debt Yield:	9.7%
Other Reserves(4)(5):	$74,325	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,000,000	98.7%	Loan Payoff	$26,010,480	91.6%
Borrower Equity	381,965	1.3	Reserves	1,625,175	5.7
			Closing Costs	746,310	2.6
Total Sources	$28,381,965	100.0%	Total Uses:	$28,381,965	100.0%
(1)	The borrower is not required to make monthly insurance deposits so long as (i) no event of default has occurred or is continuing, (ii) the Whitman Square Property (as defined below) is covered under a blanket insurance policy, (iii) the borrower provides the lender with evidence of renewal of such blanket insurance policy pursuant to the Whitman Square Mortgage Loan (as defined below) documents, (iv) the borrower provides evidence of payment of the insurance premiums that is reasonably satisfactory to the lender within 10 business days of the due date and (v) there is an amount on deposit in the insurance subaccount equal to at least $26,018 (collectively, the “Acceptable Blanket Policy Insurance Waiver Conditions”). Upon notice to the lender that the Acceptable Blanket Policy Insurance Waiver Conditions are not satisfied, the borrower will be required to deposit on a monthly basis an amount equal to 1/12th of the estimated annual insurance premiums due.
(2)	Initial TI/LC reserves consist of approximately (i) $550,000 related to approved leasing expenses and (ii) $679,121 for (a) Autozone Development, LLC’s (”Autozone”) tenant improvements ($37,324) and leasing commissions ($248,947), (b) PA Pennsylvania MSO, LLC’s tenant improvements ($174,000) and leasing commissions ($93,600) and (c) Petco’s tenant improvements ($125,000).
(3)	Monthly TI/LC reserves are required of approximately (i) $3,651 through the payment date in November 2025 and (ii) $9,737 beginning on the payment date in December 2025.
(4)	Other Initial Reserves consist of approximately $74,325 for a free rent reserve.
(5)	On each payment date commencing in December 2031, the borrower is required to deposit an amount initially equal to $56,000 for the enhanced rollover reserve subaccount. The borrower is not required to make the enhanced rollover reserve monthly deposits into the enhanced rollover reserve subaccount upon (x) (1) the Best Buy (as defined below) tenant exercising its second lease extension option pursuant to its lease or (2) either (a) the Best Buy premises (or a portion thereof) has been leased pursuant to a replacement lease or leases, in each case, reasonably satisfactory to the lender, or (b) to the extent the Best Buy lease is not extended or renewed pursuant to its second lease extension option, the Best Buy tenant has renewed or extended its lease with respect to all or a portion of the Best Buy premises, in the case of clauses (a) and (b) above by paying an aggregate of base rent and additional rent in an amount at least equal to aggregate base rent and additional rent paid under the Best Buy lease at the time immediately prior to such renewal or termination of the Best Buy lease, with a lease term extending through at least October 2038, or (y) (1) the Michael’s (as defined below) tenant exercising its second lease extension option pursuant to its lease or (2) either (a) the Michael’s premises (or a portion thereof) having been leased pursuant to a replacement lease or leases, with such replacement tenant or tenants, in each case, reasonably satisfactory to the lender, or (b) to the extent the Michael’s lease is not extended or renewed pursuant the second lease extension option, Michael’s has renewed or extended its lease with respect to all or a portion of the Michael’s premises, in the case of clause (a) and (b) above, by paying an aggregate of base rent and additional rent in an amount at least equal to aggregate
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
139

Structural and Collateral Term Sheet	BBCMS 2025-C32
No. 12 – Whitman Square

base rent and additional rent paid under the Michael’s lease at the time immediately prior to such renewal or termination of the Michael’s lease, with a lease term extending through at least February 2037, and (z) upon (1) the occurrence of any of the events set forth in clause (x) and clause (y) above and (2) the respective tenants leasing the Best Buy and/or the Michael’s premises being in possession of their respective premises and open for business, the debt yield being equal to or greater than 9.5%.

(6)	Autozone took possession of its space and commenced paying rent in August 2024. Autozone is currently building out its space.

The Loan. The Whitman Square mortgage loan (the “Whitman Square Mortgage Loan”) has an outstanding principal balance as of the Cut-Off Date of $28,000,000 and is secured by a first lien mortgage on the borrower’s fee interest in an anchored retail property totaling 146,054 square feet located in Philadelphia, Pennsylvania (the “Whitman Square Property”). The Whitman Square Mortgage Loan has a 10-year term, is interest only for the entire term and accrues interest at a rate of 6.60000% per annum on an Actual/360 basis.

The Property. The Whitman Square Property is an anchored retail center totaling 146,054 square feet located in Philadelphia, Pennsylvania. Built in 2004, the Whitman Square Property is situated on an approximately 17.70-acre site. The Whitman Square Property is anchored by Best Buy Store (“Best Buy”), Michael’s Crafts (“Michael’s”) and Petco. Additionally, the Whitman Square Property is part of a larger retail development anchored by Walmart and Lowes, which are not part of the collateral. Other retailers at the Whitman Square Property include Ashley Furniture (“Ashley”), Famous Footwear and five pad sites leased to Autozone, a doctor’s office, Buffalo Wild Wings, Longhorn Steakhouse and Chick-fil-A. Parking at the Whitman Square Property is provided via 833 surface parking spaces, resulting in a parking ratio of approximately 5.70 spaces per 1,000 square feet of rentable area. As of October 21, 2024, the Whitman Square Property was 100% leased.

Major Tenants.

Best Buy (35,127 square feet; 24.1% of NRA; 15.9% of underwritten base rent). Founded in 1966, Best Buy is a specialty consumer electronics retailer offering appliances, entertainment products, services and computing and mobile devices. At the end of fiscal year 2024, Best Buy operated approximately 1,125 stores in the United States, Canada and Mexico. Best Buy has been a tenant at the Whitman Square Property since 2018 and has a lease expiration date in October 2028 with three, five-year and one, four-year renewal options remaining and no termination options.

Michael’s (24,540 square feet; 16.8% of NRA; 13.3% of underwritten base rent). Michael’s is an arts and craft specialty retail store operating approximately 1,300 stores in 49 states and Canada. Founded in 1973 and headquartered in Irving, Texas, Michael’s owns Artistree, a manufacturer of custom and specialty framing merchandise and MakerPlace by Michael’s, a dedicated handmade goods marketplace. Michael’s has been a tenant at the Whitman Square Property since 2004 and has a lease expiration date in February 2027 with two, five-year renewal options remaining and no termination options.

Ashley Furniture (20,023 square feet; 13.7% of NRA; 13.7% of underwritten base rent). Ashley is a furniture store chain that was founded in 1970. Ashley has more than 35,000 employees and operates more than 30 million square feet of facility space in 155 countries. Ashley has been a tenant at the Whitman Square Property since 2016 and has a lease expiration date in May 2026 with two, five-year renewal options remaining and no termination options.

Environmental. The Phase I environmental assessment of the Whitman Square Property dated September 24, 2024 identified no recognized environmental conditions, controlled recognized environmental conditions or significant data gaps.

The following table presents certain information relating to the historical and current occupancy of the Whitman Square Property:

	Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
100.0%	100.0%	98.5%	100.0%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Based on the rent roll dated October 21, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
140

Structural and Collateral Term Sheet	BBCMS 2025-C32
No. 12 – Whitman Square

The following table presents certain information relating to the largest tenants (of which, certain tenants have co-tenancy provisions) at the Whitman Square Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Best Buy(4)	A3/BBB+/NR	35,127	24.1%	$13.50	$474,215	15.9%	10/31/2028
Michael’s(5)	B3/NR/NR	24,540	16.8	$16.15	396,321	13.3%	2/28/2027
Ashley(6)	NR/NR/NR	20,023	13.7	$20.35	407,468	13.7%	5/31/2026
Petco(7)	B3/B/NR	15,237	10.4	$20.00	304,740	10.2%	10/31/2026
Autozone(8)(9)	Baa1/BBB/BBB	14,905	10.2	$25.23	376,056	12.6%	8/31/2044
Major Tenants		109,832	75.2%	$17.83	$1,958,800	65.8%
Other Tenants		36,222	24.8	$28.10	$1,017,872	34.2%
Occupied Total Collateral / Wtd. Avg.		146,054	100.0%	$20.38	$2,976,672	100.0%
Vacant Space		0	0.0
Collateral Total		146,054	100.0%
(1)	Based on the underwritten rent roll dated October 21, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include rent steps totaling $34,779 through December 31, 2024.
(4)	Best Buy has three, five-year and one, four-year renewal options remaining.
(5)	Michael’s has two, five-year renewal options remaining.
(6)	Ashley has two, five-year renewal options remaining.
(7)	Petco has two, five-year renewal options remaining.
(8)	Autozone has one, five-year and one, four-year and 11 months renewal option remaining.
(9)	Autozone took possession of its space and commenced paying rent in August 2024. Autozone is currently building out its space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
141

Structural and Collateral Term Sheet	BBCMS 2025-C32
No. 12 – Whitman Square

The following table presents certain information relating to the lease rollover schedule at the Whitman Square Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2026	2	35,260	24.1	712,208	23.9		35,260	24.1%	$712,208	23.9%
2027	1	24,540	16.8	396,321	13.3		59,800	40.9%	$1,108,529	37.2%
2028	1	35,127	24.1	474,215	15.9		94,927	65.0%	$1,582,744	53.2%
2029	2	13,796	9.4	397,230	13.3		108,723	74.4%	$1,979,974	66.5%
2030	1	9,873	6.8	207,333	7.0		118,596	81.2%	$2,187,307	73.5%
2031	0	0	0.0	0	0.0		118,596	81.2%	$2,187,307	73.5%
2032	0	0	0.0	0	0.0		118,596	81.2%	$2,187,307	73.5%
2033	0	0	0.0	0	0.0		118,596	81.2%	$2,187,307	73.5%
2034	1	5,585	3.8	190,333	6.4		124,181	85.0%	$2,377,640	79.9%
2035	1	6,968	4.8	222,976	7.5		131,149	89.8%	$2,600,616	87.4%
2036 & Beyond	1	14,905	10.2	376,056	12.6		146,054	100.0%	$2,976,672	100.0%
Total/Wtd. Avg.	10	146,054	100.0%	$2,976,672	100.0%
(1)	Based on the underwritten rent roll dated October 21, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Expiration Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps totaling $34,779 through December 31, 2024.

The Market. The Whitman Square Property is located in Philadelphia, Pennsylvania, within the Philadelphia-Camden-Wilmington, PA-NJ-DE-MD metropolitan statistical area (the “Philadelphia MSA”). This area is a diverse region that encompasses several counties across four states: Pennsylvania, New Jersey, Delaware and Maryland. The Philadelphia MSA economic landscape is characterized by a mix of industries, including education and health services, finance, biotechnology, manufacturing and tourism. Major employers within the Philadelphia MSA include the University of Pennsylvania Health System, Thomas Jefferson University and TJU Health System Inc., Children’s Hospital of Philadelphia, Temple University and Health Systems, The Giant Company and Comcast. With a network of over 100 higher education institutions including research universities like the University of Pennsylvania, the area is a hub for innovation, intellectual growth and a basis of for economic development. The Philadelphia MSA is home to six medical schools, three pharmacy schools and two dental schools with approximately 500,000 full- and part-time students.

The Whitman Square Property is located along U.S. Route 1 (Roosevelt Boulevard), a 12-lane divided highway, with both local and express lanes in both directions. U.S. Route 1 traverses the city of Philadelphia in a southwest to northeast direction, connecting Delaware and Chester Counties to the south with Bucks County and the Trenton/Princeton New Jersey area to the north. Additional access to the Whitman Property’s neighborhood is provided via the Pennsylvania Turnpike, Interstate 95, Route 63 and Route 132.

According to the appraisal, the Whitman Square Property is located within the Philadelphia City retail market and the Northeast Philadelphia retail submarket. As of the second quarter of 2024, the Philadelphia City retail market contained approximately 79.1 million square feet of retail space, with a vacancy rate of 3.4% and an average asking rental rate of $23.61 per square foot. As of the second quarter of 2024, the Philadelphia City retail submarket reported 27,564 square feet of newly constructed retail space. As of the second quarter of 2024, the Northeast Philadelphia retail submarket contained approximately 32.1 million square feet of retail space, with a vacancy rate of 3.7% and an average asking rental rate of $19.77 per square foot. As of the second quarter of 2024, there was 4,614 square feet of completion within the Northeast Philadelphia retail submarket. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Whitman Square Property was 17,784, 195,866 and 475,915, respectively. The 2024 average household income within the same radii was $94,930, $99,805 and $98,253, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
142

Structural and Collateral Term Sheet	BBCMS 2025-C32
No. 12 – Whitman Square

According to the appraisal, the appraiser concluded to a market rent of $16.50 per square foot for big box tenants, $21.00 per square foot for inline tenants and $30.00 per square foot for pad tenants.

The following table presents certain information relating to the operating history and underwritten cash flows of the Whitman Square Property:

Operating History and Underwriting Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$3,151,135	$2,952,438	$2,443,540	$2,668,706	$2,976,672	$20.38	74.8%
Vacant Income	0	0	0	0	0	$0.00	0.0
Gross Potential Rent	$3,151,135	$2,952,438	$2,443,540	$2,668,706	$2,976,672	$20.38	74.8%
Total Reimbursements	686,784	655,431	780,735	847,246	1,002,536	$6.86	25.2
Other Income	0	0	428,100	0	0	$0.00	0.0
Net Rental Income	$3,837,919	$3,607,869	$3,652,375	$3,515,952	$3,979,208	$27.24	100.0%
(Vacancy/Credit Loss)(4)	0	0	0	0	(179,624)	($1.23)	(4.5)
Effective Gross Income	$3,837,919	$3,607,869	$3,652,375	$3,515,952	$3,799,584	$26.01	95.5%
Total Expenses	857,281	822,360	1,046,234	1,109,550	1,096,585	$7.51	28.9
Net Operating Income	$2,980,638	$2,785,509	$2,606,141	$2,406,402	$2,702,999	$18.51	71.1%
Capital Expenditures	0	0	0	0	36,514	$0.25	1.0
TI/LC	0	0	0	0	43,816	$0.30	1.2
Net Cash Flow	$2,980,638	$2,785,509	$2,606,141	$2,406,402	$2,622,669	$17.96	69.0%
(1)	TTM reflects the trailing 12-month period ending September 30, 2024.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Underwritten Rents in Place includes contractual rent steps totaling $34,779.
(4)	The underwritten economic occupancy is 95.5%. The Whitman Square Property was 100.0% occupied as of October 21, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
143

Structural and Collateral Term Sheet	BBCMS 2025-C32
No. 13 – Hamdan Multifamily Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GCMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$23,000,000	Title:	Fee
Cut-off Date Principal Balance:	$23,000,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	2.3%	Net Rentable Area (Units):	618
Loan Purpose:	Refinance	Location:	Various, LA
Borrowers:	6101 Tullis Drive LLC, Terrytown Residences, LLC, and Hector Residences, LLC	Year Built / Renovated:	Various / NAP
Borrower Sponsor:	Imad Hamdan	Occupancy:	96.1%
Interest Rate:	6.36000%	Occupancy Date:	8/14/2024
Note Date:	9/13/2024	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	10/6/2034	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(1):	NAV
Original Term:	120 months	Most Recent NOI (As of):	$2,766,702 (TTM 6/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	94.6%
Amortization Type:	Interest Only	UW Revenues:	$6,104,577
Call Protection:	L(28),YM1(88),O(4)	UW Expenses:	$3,428,697
Lockbox / Cash Management:	Springing	UW NOI:	$2,675,880
Additional Debt:	No	UW NCF:	$2,521,380
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$44,700,000 / $72,330
Additional Debt Type:	N/A	Appraisal Date:	3/27/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$37,217
Taxes:	$190,334	$19,033	N/A	Maturity Date Loan / Unit:	$37,217
Insurance:	$41,259	$20,629	N/A	Cut-off Date LTV:	51.5%
Replacement Reserve:	$0	$12,875	N/A	Maturity Date LTV:	51.5%
Immediate Repairs	$204,735	$0	N/A	UW NCF DSCR:	1.70x
				UW NOI Debt Yield:	11.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,000,000	100.0%	Loan Payoff	$19,370,474	84.2%
			Return of Equity	2,711,091	11.8
			Closing Costs(2)	482,108	2.1
			Reserves	436,327	1.9
Total Sources	$23,000,000	100.0%	Total Uses	$23,000,000	100.0%
(1)	Historical cash flows prior to the TTM 6/30/2024 are unavailable as the Hamdan Multifamily Portfolio Properties (as defined below) were acquired by the borrower sponsor between July 2022 and February 2023.
(2)	Closing Costs include a $165,000 origination fee.

The Loan. The Hamdan Multifamily Portfolio mortgage loan (the “Hamdan Multifamily Portfolio Mortgage Loan”) is secured by the borrowers’ fee interests in three garden-style multifamily properties located in Louisiana (collectively, the “Hamdan Multifamily Portfolio Properties”). The Hamdan Multifamily Portfolio Mortgage Loan has a 10-year term, is interest only for the entire term, and accrues interest at a fixed rate of 6.36000% per annum on an Actual/360 basis.

The Properties. The Hamdan Multifamily Portfolio Properties are comprised of a 303-unit multifamily property located in Gretna, Louisiana (the “Terrytown Property”), a 204-unit multifamily property located in New Orleans, Louisiana (the “Cypress Run Property”), and a 111-unit multifamily property located in Terrytown, Louisiana (the “Hector Residences Property”). The Hamdan Multifamily Portfolio Properties were built between 1962 and 1980, and were 96.1% occupied, in the aggregate, as of August 14, 2024. The Hamdan Multifamily Portfolio Properties were acquired by the borrower sponsor between July 2022 and February 2023. Since acquisition, the borrower sponsor has invested

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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approximately $1.6 million on interior and exterior upgrades across the Hamdan Portfolio Properties, for a total cost basis of approximately $27.1 million.

Terrytown Property. The Terrytown Property is a 303-unit garden-style multifamily property that features 147 one-bedroom, 142 two-bedroom, and 14 three-bedroom layouts. The Terrytown Property features 400 parking spaces, and amenities include a courtyard and laundry facilities. Units at the Terrytown Property feature balconies/patios, complete appliance packages and washer/dryer hookups.

Cypress Run Property. The Cypress Run Property is a 204-unit garden-style multifamily property that features 108 one-bedroom and 96 two-bedroom layouts. The Cypress Run Property features 300 parking spaces, and amenities include a courtyard and laundry facilities. Units at the Cypress Run Property feature balconies/patios, appliance packages and washer/dryer hookups. Approximately 83 tenants at the Cypress Run Property receive Section 8 subsidies through the Housing Authority of New Orleans.

Hector Residences Property. The Hector Residences Property is a 111-unit garden-style multifamily property that features 107 one-bedroom and four two-bedroom layouts. The Hector Residences Property features 150 parking spaces, and amenities include a courtyard and laundry facilities. Units at the Hector Residences Property feature balconies/patios and appliance packages.

The following table presents information related to the Hamdan Multifamily Portfolio Properties:

Portfolio Summary
Property Name	Year Built(1)	Number of Units(2)	Occ. %(2)	Allocated Cut-off Date Whole Loan Amount (“ALA”)	Appraised Value(1)	Average In-Place Monthly Rental Rate Per Unit(2)	Average Market Rate per Unit(1)
Terrytown	1962	303	96.7%	$10,700,000	$21,400,000	$800	$870
Cypress Run	1980	204	94.1%	$9,000,000	$16,600,000	$994	$996
Hector Residences	1970	111	98.2%	$3,300,000	$6,700,000	$684	$802
Total/Wtd. Avg.		618	96.1%	$23,000,000	$44,700,000
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 14, 2024.

Environmental. According to the Phase I environmental assessments dated June 3, 2024, there was no evidence of any recognized environmental conditions at the Hamdan Multifamily Portfolio Properties and no further action was recommended other than the implementation of O&M plans for asbestos containing materials.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 13 – Hamdan Multifamily Portfolio

The following table presents certain information relating to the underwritten cash flows of the Hamdan Multifamily Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	TTM 6/30/2024	Underwritten	Per Unit	%(2)
Gross Potential Rent	$6,083,942	$6,250,788	$10,115	97.0%
Other Income	191,626	191,626	310	3.0
Net Rental Income	$6,275,568	$6,442,414	$10,425	100.0%
(Vacancy/Credit Loss)	($659,921)	(337,837)	(547)	(5.2)
Effective Gross Income	$5,615,647	$6,104,577	$9,878	94.8%

Total Expenses	2,848,945	3,428,697	5,548	56.2

Net Operating Income	$2,766,702	$2,675,880	$4,330	43.8%

Total Capex/Commissions	0	154,500	250	2.5

Net Cash Flow	$2,766,702	$2,521,380	$4,080	41.3%
(1)	Historical cash flows prior to the TTM 6/30/2024 are unavailable as the Hamdan Multifamily Portfolio Properties were acquired by the borrower sponsor between July 2022 and February 2023.
(2)	% column represents percent of Net Rental Income for all revenue line items and percent of Effective Gross Income for all other items.

The Market. The Hamdan Multifamily Portfolio Properties are located in the West Bank/West New Orleans submarket of the New Orleans-Metairie metro apartment market. As of the fourth quarter of 2023, the New Orleans apartment market had an inventory of 82,651 units with an occupancy rate of 94.3%. The average monthly effective rent was $1,317 per unit.

The Hamdan Multifamily Portfolio Properties are located south of the Mississippi River, within the West Bank/West New Orleans submarket. As of the fourth quarter of 2023, the West Bank/West New Orleans submarket had an inventory of 17,658 units with an occupancy rate of 96.5%. The average monthly effective rent was $1,058 per unit.

The 2022 population within a three-mile radius of the Terrytown Property was 114,312, with median household income of $49,272. The appraiser identified six rental properties comparable to the Terrytown Property built between 1968 and 1978, with an average occupancy of 94.8% and average rental rates for one-, two-, and three-bedroom units of $914, $1,123, and $1,652, respectively.

The 2022 population within a three-mile radius of the Cypress Run Property was 67,546, with median household income of $56,397. The appraiser identified six rental properties comparable to the Cypress Run Property built between 1960 and 1986, with an average occupancy of 94.7% and average rental rates for one- and two-bedroom units of $837 and $1,003, respectively.

The 2022 population within a three-mile radius of the Hector Residences Property was 122,228, with median household income of $51,413. The appraiser identified six rental properties comparable to the Hector Residences Property built between 1962 and 1978 with an average occupancy of 93.9% and average rental rates for one- and two-bedroom units of $925 and $1,136, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 14 – Phoenix Industrial Portfolio XII
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$22,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$22,500,000	Property Type – Subtype:	Industrial – Various
% of IPB:	2.3%	Net Rentable Area (SF):	2,013,085
Loan Purpose:	Refinance	Location:	Various, Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Phoenix Investors	Occupancy:	81.1%
Interest Rate:	6.55000%	Occupancy Date:	Various
Note Date:	11/26/2024	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	12/6/2034	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	120 months	Most Recent NOI (As of)(6):	$5,067,115 (TTM 9/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	83.9%
Amortization Type:	Interest Only	UW Revenues:	$9,332,798
Call Protection(3):	L(12),YM1(102),O(6)	UW Expenses:	$3,199,550
Lockbox / Cash Management:	Hard / Springing	UW NOI(6):	$6,133,248
Additional Debt(1)(4):	Yes	UW NCF:	$5,585,579
Additional Debt Balance(1):	$30,000,000	Appraised Value / Per SF:	$109,050,000 / $54
Additional Debt Type(1):	Pari Passu	Appraisal Date:	Various

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$26
Taxes:	$218,800	$47,300	N/A	Maturity Date Loan / SF:	$26
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	48.1%
Replacement Reserves:	$0	$16,776	$402,624	Maturity Date LTV:	48.1%
TI / LC:	$2,000,000	Springing	$1,000,000	UW NCF DSCR:	1.60x
Immediate Repairs:	$362,940	$0	N/A	UW NOI Debt Yield:	11.7%
Other(7):	$738,560	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$52,500,000	100.0%	Loan Payoff	$34,998,785	66.7%
			Return of Equity	13,105,644	25.0
			Upfront Reserves	3,320,300	6.3
			Closing Costs	1,075,271	2.0
Total Sources	$52,500,000	100.0%	Total Uses	$52,500,000	100.0%

(1)	The Phoenix Industrial Portfolio XII Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $52.5 million (the “Phoenix Industrial Portfolio XII Whole Loan”). The information under “Financial Information” in the chart above reflects the Phoenix Industrial Portfolio XII Whole Loan.
(2)	The borrowers are Phoenix Galesburg III Industrial Investors LLC, Phoenix Winchester Industrial Investors LLC, Phoenix St. Marys Industrial Investors LLC, Phoenix Cleveland TN Industrial Investors II LLC, Phoenix Evansville LLC, Phoenix Midtown Industrial Investors LLC, Phoenix Richards Industrial Investors LLC and Phoenix Kenosha Industrial Investors LLC.
(3)	The Phoenix Industrial Portfolio XII Whole Loan documents permit releases of outparcels located at the St Marys and Evansville mortgaged properties without prepayment or defeasance, provided that, among other conditions, (i) each such outparcel is vacant, non-income producing and unimproved at the time of release and (ii) certain REMIC-related conditions are satisfied.
(4)	The borrowers are permitted a one-time right to incur a future mezzanine loan, subject to the satisfaction of the requirements set forth in the Phoenix Industrial Portfolio XII Whole Loan documents, including, without limitation: (i) no event of default under the Phoenix Industrial Portfolio XII Whole Loan documents is continuing; (ii) the aggregate loan-to-value ratio based on the Phoenix Industrial Portfolio XII Whole Loan and the mezzanine loan is no greater than 48.1%; (iii) the actual combined debt service coverage ratio based on the Phoenix Industrial Portfolio XII Whole Loan and the mezzanine loan is no less than 1.63x; (iv) the actual combined net cash flow debt yield based on the Phoenix Industrial Portfolio XII Whole Loan and the mezzanine loan is no less than 10.7%; (v) the execution of an intercreditor agreement acceptable to the lender and satisfactory to the rating agencies; and (vi) receipt of a rating agency confirmation.
(5)	4th Most Recent NOI, 3rd Most Recent NOI and 2nd Most Recent NOI are unavailable as the borrower sponsor acquired the Phoenix Industrial Portfolio XII Properties (as defined below) between 2015 and 2021.
(6)	The increase from Most Recent NOI to UW NOI is mainly attributable to (i) the lease up at the Galesburg mortgaged property with the addition of the Thrushwood Farms Quality Meats lease at a base rent of $715,680 and (ii) approximately $152,068 of contractual rent steps through February 2026.
(7)	Other reserves consist of (i) $238,560 for unfunded obligations with respect to the Thrushwood Farms Quality Meats lease at the Galesburg mortgaged property, (ii) $500,000 for capital expenditure work at the St Marys mortgaged property and (iii) a monthly springing material tenant reserve.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 14 – Phoenix Industrial Portfolio XII

The Loan. The Phoenix Industrial Portfolio XII mortgage loan (the “Phoenix Industrial Portfolio XII Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in a 2,013,085 square foot portfolio of eight industrial properties located in Wisconsin, Illinois, Pennsylvania, Indiana, Tennessee and Kentucky (each, a “Phoenix Industrial Portfolio XII Property”, and collectively, the “Phoenix Industrial Portfolio XII Properties”). The Phoenix Industrial Portfolio XII Whole Loan is evidenced by four pari passu notes. The Phoenix Industrial Portfolio XII Whole Loan has a 10-year term, is interest only for the entire term and accrues interest at a rate of 6.55000% per annum on an Actual/360 basis. The Phoenix Industrial Portfolio Mortgage Loan is evidenced by the non-controlling Notes A-2-1 and A-3, with an aggregate principal balance as of the Cut-off Date of $22,500,000. The remaining notes are currently held by UBS AG and are expected to be contributed to one or more future securitization trust(s). The Phoenix Industrial Portfolio XII Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-C32 securitization trust until the controlling Note A-1 is securitized, whereupon the Phoenix Industrial Portfolio XII Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Phoenix Industrial Portfolio XII Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$25,000,000	$25,000,000	UBS AG	Yes
A-2-1	$20,000,000	$20,000,000	BBCMS 2025-C32	No
A-2-2(1)	$5,000,000	$5,000,000	UBS AG	No
A-3	$2,500,000	$2,500,000	BBCMS 2025-C32	No
Whole Loan	$52,500,000	$52,500,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Properties. The Phoenix Industrial Portfolio XII Whole Loan is secured by eight industrial properties totaling 2,013,085 square feet located in Wisconsin (three mortgaged properties, 31.0% of NRA), Illinois (one mortgaged property, 23.0% of NRA), Pennsylvania (one mortgaged property, 18.9% of NRA), Indiana (one mortgaged property, 10.2% of NRA), Kentucky (one mortgaged property, 8.8% of NRA) and Tennessee (one mortgaged property, 8.1% of NRA). The borrower sponsor acquired the Phoenix Industrial Portfolio XII Properties between 2015 and 2021 for an aggregate purchase price of $10.9 million. Since acquisition, the borrower sponsor has invested approximately $37.4 million in capital improvements and approximately $2.5 million in soft costs resulting in a total cost basis of approximately $50.8 million at the Phoenix Industrial Portfolio XII Properties. The Phoenix Industrial Portfolio XII Properties were 81.1% occupied by 21 tenants as of November 25, 2024 and November 26, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 14 – Phoenix Industrial Portfolio XII

The following table presents certain information relating to the Phoenix Industrial Portfolio XII Properties:

Portfolio Summary
Property	State	Subtype	Net Rentable Area (SF)(1)	Year Built/ Renovated(2)	% UW NOI(1)	Allocated Loan Amount “ALA”	% of ALA	“As-Is” Appraised Value(2)	% Office(2)	Clear Heights (2)	Dock Doors (2)	Drive-In Doors (2)
Galesburg	IL	Warehouse/Distribution	462,087	1972/2020	30.8%	$14,346,630	27.3%	$29,800,000	1.0%	28'	25	4
Kenosha	WI	Warehouse	276,500	1949/2017	5.8	7,702,889	14.7	16,000,000	1.0%	25' - 30'	13	8
St Marys	PA	Manufacturing	380,136	1953/2020	11.6	6,740,028	12.8	14,000,000	6.0%	24'	17	6
Milwaukee (4041)	WI	Warehouse/Distribution	213,194	1945/2017	12.7	6,114,168	11.6	12,700,000	33.0%	18'	7	3
Evansville	IN	Warehouse/Distribution	205,982	1943/2023	10.8	4,958,735	9.4	10,300,000	4.0%	12' - 49'	18	4
Milwaukee (Midtown)	WI	Warehouse/Distribution	134,134	2004/NAP	6.6	4,284,731	8.2	8,900,000	1.0%	23'	7	1
Cleveland	TN	Warehouse/Distribution	163,964	1985/2022	12.8	4,212,517	8.0	8,750,000	5.3%	20' - 24'	28	5
Winchester	KY	Manufacturing	177,088	1953/2023	9.0	4,140,302	7.9	8,600,000	19.5%	19.5' - 32'	6	3
Total			2,013,085		100.0%	$52,500,000	100.0%	$109,050,000			121	34

(1)	Based on the underwritten rent rolls dated November 25, 2024 and November 26, 2024.
(2)	Source: Appraisals.

Environmental. According to the Phase I environmental reports dated October 15, 2024 and October 21, 2024, there was no evidence of recognized environmental conditions at the Phoenix Industrial Portfolio XII Properties.

The following table presents certain information relating to the historical and current occupancy of the Phoenix Industrial Portfolio XII Properties:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
NAV	NAV	NAV	81.1%

(1)	The borrower sponsor acquired the Phoenix Industrial Portfolio XII Properties between 2015 and 2021. As such, historical occupancy is unavailable.
(2)	Current occupancy is based on the underwritten rent rolls as of November 25, 2024 and November 26, 2024.

The following table presents certain information relating to the largest tenants by underwritten base rent at the Phoenix Industrial Portfolio XII Properties:

Top Tenant Summary(1)
Tenant	Property	Ratings Moody’s/ S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
E.I. Du Pont De Nemours & Company	Galesburg	NR/BBB+/NR	283,166	14.1%	$3.20	$906,131	13.5%	12/21/2025
Thrushwood Farms Quality Meats	Galesburg	NR/NR/NR	178,920	8.9	$4.00	715,680	10.6	3/31/2035
SRG Global Trim, LLC	Evansville	NR/NR/NR	161,319	8.0	$4.32	696,898	10.4	5/31/2028
Gasbarre Products, Inc	St Marys	NR/NR/NR	145,169	7.2	$2.81	407,925	6.1	9/30/2042
Phoenix Logistics, LLC (Cargill)	Milwaukee (4041)	NR/NR/NR	142,338	7.1	$4.14	589,274	8.8	12/31/2036
Total Major Tenants			910,912	45.2%	$3.64	$3,315,909	49.3%

Other Tenants			720,805	35.8%	$4.73	$3,409,565	50.7%

Occupied Collateral Total / Wtd. Avg.			1,631,717	81.1%	$4.12	$6,725,474	100.0%
Vacant Space			381,368	18.9%

Collateral Total			2,013,085	100.0%

(1)	Based on the underwritten rent rolls dated November 25, 2024 and November 26, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are inclusive of approximately $152,068 of contractual rent steps through February 2026.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 14 – Phoenix Industrial Portfolio XII

The following table presents certain information relating to the tenant lease expirations of the Phoenix Industrial Portfolio XII Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	381,368	18.9%	NAP	NA	P	381,368	18.9%	NAP	NA	P
2025 & MTM	9	405,271	20.1	$1,778,199	26.4%		786,639	39.1%	$1,778,199	26.4%
2026	4	249,332	12.4	919,818	13.7		1,035,971	51.5%	$2,698,017	40.1%
2027	2	155,198	7.7	656,257	9.8		1,191,169	59.2%	$3,354,275	49.9%
2028	3	192,465	9.6	1,052,428	15.6		1,383,634	68.7%	$4,406,703	65.5%
2029	2	163,024	8.1	605,892	9.0		1,546,658	76.8%	$5,012,594	74.5%
2030	0	0	0.0	0	0.0		1,546,658	76.8%	$5,012,594	74.5%
2031	0	0	0.0	0	0.0		1,546,658	76.8%	$5,012,594	74.5%
2032	0	0	0.0	0	0.0		1,546,658	76.8%	$5,012,594	74.5%
2033	0	0	0.0	0	0.0		1,546,658	76.8%	$5,012,594	74.5%
2034	0	0	0.0	0	0.0		1,546,658	76.8%	$5,012,594	74.5%
2035	1	178,920	8.9	715,680	10.6		1,725,578	85.7%	$5,728,274	85.2%
2036 & Beyond	2	287,507	14.3	997,199	14.8		2,013,085	100.0%	$6,725,474	100.0%
Total	23	2,013,085	100.0%	$6,725,474	100.0%

(1)	Based on the underwritten rent rolls dated November 25, 2024 and November 26, 2024, inclusive of rent steps through February 2026 totaling $152,068.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and are not considered in this Lease Rollover Schedule.

The following table presents certain information relating to the operating history and underwritten cash flows of the Phoenix Industrial Portfolio XII Properties:

Operating History and Underwritten Net Cash Flow
	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$5,573,164	$6,573,406	$3.27	59.2%
Rent Steps(4)	0	152,068	0.08	1.4
Vacant Income	0	1,777,698	0.88	16.0
Gross Potential Rent	$5,573,164	$8,503,171	$4.22	76.5%
Total Reimbursements	2,255,124	2,516,130	1.25	22.6
Total Other Income	(5,032)	91,194	0.05	0.8
Net Rental Income	$7,823,257	$11,110,495	$5.52	100.0%
(Vacancy/Credit Loss)	0	(1,777,698)	(0.88)	(16.0)
Effective Gross Income	$7,823,257	$9,332,798	$4.64	84.0%
Total Expenses	2,756,142	3,199,550	1.59	34.3
Net Operating Income(5)	$5,067,115	$6,133,248	$3.05	65.7%
Total TI / LC, Capex/RR	0	547,669	0.27	5.9
Net Cash Flow	$5,067,115	$5,585,579	$2.77	59.8%

(1)	TTM represents the trailing 12 months ending September 30, 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Base Rent is based on the underwritten rent rolls dated November 25, 2024 and November 26, 2024.
(4)	Rent Steps totaling $152,068 are taken through February 2026.
(5)	The increase from Most Recent NOI to UW NOI is mainly attributable to (i) the lease up at the Galesburg mortgaged property with the addition of the Thrushwood Farms Quality Meats lease at a base rent of $715,680 and (ii) approximately $152,068 of contractual rent steps through February 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 14 – Phoenix Industrial Portfolio XII

The Market. The Phoenix Industrial Portfolio XII Properties are located in Wisconsin (34.5% of ALA), Illinois (27.3% of ALA), Pennsylvania (12.8% of ALA), Indiana (9.4% of ALA), Tennessee (8.0% of ALA) and Kentucky (7.9% of ALA).

The following table presents certain market information with respect to the Phoenix Industrial Portfolio XII Properties:

Market Overview(1)
Property	Year Built / Renovated	Net Rentable Area (SF)(2)	Submarket	Property Vacancy(2)	Submarket Vacancy	Appraisal Concluded Vacancy	Submarket Inventory (SF)	UW Base Rent PSF(2)(3)	Submarket Rent PSF
Galesburg(4)	1972/2020	462,087	Galesburg - IL	0.0%	5.1%	5.0%	3,694,821	$3.95	$3.89
Kenosha	1949/2017	276,500	Kenosha East	55.3%	12.5%	5.0%	51,310,381	$5.07	$7.36
St Marys(4)	1953/2020	380,136	St. Mary's - PA	32.4%	12.0%	10.0%	4,017,573	$3.76	$6.95
Milwaukee (4041)	1945/2017	213,194	Milwaukee East	22.7%	4.0%	5.0%	8,519,198	$5.02	$6.43
Evansville	1943/2023	205,982	Northside/Airport	21.7%	3.0%	3.0%	18,318,110	$4.32	$5.51
Milwaukee (Midtown)	2004/NAP	134,134	Milwaukee NW	0.0%	4.1%	0.0%	36,086,546	$3.55	$6.11
Cleveland(4)	1985/2022	163,964	Cleveland - TN	0.0%	3.0%	2.5%	16,061,712	$4.72	$7.12
Winchester	1953/2023	177,088	Clark County	6.8%	2.9%	3.0%	3,945,972	$3.24	$6.91
Total/Wtd. Avg.		2,013,085		18.9%	6.7%	5.0%	141,954,313	$4.12	$6.06
(1)	Source: Third-party market research reports.
(2)	Based on the underwritten rent rolls dated November 25, 2024 and November 26, 2024.
(3)	UW Base Rent PSF excludes underwritten vacant space and is inclusive of approximately $152,068 of contractual rent steps through February 2026.
(4)	No submarket data for the Galesburg, St Marys and Cleveland mortgaged properties was available. Market information is presented in the table above.

The following table presents certain demographic information with respect to the Phoenix Industrial Portfolio XII Properties:

Demographics Overview
Property	Net Rentable Area (SF)(1)	ALA	% of ALA	UW NOI	% of UW NOI	Estimated 2024 Population (5-mile Radius)(2)	Estimated 2024 Average Household Income (5-mile Radius)(2)
Galesburg	462,087	$14,346,630	27.3%	$1,887,158	30.8%	31,172	$65,289
Kenosha	276,500	7,702,889	14.7	355,888	5.8	105,079	88,737
St Marys	380,136	6,740,028	12.8	712,292	11.6	12,393	83,828
Milwaukee (4041)	213,194	6,114,168	11.6	776,664	12.7	319,777	78,207
Evansville	205,982	4,958,735	9.4	659,590	10.8	110,668	76,013
Milwaukee (Midtown)	134,134	4,284,731	8.2	404,316	6.6	388,165	78,254
Cleveland	163,964	4,212,517	8.0	785,422	12.8	74,162	75,266
Winchester	177,088	4,140,302	7.9	551,919	9.0	29,364	86,362
Total/Wtd. Avg.	2,013,085	$52,500,000	100.0%	$6,133,248	100.0%	103,605	$78,006
(1)	Based on the underwritten rent rolls dated November 25, 2024 and November 26, 2024.
(2)	Information obtained from third-party market research reports.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2025-C32
No. 15 – Homewood Suites Carlsbad
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,500,000	Title:	Fee
Cut-off Date Principal Balance:	$21,500,000	Property Type - Subtype:	Hospitality – Extended Stay
% of Pool by IPB:	2.2%	Net Rentable Area (Rooms):	145
Loan Purpose:	Acquisition	Location:	Carlsbad, CA
Borrower:	Palomar Airport Road Hotel, LLC	Year Built / Renovated:	2008 / 2017
Borrower Sponsors:	Joseph F. Oliver III and Andrew Hunter Oliver	Occupancy / ADR / RevPAR:	81.7% / $175.16 / $143.09
Interest Rate:	7.24800%	Occupancy / ADR / RevPAR Date:	8/31/2024
Note Date:	12/20/2024	4th Most Recent NOI (As of):	$2,539,866 (12/31/2021)
Maturity Date:	1/6/2035	3rd Most Recent NOI (As of):	$3,346,340 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,892,179 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$2,946,313 (TTM 8/31/2024)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	81.7% / $175.16 / $143.09
Amortization Type:	Interest Only	UW Revenues:	$7,637,014
Call Protection:	L(25),D(88),O(7)	UW Expenses:	$4,658,941
Lockbox / Cash Management:	Springing	UW NOI:	$2,978,073
Additional Debt:	No	UW NCF:	$2,672,593
Additional Debt Balance:	N/A	Appraised Value / Per Room(2):	$38,300,000 / $264,138
Additional Debt Type:	N/A	Appraisal Date(2):	11/5/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$148,276
Taxes:	$170,500	$28,417	N/A	Maturity Date Loan / Room:	$148,276
Insurance:	$12,010	$12,010	N/A	Cut-off Date LTV(2):	56.1%
FF&E Reserves(1):	$0	4% of Gross Revenue	N/A	Maturity Date LTV(2):	56.1%
PIP Reserve(2):	$4,519,796	Springing	N/A	UW NCF DSCR:	1.69x
Engineering Reserve:	$500,000	$0	N/A	UW NOI Debt Yield:	13.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,500,000	58.5%	Purchase Price	$30,950,000	84.2%
Sponsor Equity	15,277,022	41.5	Upfront Reserves	5,202,306	14.1
			Closing Costs	624,716	1.7
Total Sources	$36,777,022	100.0%	Total Uses	$36,777,022	100.0%
(1)	The borrower is required to deposit the greatest of (i) 4% of the projected gross revenue for the Homewood Suites Carlsbad Property (as defined below) for the prior month as set forth in the most recent approved annual budget (provided, that, to the extent Lender reasonably determines that actual gross revenue for the Homewood Suites Carlsbad Property is materially in excess of such projections, Lender has the option to increase the percentage to reflect the actual gross revenue for the Homewood Suites Carlsbad Property), (ii) the then-current amount required by the management agreement and (iii) the then-current amount required by the franchise agreement for capital expenditures and the repair and replacement of the FF&E.
(2)	Appraised Value represents the “Prospective Market Value Upon Completion”, which assumes that the scheduled PIP has been completed. At origination, the borrower reserved $4,519,796 for the full budgeted cost of the PIP. The appraisal concluded to an “as-is” appraised value of $31,100,000 as of November 5, 2024, which results in a Cut-off Date LTV of 69.1% and a Maturity Date LTV of 69.1% for the Homewood Suites Carlsbad Mortgage Loan (as defined below). The appraiser’s year 1 cash flow is impacted by the renovation taking place. The “as-complete” appraised value starts in year 2 and as a result is not impacted by the displacement occurring in year 1. The loss of flag is a recourse event and the PIP must be completed in order to not trigger a default under the new 20-year franchise agreement. In the event that additional PIP is required and the PIP Reserve account has not accumulated an amount to cover the required PIP expense, the borrower must deposit the difference between the cost of the required PIP and the current amount in the PIP Reserve account.

The Loan. The Homewood Suites Carlsbad mortgage loan (the “Homewood Suites Carlsbad Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $21,500,000 and is secured by the borrower’s fee interest in a hospitality property located in Carlsbad, California (the “Homewood Suites Carlsbad Property”). The Homewood Suites Carlsbad Mortgage Loan has a 10-year term that is interest only for its entire term and accrues at a fixed rate of 7.24800%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 15 – Homewood Suites Carlsbad

per annum on an Actual/360 basis. The scheduled maturity date of the Homewood Suites Carlsbad Mortgage Loan is January 6, 2035.

The Property. The Homewood Suites Carlsbad Property is a 145-key, 3-story, extended stay suites hotel built in 2008, renovated in 2017, and located 34 miles northwest of the San Diego Central Business District, or CBD. The site is situated with excellent access to the highway system less than three miles east of Interstate-5, one of the primary highways along the west coast. The Homewood Suites Carlsbad Property is well located in a densely developed area of Carlsbad, a seaside community that is 37 miles north of downtown San Diego and approximately 90 miles south of Los Angeles. Situated on Palomar Airport Road, directly across from the McClellan-Palomar Airport, the Homewood Suites Carlsbad Property benefits from its visibility along a major roadway.

The Homewood Suites Carlsbad Property has 145 guestrooms, all with a kitchenette, and categorized as a One Bedroom King, One Bedroom Queen/Queen, or Two Bedroom Two King. The Homewood Suites Carlsbad Property has on-site surface parking paved for a total of 174 cars, eight of which are ADA designated spaces, including five van spaces, providing ample parking for the 145-key hotel. The Homewood Suites Carlsbad Property offers complimentary self-parking for these spaces. All rooms are fully furnished and include a sofa bed in the living room space. Each guestroom has a fully equipped kitchen with granite countertops, full-size refrigerator, dishwasher, microwave oven, a safety deposit box, and two-burner stovetop along with cooking and eating utensils. Other amenities offered in each of the rooms include a television with cable/satellite, a coffee maker, a work desk, a hair dryer, an iron/ironing board, an alarm clock with docking station, and air conditioning. Guestroom bathrooms have a three-fixture configuration and offer tub/shower, sink, and toilet. Walls in the tub/shower and floors are ceramic tiled. Additionally, the Homewood Suites Carlsbad Property has a fitness center, equipped with free weights and cardio machines, outdoor courtyard with a heated pool and whirlpool spa, business center, free hot breakfast and 1,524 square feet of meeting space.

The Homewood Suites Carlsbad Property has an affiliation with Homewood Suites by Hilton, through a franchise agreement with Hilton Franchise Holding LLC. As part of the acquisition, the borrower sponsors entered into a new 20-year franchise agreement with Hilton Franchise Holding LLC which triggered a change of ownership PIP to be completed by the related borrower. The borrower sponsors plan an approximately $4.5 million (approximately $31,000 / key) PIP that is estimated to be completed before peak summer season in 2025. A majority of the renovation dollars are earmarked for a complete renovation of guestrooms to include new carpet, drapes, beds, and bedding. The kitchenettes will receive new washing machines, refrigerators, countertops, and flooring (only the cabinets will remain). In addition, bathrooms will receive new tile and tub surrounds. All public spaces will be renovated including the breakfast area, meeting rooms, and lobby.

The Homewood Suites Carlsbad Property has consistently outperformed its STR competitive set, experiencing over 100.0% RevPAR penetration in each of the last four years. The following table presents certain information relating to the Homewood Suites Carlsbad Property:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Homewood Suites Carlsbad(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	75.6%	$166.18	$125.61	81.5%	$178.43	$145.34	107.8%	107.4%	115.7%
2023	77.9%	$170.94	$133.21	79.8%	$176.74	$141.08	102.4%	103.4%	105.9%
TTM(3)	77.0%	$173.98	$134.05	81.7%	$175.16	$143.09	106.0%	100.7%	106.7%
(1)	Data provided by a third-party market research report. The competitive set includes Residence Inn San Diego Carlsbad, Courtyard San Diego Carlsbad, Hyatt Place San Diego/Vista-Carlsbad and Staybridge Suites Carlsbad - San Diego.
(2)	The variances between underwriting, the appraisal and third-party market research report data with respect to Occupancy, ADR and RevPAR at the Homewood Suites Carlsbad Property are attributable to differing reporting methodologies and/or timing differences.
(3)	TTM represents the trailing 12-month period ending July 2024 for the competitive set and August 2024 TTM for the subject property.

Environmental. According to the Phase I environmental assessment dated November 14, 2024, there was no evidence of any recognized environmental conditions at the Homewood Suites Carlsbad Property.

The Market. The Homewood Suites Carlsbad Property is located within the southeast quadrant of Palomar Airport Road and Yarrow Drive, with access and frontage from both, in the City of Carlsbad. Located in north San Diego County along the Pacific coastline, Carlsbad is bordered by the cities of Oceanside to the north, Vista and San Marcos to the east,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 15 – Homewood Suites Carlsbad

Encinitas to the south, and the Pacific Ocean to the west. The city of Carlsbad, home to LEGOLAND California, is approximately 35.0 miles northwest of Downtown San Diego, and roughly 86.0 miles southeast of downtown Los Angeles.

As of November 2024, The Carlsbad/Oceanside submarket comprises approximately 8,200 hotel rooms spread across 84 properties. While San Diego as a whole is characterized by very large hotels (relative to the national norm), the average hotel in Carlsbad/Oceanside contains 98 rooms. That is significantly below the 124 room per building market average, but not a substantial deviation from the national average of approximately 90 rooms per building.

Twelve-month RevPAR in the Carlsbad/Oceanside hotel submarket was modestly up year-over-year as of last September. That is slightly better than the market-wide situation, where RevPAR was essentially flat. Developers are highly active in other parts of the San Diego market. About 2,900 total rooms are underway, representing a market-wide inventory expansion of 4.4%. Nothing is currently under construction in the Carlsbad/Oceanside submarket, reducing supply-side pressure on the Homewood Suites Carlsbad Property. This will further prolong a stretch absent new development, which is now more than three years running. Only two hotels have traded over the past 12 months, below the recent average in what is already a less actively traded submarket.

Notable demand drivers in the market include LEGOLAND California, which is situated in Carlsbad, The Flower Field of Carlsbad, Omni La Costa Golf Courses, and Leo Carrillo Historic Park. LEGOLAND is a 129-acre park that offers family rides, attractions, and shows. In addition, a sister park, LEGOLAND Water Park, opened in May 2010. On the commercial side, Carlsbad is home to several of the biggest golf equipment manufacturing headquarters in the nation including Callaway, Cobra, and Taylor Made.

The following table presents certain information relating to the competition for the Homewood Suites Carlsbad Property:

Competitive Property Summary(1)
Property Name	Year Built	# of Rooms	Transient	Extended Stay	Meeting & Group	2023 Occupancy	2023 ADR	2023 RevPAR
Homewood Suites Carlsbad(2)	2008	145	57%	40%	3%	79.8%	$176.74	$141.08
Residence Inn San Diego Carlsbad	1999	121	57%	40%	3%	80% - 85%	$180 - $200	$160 - $180
Home2 Suites by Hilton Carlsbad	2020	142	57%	40%	3%	85% - 90%	$180 - $200	$160 - $180
Staybridge Suites Carlsbad – San Diego	2015	106	57%	40%	3%	75% - 80%	$180 - $200	$140 - $160
Total/Wtd. Avg.		514				81.8%	$186.55	$152.66
(1)	Source: Appraisal.
(2)	The variances between underwriting, the appraisal and third-party market research provider data with respect to Occupancy, ADR and RevPAR at the Homewood Suites Carlsbad Property are attributable to differing reporting methodologies and/or timing differences.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 15 – Homewood Suites Carlsbad
Operating History and Underwritten Net Cash Flow
	2022	2023	TTM 8/31/2024	Underwritten	Per Room(1)	% of Total Revenue
Occupancy	81.5%	79.8%	81.7%	81.7%
ADR	$178.43	$176.74	$175.16	$175.16
RevPAR	$145.34	$141.08	$143.09	$143.09
Room Revenue	$7,691,855	$7,466,774	7,593,966	$7,573,217	$52,229	99.2%
Other Income(2)	50,493	58,262	63,797	63,797	440	0.8
Total Revenue	$7,742,348	$7,525,036	$7,657,763	$7,637,014	$52,669	100.0%
Room Expense	1,702,299	1,712,675	1,735,156	1,730,415	11,934	22.7
Other Income Expense	10,432	755	263	263	2	0.0
Total Departmental Expenses	$1,712,731	$1,713,430	$1,735,419	$1,730,678	$11,936	22.7%
Gross Operating Income	$6,029,617	5,811,606	5,922,344	$5,906,336	$40,733	77.3%
Total General Expenses	$2,683,277	$2,919,427	$2,976,031	$2,928,263	$20,195	38.3%
Net Operating Income	$3,346,340	$2,892,179	$2,946,313	$2,978,073	$20,538	39.0%
FF&E	309,694	301,001	306,311	305,481	$2,107	4.0
Net Cash Flow	$3,036,646	$2,591,178	$2,640,002	$2,672,593	$18,432	35.0%
(1)	Per Room values are based on 145 rooms.
(2)	Other Income includes sundry shop, guest parking and miscellaneous income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Contacts
Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Schmidt - Director	daniel.schmidt@barclays.com	(212) 528-7479

Sammy Hamididdin - Director	sammy.hamididdin@barclays.com	(212) 526-4751

Kara Foley – Vice President	kara.foley@barclays.com	(212) 526-4972

Barclays CMBS Trading
David Kung - Director	david.kung@barclays.com	(212) 528-7374

Peter Taylor - Director	peter.w.taylor@barclays.com	(212) 526-1528

Barclays Securitized Products Syndicate
Brian Wiele – Managing Director	brian.wiele@barclays.com	(212) 412-5780

Sean Foley - Director	sean.foley@barclays.com	(212) 412-5780

Societe Generale CMBS Capital Markets & Banking
Jim Barnard - Director	jim.barnard@sgcib.com	(212) 278-6263

Justin Cappuccino - Director	justin.cappuccino@sgcib.com	(212) 278-6393

Russell Yu – Vice President	russell.yu@sgcib.com	(212) 278-5467

BMO CMBS Capital Markets and Banking
David Schell – Managing Director	david.schell@bmo.com	(347) 996-0721

Andrew Noonan – Managing Director	andrew.noonan@bmo.com	(347) 466-3147

Ravish Kamath - Director	ravish.kamath@bmo.com	(347) 668-1507

Deutsche Bank CMBS Capital Markets and Banking
Lainie Kaye – Managing Director	lainie.kaye@db.com	(212) 250-5270

Daniel Penn - Director	daniel.penn@db.com	(212) 250-5149

KeyBank CMBS Capital Markets and Banking
Joe DeRoy, Jr. – Senior Vice President	joe_a_deroy@keybank.com	(913) 317-4230

Jeffrey Watzke – Senior Vice President	jeffrey_d_watzke@keybank.com	(312) 730-2795

Kathy Messmer – Vice President	kathy_messmer@keybank.com	(913) 317-4153

Citigroup CMBS Capital Markets and Banking
Raul Orozco – Managing Director	raul.d.orozco@citi.com	(212) 723-1295

Rick Simpson – Managing Director	richard.simpson@citi.com	(212) 816-5343

Wells Fargo Real Estate Securitization and Capital Markets
Brigid Mattingly – Managing Director	brigid.mattingly@wellsfargo.com	(312) 269-3062

Sean Duffy – Managing Director	sean.duffy@wellsfargo.com	(312) 827-1518

Dan Thomas – Vice President	daniel.p.thomas@wellsfargo.com	(212) 214-2813

UBS CMBS Capital Markets and Banking
Nicholas Galeone – Managing Director	nicholas.galeone@ubs.com	(212) 713-8832

Siho Ham – Managing Director	siho.ham@ubs.com	(212) 713-1278

Michael Barbieri – Executive Director	michael.barbieri@ubs.com	(212) 713-1181

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
156